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                                                               Exhibit 10.28

                             COLLABORATION AGREEMENT

                                 BY AND BETWEEN

                                   AMGEN INC.

                                       AND

                                   HYSEQ, INC.

                         (d.b.a. HYSEQ PHARMACEUTICALS)

                                 JANUARY 8, 2002



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                             COLLABORATION AGREEMENT


        THIS COLLABORATION AGREEMENT (the "Agreement") is made effective as of January 8, 2002 (the "Effective Date") by and between AMGEN INC., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799 ("Amgen") and HYSEQ, INC., d.b.a. HYSEQ PHARMACEUTICALS, a Nevada corporation having its principal place of business at 670 Almanor Avenue, Sunnyvale, California 94085-1710 ("Hyseq"). Amgen and Hyseq are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

        WHEREAS, Amgen has developed certain technology and know-how which relates to a protein known as Alfimeprase;

        WHEREAS, Hyseq has technology and know-how and significant experience and expertise in the research and development of pharmaceutical products that may be particularly well suited to develop and market a product such as Alfimeprase;

        WHEREAS, Hyseq now wishes to collaborate with Amgen in the further research, development and commercialization of Alfimeprase on the terms and conditions set forth herein;

        WHEREAS, the Parties believe it to be in their mutual interest to combine their mutual experience, know-how and expertise and to grant each other such intellectual property licenses and other rights as are necessary to diligently continue the research and development begun by Amgen so as to commercialize Alfimeprase or one or more products resulting from the aforesaid continuing research and development.

        NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        Capitalized terms used but not otherwise defined herein have the meanings provided in EXHIBIT A hereto.

                                    ARTICLE 2
                            COLLABORATION GOVERNANCE

        2.1 COLLABORATION. The Parties agree to jointly Develop and Commercialize Collaboration Products under the terms of this Agreement.




                                       1.

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        2.2 STEERING COMMITTEE. As soon as practicable following the Effective
Date, the Parties shall establish a Committee (the "Steering Committee") comprised of two (2) senior officers or managers from each of Hyseq and Amgen. The Steering Committee shall follow the organizational and meeting procedures set forth in Section 2.4.

        2.3 STEERING COMMITTEE RESPONSIBILITIES. The Steering Committee shall be responsible for overseeing and managing the collaboration, including, without limitation the following functions:

        (a) determining the overall strategy for the Development, manufacturing and Commercialization of all Collaboration Products in the manner contemplated by this Agreement;

        (b) establishing a governance structure for and coordinating the activities of the Parties hereunder including, to the extent necessary, establishing certain operating committees to oversee certain activities such as Development, finance, manufacturing and Commercialization (the operating committees shall be subordinate to the Steering Committee and shall include individuals with expertise and responsibilities in the relevant areas);

        (c) reviewing and approving the Program Plan;

        (d) reviewing the activities and Collaboration Expenditures compared to the Program Plan and determining whether any changes are necessary, given the then-current progress and results;

        (e) approving target product profiles for Collaboration Products, including indications, in addition to peripheral arterial occlusion (PAO), for which the Collaboration Products will be further Developed and Commercialized;

        (f) determining which Collaboration Products will be Developed and Commercialized;

        (g) facilitating the exchange of all data, Information, Materials or results relating to Collaboration Products, including developing report formats to facilitate the respective activities and responsibilities of the Parties; and

        (h) performing such other functions as appropriate to further the purposes of the collaboration as determined by the Parties.

        2.4 DECISION MAKING; ADMINISTRATIVE MATTERS.

        (a) Decision Making. All decisions of the Steering Committee shall be made by the [***] of Hyseq and Amgen, with the representatives of each Party who are members of the Steering Committee collectively having one vote in any matter requiring the approval of the Steering Committee.

        (b) Dispute Resolution. If the Steering Committee is unable to reach [***] agreement on any issue within a period of forty-five (45) days after receiving notification of such dispute


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                                       2.
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regarding any aspect under this Agreement, then the final decision-making authority for any such matter shall be determined, depending upon the subject matter of the unresolved issue, as follows:

                (i) Development decisions: Other than as set forth in this
        Section 2.4(b)(i), Hyseq shall have final decision-making authority with respect to the generation and implementation of the Development Plan, after reasonably considering in good faith any concerns raised or comments provided by Amgen. This authority shall apply to all Development decisions, with the exception of the following issues, which will at all times require [***] consent of the Steering Committee: setting product specifications and product forecasts (as detailed in the Development Plan and/or Commercial Plan sections of the Program Plan); setting the [***] charged to the Operating Profit or Loss account; and deciding whether to [***] for the generation of sufficient clinical data to file for and obtain Regulatory Approval of a first Collaboration Product.

                (ii) Manufacturing decisions: Other than as set forth in this
        Section 2.4(b)(ii), the Manufacturing Lead shall have final decision-making authority with respect to the generation and implementation of the Process Development/Manufacturing Plan, after reasonably considering in good faith any concerns raised or comments provided by the other Party. This authority shall apply to all manufacturing decisions, with the exception of the following issues, which will at all times require [***] consent of the Steering Committee: setting product specifications and product forecasts (as detailed in the Development Plan and/or the Commercial Plan sections of the Program
        Plan); and setting the [***] charged to the Operating Profit or Loss account.

                (iii) Regulatory decisions: Other than as set forth in this
        Section 2.4(b)(iii), the Regulatory Lead for an indication shall have final decision-making authority with respect to the generation and implementation of the Regulatory Plan during the time period for which it is responsible (i.e. pre- or post-Transition Date), after reasonably considering in good faith any concerns raised or comments provided by the other Party. This authority shall apply to all regulatory decisions, with the exception of the following issues, which will at all times require [***] consent of the Steering Committee: setting the [***] charged to the Operating Profit or Loss account; and Recalling Collaboration Products (provided that regulatory timeframes or safety considerations do not require early action by a Party before action by the Steering Committee).

                (iv) Commercialization decisions: Other than as set forth in this Section 2.4(b)(iv), the Commercial Lead shall have final decision-making authority with respect to the generation and implementation of the Commercial Plan, after reasonably considering in good faith any concerns raised or comments provided by the other Party. This authority shall apply to all Commercialization decisions, with the exception of the following issues, which will at all times require [***] consent of the Steering Committee: setting the [***] charged to the Operating Profit or Loss account.



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                (v) All other decisions: The Parties shall attempt to resolve disputes concerning matters not listed in (i)-(iv) above in accordance with the provisions of Article 17, below.

For the avoidance of doubt, control of a final decision-making authority for any aspect of the Program Plan as set forth in Sections 2.4(b)(i)-(iv) shall not relieve the Party with such control from any of its representations, warranties and/or covenants as set forth in Article 13 nor shall it enable such Party to unilaterally modify or amend the terms of this Agreement.

        (c) Administrative Matters. The Steering Committee shall establish its own procedural rules for its operation, consistent with the terms of this
Section 2.4. A chairperson for the Steering Committee shall be appointed from among its members. The chairperson shall be appointed on an annual basis and shall alternate each Calendar Year between a Hyseq representative and an Amgen representative, with Hyseq being responsible for designating the chairperson for the first Calendar Year after the Effective Date. The chairperson shall be responsible for calling meetings of the Steering Committee and for leading the meetings. A Steering Committee member of the Party hosting a meeting of the Steering Committee shall serve as secretary of that meeting. Within ten (10) business days following each meeting, the secretary of such meeting shall prepare and distribute to all members of the Steering Committee the minutes of the meeting. Such minutes shall provide a reasonably detailed description of the meeting discussions and a list of any actions, decisions or determinations approved by the Steering Committee. The minutes of each Steering Committee meeting shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed to the members of the Steering Committee by the chairperson.

        (d) Meetings. The Steering Committee shall meet at least semi-annually per Calendar Year. Such meetings shall alternate between Amgen and Hyseq locations and be held at such times as are mutually agreed upon by the Steering Committee and shall be conducted in person, unless approved by the chairperson to conduct such meetings by video conference or teleconference. The first meeting shall be held at Amgen's facilities.

        (e) Attendance at Meetings. If a Party's representative is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting. In addition, each Party may, at its discretion (and with the consent of the other Party), invite additional employees, consultants or scientific advisors to attend any Steering Committee meetings.

                                    ARTICLE 3
                                   DEVELOPMENT

        3.1 DEVELOPMENT. Following the Effective Date, the Parties shall undertake Development of the Collaboration Products in the manner contemplated in this Agreement. To the extent applicable, each Party agrees to maintain all regulatory and governmental permits, licenses and approvals and to comply with all laws, rules and regulations that are applicable to each such Party's activities and the particular stage of Development of the Collaboration



                                       4.
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Products including, without limitation, GLPs, GCPs and GMPs, as such standards are defined in accordance with the applicable guidance and regulations including the International Conference of Harmonization (ICH), the U.S. Food, Drug and Cosmetic Act, 21 C.F.R.(s) 210 et seq. and the regulations promulgated thereunder, and any amendments thereto and the regulations promulgated thereunder, and the equivalent laws, rules and regulations of other countries in the Territory.

        3.2 HYSEQ RESPONSIBILITIES.

        (a) Hyseq shall be designated as the "Development Lead." Hyseq shall be responsible for preparing and submitting the Development Plan section of the Program Plan to and for approval by the Steering Committee, and shall update the Development Plan on an annual basis, in time for the annual budget cycle of each of the Parties; provided however, it is acknowledged and agreed that the Development Plan may need to be modified from time-to-time between annual updates, based upon the results of clinical trials and other unanticipated events. [***]. Hyseq shall have responsibility for all aspects of Developing the Collaboration Products in the Territory, including making all strategic and tactical decisions with respect thereto in accordance with the Development Plan and establishing the methods and means by which it performs its services under this Agreement (including the management of permitted subcontractors, pursuant to Section 18.7). Hyseq [***] in accordance with the Development Plan approved by the Steering Committee, [***].

        (b) Upon the request of Hyseq, Amgen [***], to assume certain Development responsibilities in support of Hyseq's carrying out the activities within the Development Plan. Prior to assuming any such responsibility, Amgen shall provide to Hyseq, for approval by the Steering Committee and inclusion within the Development Plan, the estimated budget for carrying out any such responsibility and may thereafter charge the Operating Profit or Loss account for any approved expenditures.

        (c) Each Party shall be responsible for carrying out its assigned activities in accordance with the Development Plan. These activities shall include, without limitation (i) investigating peripheral arterial occlusion as the primary indication for which Collaboration Products will be developed, and identifying other indications for which Collaboration Products will be Developed; (ii) identifying and carrying out all major Development tasks to be conducted prior to submission of filings for Regulatory Approval of a Collaboration Product for a particular indication; (iii) identifying key Development objectives, expected associated resources, risk factors, timelines, go/no go decision points and relevant decision criteria; (iv) carrying out all aspects of (e.g., designing studies and protocols and conducting), and preparing the associated Regulatory Plan for, all clinical trials necessary to obtain Regulatory Approval for each indication pursued, as well as establishing new dosage forms, new formulations or other enhancements of approved Collaboration Products (but excluding Post-Approval Clinical Studies) including, but not limited to (1) establishing/contracting with clinical sites, investigators and CROs, (2) enrolling clinical study patients, (3) organizing investigator meetings, scientific meetings, advisory panel workshops and regulatory meetings, and (4) analyzing, summarizing



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and presenting clinical study results; (v) performing any other additional research and pre-clinical research in support of the clinical development of Collaboration Products; (vi) forecasting clinical manufacturing production requirements; (vii) Regulatory Authority reporting on study design, study outcome, other communications and regulatory filings (to the extent not covered by a Regulatory Plan); (viii) establishing material transfer and collaboration agreements, pursuant to Section 9.13, prior to the Transition Date of the first Collaboration Product; and (ix) preparing publications and presentations of data regarding Collaboration Products generated prior to the Transition Date of a Collaboration Product.

        3.3 INFORMATION AND DATA. Hyseq shall promptly disclose to Amgen all material scientific or technical information relating to any Collaboration Product that it discovers in the course of Development activities, promptly after it is learned or its materiality is appreciated. Hyseq shall maintain a database which contains (a) all clinical trial data accumulated from clinical trials of all Collaboration Products, (b) all safety data, and (c) all adverse reaction information for all Collaboration Products during Development. On an annual basis, Hyseq shall provide Amgen with written summaries of all pre-clinical and clinical data generated by Hyseq with respect to Collaboration Products, as well as all such pre-clinical and clinical data in computer readable format requested by Amgen. Amgen shall be entitled to have access, during regular business hours and upon reasonable advance notice, to such pre-clinical and clinical data maintained by Hyseq (including all clinical trial databases, in a computer readable format requested by Amgen). The Parties shall each own an undivided one-half (50:50) interest in all data and Information generated as part of the Development of Collaboration Products, including all data accumulated from all clinical trials of each Collaboration Product.

        3.4 AUDIT. Amgen shall have the right to conduct reasonable quality assurance audits with respect to all facilities, operations and laboratories (and any records related thereto) of Hyseq or Third Party subcontractors, where Development activities are conducted, as is reasonably necessary solely for the purpose of verifying Hyseq's conformance with applicable cGMP, cGLP, cGCP and other regulatory requirements. Hyseq shall have the right to conduct reasonable quality assurance audits with respect to all facilities, operations and laboratories (and any records related thereto) of Amgen where Development activities are conducted, [***] to permit Hyseq to carry out its activities as Development Lead and/or Regulatory Lead and/or Commercial Lead (as determined hereunder). Such audits shall be conducted upon reasonable notice during reasonable business hours.

                                    ARTICLE 4
                                   REGULATORY

        4.1 REGULATORY LEAD. The Development Lead (Hyseq) shall be responsible for all regulatory matters for Development, i.e., concerning each indication for a Collaboration Product prior to the Transition Date for such Collaboration Product in such indication. On an indication-by-indication basis, the Commercial Lead (as determined pursuant to Sections 5.1 and 5.8) shall be responsible for all regulatory matters for Commercialization, i.e., concerning each indication for a Collaboration Product upon the Transition Date for such Collaboration Product in each such indication including, without limitation, the filing and support of any Drug Approval



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Applications and matters concerning Post-Approval Clinical Studies. Each Party having responsibility for regulatory matters during the time periods (pre- and post-Transition Date) as set forth in this Section 4.1 shall be designated as the "Regulatory Lead" for such regulatory matters during such time periods.

        4.2 RESPONSIBILITIES AND RIGHTS OF REGULATORY LEAD. During the time period for which it is responsible for regulatory matters, the Regulatory Lead for an indication shall be the trial sponsor with Regulatory Authorities and shall be responsible for preparing and submitting, with respect to such indication, a draft Regulatory Plan section of the Program Plan to the Steering Committee for its approval, as well as updating the Regulatory Plan on an annual basis, in time for the annual budget cycle of each of the Parties; provided however, it is acknowledged and agreed that the Regulatory Plan may need to be modified from time-to-time between annual updates, based upon the results of clinical trials and other unanticipated events. [***]. With respect to regulatory matters for which it is responsible, the Regulatory Lead for an indication shall have the right to monitor, review and direct all aspects of regulatory matters regarding Collaboration Products for such indication in the Territory, including making all strategic and tactical decisions with respect thereto (in accordance with the Regulatory Plan) and establishing the methods and means by which it performs such services, including the management of permitted subcontractors, pursuant to Section 18.7. In accordance with Section 4.7, the Regulatory Lead shall have responsibility for all associated official correspondence, communications and Regulatory Filings with Regulatory Authorities regarding such matters. The Regulatory Lead shall not transfer title in or otherwise attempt in any manner to dispose of any Regulatory Filings or Regulatory Approvals or other governmental licenses, approvals or certificates for Collaboration Products in the Territory, or otherwise impair the other Party's rights in such Regulatory Filings or Regulatory Approvals, or other governmental licenses, approvals or certificates.

        4.3 TRANSFER OF IND. As of the Effective Date, Amgen owns in its own name a certain IND filing for Alfimeprase in the Territory, which is set forth in Exhibit C. Subject to Amgen's rights pursuant to this Agreement, Amgen hereby assigns to Hyseq Amgen's entire right, title and interest in and to such IND set forth in Exhibit C; Hyseq shall then assume all responsibility (and become the sponsor and party of record) for regulatory matters therewith, and shall thereafter be designated the "Regulatory Lead" therefor. Hyseq, in consultation with Amgen, shall prepare, file and maintain all regulatory documentation and perform all applicable regulatory activities for each Collaboration Product prior to its respective Transition Date. No later than [***] after the Effective Date, Amgen shall notify Regulatory Authorities in the Territory of the transfer and [***] shall take all actions reasonably necessary to effect or evidence the transfer of such IND to Hyseq. For the avoidance of doubt, the transfer of such IND shall not be effective to transfer to Hyseq the ownership of or the right to practice any Amgen Material and Manufacturing Information. Notwithstanding anything to the contrary in this Agreement, Hyseq shall have the right to receive from Amgen, and Amgen shall provide to Hyseq, any regulatory data or information to which Hyseq, as the holder of any IND in the Territory, is required by law, rule, regulation or a Regulatory Authority having jurisdiction in the Territory, to have access, or which Hyseq reasonably requires in order to carry out its responsibilities as Development Lead and/or Regulatory Lead and/or Commercial

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Lead; [***] such law, rule, regulation or Regulatory Authority [***] carry out its responsibilities as Development, Regulatory and/or Commercial Lead.

        4.4 DRUG APPROVAL APPLICATIONS.

        (a) After the Transition Date for a Collaboration Product in an indication, the Commercial Lead shall become the Regulatory Lead with respect to such indication, with responsibility for filing Drug Approval Applications and seeking Regulatory Approvals for such Collaboration Product in the Territory.

        (b) To the extent that it is the Commercial Lead, Amgen shall have the right to receive from Hyseq, and Hyseq shall provide to Amgen any regulatory data or information which Amgen requires to file the Drug Approval Applications, or to which Amgen, as the holder of any Drug Approval Applications in the Territory, is required by law, rule, regulation or a Regulatory Authority having jurisdiction in the Territory, to have access, or which Amgen reasonably requires in order to carry out its responsibilities as Commercial Lead; but Amgen shall only be entitled to use such regulatory data or information to the extent it is reasonably required for Amgen to carry out its responsibilities as Commercial Lead or as a Regulatory Lead. To the extent that Amgen is the Commercial Lead, Hyseq shall also grant Amgen a right of access and reference to (and name it a party of record on) all INDs and shall promptly notify Regulatory Authorities in the Territory of (and as soon as is reasonably practicable thereafter take all actions reasonably necessary to effect or evidence) the right of access and reference to (and naming Amgen as a sponsor and party of record on) such INDs.

        (c) Prior to submitting any Drug Approval Application the Commercial Lead, through the Steering Committee, shall consult with the other Party about the content and scope of such Drug Approval Applications. The Commercial Lead shall own (be the sponsor and party of record of) all Drug Approval Applications for Collaboration Products in the Territory.

        4.5 TRANSFER OF REGULATORY FILINGS AND REGULATORY APPROVALS. If ownership of a Regulatory Filing or Regulatory Approval in any country cannot be transferred from the owning Party to the other Party pursuant to any one of Sections 4.3, 4.4(b), 5.8(b), 16.9(a)(iii) or 16.9(c)(ii), the owning Party shall grant to the other Party an exclusive right of access and reference to such Regulatory Filing or Regulatory Approval in such country in order to enable the other Party to become a sponsor and party of record of an IND. If such right of access and reference is not sufficient to permit the other Party to file a Drug Approval Application and receive Regulatory Approval or to Develop, manufacture or Commercialize a Collaboration Product, the owning Party shall provide the other Party with any and all information necessary for the other Party to carry out such activities and to receive Regulatory Approval in its own name.

        4.6 ADVERSE EVENT REPORTING; CUSTOMER COMPLAINTS.

        (a) Each Party shall maintain a record of all non-medical and medical product-related complaints and reports of adverse events that it receives with respect to any Collaboration Product. Each Party shall notify the other Party of any complaint received by it and, within


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[***] (but, in the event of serious adverse events, [***]) of the initial receipt, provide the other Party with a copy of such complaint(s) and adverse event reports.

        (b) On an indication-by-indication basis, after the Effective Date and prior to the Transition Date for a Collaboration Product in an indication, Hyseq (as the IND sponsor and party of record) shall be responsible for reporting to Regulatory Authorities any adverse experience and safety issues for such Collaboration Product in compliance with the requirements of the U.S. Food, Drug and Cosmetic Act, 21 USC Section 321 et seq., the regulations promulgated thereunder, and the equivalent, laws, rules and regulations in the Territory and shall promptly thereafter provide Amgen with a copy of such report.

        (c) On an indication-by-indication basis, after the Transition Date for a Collaboration Product, the Commercial Lead shall be responsible (as the sponsor and party of record) for reporting to Regulatory Authorities any adverse experience and safety issues regarding such Collaboration Product in compliance with the requirements of all applicable laws and regulations (including the FD&C Act and the PHS Act, and any amendments thereto and the regulations promulgated thereunder, and the equivalent laws, rules and regulations of other countries in the Territory) and shall promptly thereafter provide the other Party with a copy of such report. To the extent Hyseq is conducting clinical studies for a new indication (after the Transition Date for such Collaboration Product in a different indication), Hyseq shall provide Amgen (to the extent Amgen is the Commercialization Lead) with a report of any related adverse events that need to be reported to the Regulatory Authorities.

        4.7 COMMUNICATIONS.

        (a) The Regulatory Lead for an indication shall have exclusive responsibility for all correspondence and for any official of communication (except as the other Party may be required by applicable laws or regulations or a Regulatory Authority to communicate) regarding such indication with applicable Regulatory Authorities in the Territory and the other Party shall have the right to be present (and to participate at the request of the Regulatory Lead or the Regulatory Authority) at all face-to-face meetings and scheduled conference calls regarding significant clinical events or decisions. If one Party is required by applicable laws or regulations or a Regulatory Authority to disclose information to such Regulatory Authority having jurisdiction in the Territory, including information regarding the manufacture of Collaboration Products, such Party will notify the other Party before communicating with the Regulatory Authority.

        (b) After the Effective Date and prior to the Transition Date for a Collaboration Product in an indication, and with respect to such indication, Amgen (to the extent it is the Manufacturing Lead) will reasonably cooperate with Hyseq to make and provide copies of any direct communications by Amgen with the Regulatory Authorities having jurisdiction in the Territory regarding the manufacture of any Collaboration Product by Amgen for supply to Hyseq; provided however, that Amgen's obligation to provide Hyseq with Amgen Material and Manufacturing Information is limited to the circumstance where the information is reasonably required for Hyseq to carry out its responsibilities as Development Lead and/or Regulatory Lead and/or Commercial Lead, or is required by law, rule, regulation or a Regulatory Authority having



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jurisdiction in the Territory, to have access; but Hyseq shall only be entitled to use such information to the extent required by such law, rule, regulation or Regulatory Authority or to the extent reasonably required to carry out its responsibilities as Development, Regulatory and/or Commercial Lead. For so long as Amgen is supplying Hyseq with Collaboration Products hereunder, Amgen shall have the right to be present at all meetings and to participate in telephone calls with Regulatory Authorities having jurisdiction in the Territory wherein the CMC contained in any Regulatory Filing is to be discussed.

        (c) After the Transition Date for a Collaboration Product in an indication, and with respect to such indication, the Commercial Lead (as the Regulatory Lead) shall have exclusive responsibility for all correspondence and for any official communications (except as the other Party may be required by applicable laws or regulations or a Regulatory Authority to communicate) with Regulatory Authorities in the Territory (e.g., annual reports, filing of Promotional Materials) consistent with all applicable laws and regulations (including the FD&C Act and the PHS Act, and any amendments thereto and the regulations promulgated thereunder) and the equivalent regulations of any country in the Territory. The other Party shall have the right to be present (and to participate at the request of the Commercial Lead or the Regulatory Authority) at all face-to-face meetings and scheduled conference calls regarding significant clinical events or decisions. Except as may be required by applicable laws and regulations, or requested by the Commercial Lead or any Regulatory Authority having jurisdiction in the Territory, the other Party shall not communicate regarding any Collaboration Product with any Regulatory Authority having jurisdiction in the Territory. The other Party shall keep the Commercial Lead informed of any such required communications. The other Party shall provide the Commercial Lead with all information regarding ongoing activities (in clinical trials, etc.) that the Commercial Lead needs to fulfill the reporting requirements to Regulatory Authorities for the Collaboration Products.

        (d) Each Party shall promptly notify the other Party of and provide such other Party with a copy of any correspondence or other reports or complaints submitted to or received from any Regulatory Authority, or other Third Party claiming that any Promotional Materials are inconsistent with the Product Labeling or are otherwise in violation of any applicable laws and regulations (including the FD&C Act, the PHS Act, and any amendments thereto and the regulations promulgated thereunder) and the equivalent regulations in the Territory.

        4.8 APPLICATIONS FOR REGULATORY EXCLUSIVITY. The Parties recognize that exclusivity rights granted or provided for under regulatory laws of the countries of the Territory may be commercially significant to Collaboration Products. To the extent permitted by law, as between the Parties, the Commercial Lead shall have the exclusive right to file for, request and maintain any regulatory exclusivity rights for Collaboration Products in the Territory (including without limitation regulatory exclusivity rights based upon an orphan drug designation of a Collaboration Product) and to conduct and prosecute any proceedings or actions to enforce such regulatory exclusivity rights.

        4.9 RECALLS.



                                      10.
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        (a) The Parties shall exchange their internal standard operating procedures, if any, as to product recalls ("SOPs") reasonably promptly after the Effective Date and thereafter reasonably promptly after such SOPs are approved or modified. If either Party becomes aware of information about quantities of Collaboration Product supplied by the Manufacturing Lead to the other Party which may not conform to the specifications for such Collaboration Product then in effect pursuant to the Program Plan, or for which there are potential adulteration, misbranding and/or other issues regarding safety or effectiveness, or for which the Collaboration Product itself is alleged or proven to be the subject of a Recall in any country in the Territory, it shall promptly so notify the other Party and the Party having the right to control such a Recall pursuant to Section 4.9(b) below may take [***] with notice to the Steering Committee when the regulatory timeframes or public safety considerations so require. In all other circumstances Recalls can only be made by [***] consent of the Steering Committee and shall be made by the Party having the first right to control a Recall pursuant to Section 4.9(b), below. The Steering Committee will meet (in person, by telephone or otherwise) to discuss such other circumstances and to consider appropriate courses of action, which courses of action with respect to a Recall shall be consistent with the internal SOP of the Party having the first right to control such Recall pursuant to Section 4.9(b) below, and the other Party shall make available to the Party having the first right to control such Recall all pertinent records which the Party having the first right to control such Recall may reasonably request to assist in effecting any Recall.

        (b) With respect to any clinical studies conducted by Hyseq under this Agreement, Hyseq shall have the first right to control a Recall of the Collaboration Product in the Territory. If Hyseq shall elect not to conduct a Recall of the Collaboration Product in the Territory when, in the good faith opinion of Amgen, regulatory timeframes or public safety considerations so require, Amgen shall have the right to conduct such Recall. Other than with respect to any clinical studies conducted by Hyseq under this Agreement, the Commercial Lead shall have the first right to control any Recall of the Collaboration Product in the Territory. If the Commercial Lead shall elect not to conduct a Recall of the Collaboration Product in the Territory when, in the good faith opinion of the other Party, regulatory timeframes or public safety considerations so require, the other Party shall have the right to conduct such Recall. Hyseq and Amgen shall each maintain complete and accurate records of any Recall it has the right to control pursuant to this Section 4.9 for such periods as may be required by legal requirements, but in any event for no less than [***].

        4.10 MANUFACTURING. The Manufacturing Lead shall cooperate with the Regulatory Lead for a Collaboration Product in an indication with respect to Regulatory Authority reporting, other communications and Regulatory Filings regarding such Collaboration Product in such indication and the Manufacturing Lead shall bear initial responsibility for preparing communications relating to manufacturing issues, subject to review by the other Party. In order to help preserve the proprietary nature of Amgen's manufacturing information (e.g., the CMC section contained in any Regulatory Filings), Amgen shall have the right, to the extent permitted by Regulatory Authorities, to file a drug master file with a Regulatory Authority to make the information regarding such manufacturing information available directly to the Regulatory Authority; provided however, that Hyseq (as Development Lead, Regulatory Lead and/or Commercial Lead) shall have the right to access and reference the Regulatory Filing, including



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the CMC section and documentation, to the extent required by law, rule, regulation or a Regulatory Authority having jurisdiction in the Territory or which Hyseq reasonably requires in order to carry out its responsibilities as Development Lead and/or Regulatory Lead and/or Commercial Lead. Hyseq shall only be entitled to use such information to the extent reasonably required by such law, rule, regulation or Regulatory Authority or to carry out its responsibilities as Development, Regulatory and/or Commercial Lead.

                                    ARTICLE 5
                                COMMERCIALIZATION

        5.1 IDENTIFICATION OF COMMERCIAL LEAD AND CO-DETAILER. Unless Amgen elects to exercise its option right to convert its Commercial Lead right to a Co-Detailer right pursuant to Section 5.8, reference herein to "Commercial Lead" shall mean Amgen and reference to "Co-Detailer" shall mean Hyseq. If Amgen exercises its option pursuant to Section 5.8, reference to "Commercial Lead" shall mean Hyseq and reference to "Co-Detailer" shall mean Amgen.

        5.2 RESPONSIBILITIES AND RIGHTS OF THE COMMERCIAL LEAD. The Commercial Lead shall be responsible for preparing and submitting the Commercial Plan section of the Program Plan to the Steering Committee (within [***] after the filing of a first BLA for a first Collaboration Product for an indication) for its approval, as well as updating the Commercial Plan [***]; provided however, it is acknowledged and agreed that the Commercial Plan may need to be modified from time-to-time, [***], upon the occurrence of unanticipated events. [***]. The Commercial Lead shall have responsibility for all aspects of Commercializing Collaboration Product(s) in the Territory, including making all strategic and tactical decisions with respect thereto in accordance with the Commercial Plan and establishing the methods and means by which it performs such services (including the management of permitted subcontractors, pursuant to Section 18.7). Each Party shall be responsible for carrying out its assigned activities in accordance with the Commercial Plan. These activities shall include, without limitation: (a) Commercial strategies (e.g., strategies for regulatory, branding, product positioning, pre-launch (e.g., market research), launch and post-launch marketing and promotion, pricing and reimbursement and field sales force optimization); (b) packaging, labeling and language to be included in the package insert; (c) forecasting sales and Commercial manufacturing production requirements; (d) creating and developing Promotional Materials regarding Collaboration Products which are intended for distribution to Third Parties (including medical professionals) and to the Parties' respective sales forces;
(e) Promotion; (f) Detailing (subject to the Co-Detailer's limited right as set forth in Section 5.3), including setting sales force staffing levels and Detailing levels (including the relative proportion of required primary Details); (g) sales and distribution including booking sales (i.e., recognizing all revenues), taking orders and distributing, contracting, handling of returns, handling all aspects of order processing, invoicing and collecting, warehousing, documenting inventory and receivables and collecting prescription tracking, call reporting, handling data regarding sales to hospitals and other end users (e.g., DDD data) and handling all other customer service-related functions); (h) level of sampling; (i) selecting, obtaining and maintaining generic names and Product Trademarks; (j) licensing or otherwise acquiring rights to intellectual property from Third Parties (but excluding anything covered by Section 6.8); (k) preparing and filing Drug Approval Applications for all



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clinical studies; (l) supervising and training of (and coordinating sales briefing meetings and disseminating information, including all communications related to marketing and Promotion) and otherwise aligning sales force operations by and between sales representatives of both Parties as may be required to Detail Collaboration Products as provided herein; (m) establishing target call lists; (n) carrying out all aspects of (e.g., designing studies and protocols) conducting, and preparing the associated Regulatory Plan for all Post-Approval Clinical Studies; (o) preparing publications and presentations of data regarding Collaboration Products generated upon or after the Transition Date of the first Collaboration Product and (p) establishing collaboration and material transfer agreements, pursuant to Section 9.13, upon or after the Transition Date of the first Collaboration Product.

        5.3 LIMITED CO-DETAILING RIGHTS OF CO-DETAILER.

        (a) At its request, the Co-Detailer shall have a limited secondary right, but not the obligation, to deploy a supportive sales force in the United States to co-Detail Collaboration Products, [***]. For the avoidance of doubt, in the event the Co-Detailer elects not to deploy a supportive sales force, the Co-Detailer shall retain its designation as "Co-Detailer" hereunder and its rights and obligations will not otherwise be limited or restricted (including the rights of a "Co-Detailer" under this Agreement); provided however that if the Co-Detailer later elects to deploy a supportive sales force the Commercial Lead shall transition activities to the Co-Detailer in an orderly manner that will not adversely affect product sales or profitability of the Collaboration Products. All such co-Detailing efforts by the Co-Detailer shall be under the coordination, direction and approval of the Commercial Lead (after consultation with the Co-Detailer). Such coordination, direction and approval shall include, without limitation, the following terms and conditions.

                (i) The Co-Detailer's sales force shall only Detail a Collaboration Product in the United States.

                (ii) The Co-Detailer's sales force shall be [***] (e.g., whether or not such supportive sales force representatives shall double call on customers already called on by sales force representatives of the Commercial Lead), provided however, that notwithstanding the above, the supportive sales force representatives shall not call on national accounts.

                (iii) The Co-Detailer's sales force shall jointly Detail with the sales force of the Commercial Lead under a single Product Trademark in accordance with the Commercial Plan including, without limitation, being trained by and using the field sales force materials (including, without limitation, Promotional Materials) and systems of the Commercial Lead.

                (iv) The Co-Detailer's sales force shall only Detail a Collaboration Product [***].

                (v) The number of representatives within the Co-Detailer's sales force shall be determined as follows:



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                (1) in any succeeding Calendar Year following a Calendar Year in which the U.S. annual Net Sales of Collaboration Products shall have been below or equal to [***], the number of representatives within the Co-Detailer's sales force for any such succeeding Calendar Year shall be approximately [***] of the estimated total number of representatives within the combined field sales force of both Parties, as set forth in such Commercial Plan; and

                (2) in any succeeding Calendar Year following a Calendar Year in which the U.S. annual Net Sales of Collaboration Products shall have been above [***], the number of representatives within the Co-Detailer's sales force for any such succeeding Calendar Year shall be approximately [***] of the estimated total number of representatives within the combined field sales force of both Parties, as set forth in such Commercial Plan.

        (b) The Commercial Lead shall determine the minimum level of effort and resources the Co-Detailer shall be directed to commit to individual field activities under Section 5.3(a), provided the overall effort and resources of the Co-Detailer shall be generally proportional to the relative percentage of sales representatives deployed in the United States by the Co-Detailer under
Section 5.3(a)(v).

        (c) Except with the prior written consent of the Commercial Lead, all sales representatives of the Co-Detailer Detailing a Collaboration Product shall be full-time employees of the Co-Detailer. If the Commercial Lead, in good faith, shall determine that any sales representative of the Co-Detailer does not meet the professional standards established by the Commercial Lead for its own sales representatives or is not competent or qualified to carry out the Co-Detailer's responsibilities pursuant to this Section 5.3, the Commercial Lead (at its discretion after consultation with the Co-Detailer) may require the Co-Detailer to [***] from the Detailing of all Collaboration Products.

        (d) If a Collaboration Product is returned to the Co-Detailer, it shall promptly be shipped to the facility responsible for shipment of Collaboration Products in the country in question, to the attention of a department or to another location as may be designated by the Commercial Lead.

        (e) Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party's employees or for any employee benefits. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said other Party's authorized written approval.

        5.4 MEDICAL AND OTHER INQUIRIES. The Commercial Lead shall have responsibility for all correspondence and communication with physicians and other health care professionals and customers in the Territory regarding product complaints (e.g., quality) and all adverse drug experience information and, other than with respect to the Co-Detailer's rights in Section 5.3, all other correspondence and communication with physicians and other health care professionals and customers in the Territory. The Commercial Lead shall keep such records and make such



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reports as shall be reasonably necessary to document such communications in compliance with all applicable regulatory requirements.

        5.5 PROMOTIONAL MATERIALS. The Commercial Lead shall be responsible for the creation, preparation, production and reproduction of all Promotional Materials and for filing, as appropriate, such Promotional Materials with all Regulatory Authorities.

        (a) Upon the other Party's request and to the extent permitted by law, regulation or Regulatory Authorities, the other Party's corporate name and/or logo shall be included on Promotional Materials and Product Labeling in positions of equivalent prominence and frequency with the corporate name and logo of the Commercial Lead.

        (b) In order to maintain the value of the other Party's corporate name and/or logo, when using the other Party's corporate name and/or logo, the Commercial Lead shall maintain such reasonable quality standards as it maintains for its own corporate name and/or logo and shall comply with the other Party's then-current policies regarding use of its corporate name and/or logo. Prior to the use thereof, the Commercial Lead shall provide to the other Party a prototype of any Promotional Materials or Product Labeling which contains the other Party's corporate name and/or logo, so that the other Party may review the manner in which its corporate name and/or logo are used therein. The other Party shall notify the Commercial Lead within ten (10) days after delivery of such prototype, whether the other Party approves or disapproves of the manner of such use and, in the case of disapproval, the specific reasons therefor and an acceptable alternative. In the event the other Party fails to so notify the Commercial Lead within such 10-day period, the other Party shall be deemed to have approved the manner of such use. In the event that (i) the Promotional Materials and Product Labeling comply with Section 5.5(a), but the other Party disapproves of the manner of such use and (ii) the Parties are unable to reach agreement regarding the manner of such use before an applicable regulatory or other legal deadline for submission of Promotional Materials, then the Commercial Lead shall retain the right to print and use, and the other Party agrees to use, to the extent applicable, such Promotional Materials and Product Labeling without the other Party's corporate name and/or logo. The Commercial Lead and other Party shall continue efforts to reach agreement on approving Promotional Materials with the other Party's corporate name and/or logo that comply with Section 5.5(a).

        5.6 COMPLIANCE WITH LAWS, REGULATIONS AND GUIDELINES. Each Party agrees to comply with all applicable laws, rules and regulations (e.g., the FD&C Act, the PHS Act, the U.S. Foreign Corrupt Practices Act and any amendments thereto and the regulations promulgated thereunder, and the equivalent laws, rules and regulations in the Territory) and in all material respects to conform its practices and procedures with, as applicable, the Pharmaceutical Research and Manufacturers of America ("PhRMA") Code of Pharmaceutical Marketing Practices and the American Medical Association ("AMA") Guidelines on Gifts to Physicians from Industry, as the same may be amended from time to time, and equivalent guidelines in the Territory with respect to the Commercialization of Collaboration Products. Each Party shall conduct its business operations and cause each of its employees, representatives and agents to do nothing which such Party knows or reasonably should know would jeopardize the good will or
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                                      15.

Party or the Collaboration Products. Neither Party shall be required to undertake any activity relating to the Commercialization of Collaboration Products that it believes, in good faith, may violate any law or regulations. Each Party shall promptly notify the other Party of and provide to that other Party a copy of any correspondence or other reports with respect to the Promoting or Detailing of Collaboration Products submitted to or received from PhRMA or the AMA or equivalent organizations in the Territory and the Commercial Lead shall be responsible for responding to such correspondence or other reports. Each Party shall in all material respects conform its practices and procedures relating to educating the medical community in the U.S. with respect to Collaboration Products to the Accreditation Council for Continuing Medical Education ("ACCME") Standards for Commercial Support of Continuing Medical Education and any applicable FDA regulations or guidelines, as the same may be amended from time to time, and, as applicable, equivalent guidelines in the Territory and each Party shall promptly notify the other Party of and provide to the other Party a copy of any correspondence or other reports submitted to or received from the ACCME with respect to Collaboration Products and the Commercial Lead shall be responsible for responding to such correspondence or other reports.

        5.7 REPORTS.

        (a) For information purposes each Party shall provide the other Party with current Detailing reports of the number of Details delivered, broken down by sales force and by physician specialty. Such Detailing reports and any other relevant sales force information related to such Collaboration Product shall be provided to the other Party on a mutually agreed regular basis (e.g., monthly).

        (b) No later than [***] after the conclusion of each Calendar Quarter after First Commercial Sale of a Collaboration Product in a country in the Territory, each Party shall submit to the other Party an audit report, based upon the reporting Party's internal Detailing report data, setting forth the number of the reporting Party's Details for such Collaboration Product for the Calendar Quarter for each such country in the Territory, broken down by sales force and by physician specialty. Each Party agrees to make available to the other Party, upon reasonable advance notice, such books and records necessary to verify the accuracy of such audit report in respect of any Calendar Quarter ending not more than [***] prior to the date of such request. Upon expiration of [***] following the end of any Calendar Year, the audit report reflecting the reporting Party's Details for such Collaboration Product for such Calendar Year shall be binding on the other Party, and the reporting Party shall be released from any liability or accountability to the other Party with respect to the number of Details given during such Calendar Year unless prior to such expiration the other Party has notified the reporting Party of an issue regarding such audit report (arising from such inspection) pursuant to Section 5.7(c), below.

        (c) Except as set forth in this Section 5.7 and subject to the other Party's rights under Section 5.7(b), for purposes of this Agreement the number of Details for a Collaboration Product performed by a Party for a given Calendar Quarter shall be based on such performing Party's internal Detailing report data.


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                (i) If the other Party has a good faith concern with the
        accuracy of the number of the performing Party's Details reflected by the performing Party's internal Detailing report data (based on the other Party's assessment of such data when compared to available Third Party audit data, sampling data, if applicable, or other relevant data relating to the performing Party's Detailing of such Collaboration Product), then the other Party shall so advise the performing Party of such concern, and promptly thereafter the other Party's and the performing Party's representatives shall consider in good faith whether the number of Details reflected by the performing Party's internal Detailing report data are accurate and, if not, whether an adjustment to the number of Details of such Collaboration Product performed by the performing Party for such Calendar Quarter is appropriate.

                (ii) If such representatives referred to in Section 5.7(c)(i) are unable to resolve the matter, either Party may, by notice to the other Party, have the dispute [***], or their designees, for attempted resolution by good faith negotiations for a period of not more than [***] after such notice is received or such other period of time as may be mutually agreed upon by the Parties to determine whether an adjustment to the number of the performing Party's Details for Collaboration Product in such Calendar Quarter is appropriate.

                (iii) If the Parties are unable to resolve the matter after such negotiation as provided in Section 5.7(c)(ii), then such dispute regarding the number of the performing Party's Details for Collaboration Product in such Calendar Quarter shall [***]. The fees that such market research firm or other expert shall be paid in connection with such resolution shall be charged to the Operating Profit or Loss account. The settlement of such dispute [***] shall be binding upon the Parties, and [***]. The Parties expressly recognize that Third Party audits of Details conducted hereunder do not accurately reflect actual Details conducted hereunder and that, for purposes of determining any potential shortfall in Details conducted hereunder, if the ratio of Third Party audits of Details conducted hereunder to the performing Party's internal Detail reports is within the range then existing for other comparably promoted products by the performing Party, then the performing Party's internal Details report shall be deemed to be accurate by the Parties.

        5.8 AMGEN'S CO-DETAILER OPTION.

        (a) Subject to the terms of this Section 5.8(a), Amgen shall have the option to convert its right to be the Commercial Lead to the right to be the Co-Detailer with respect to a Collaboration Product. Amgen may exercise such option with respect to a Collaboration Product: (i) at any time between the Effective Date and [***] after commencing a Pivotal Trial of such Collaboration Product or (ii) at any time after [***] of the date of [***] of such Collaboration Product. If Amgen wishes to exercise such Co-Detailer option at the times permitted hereunder, it shall give Hyseq written notice.


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        (b) If Hyseq becomes the Commercial Lead of a Collaboration Product under the terms and conditions of this Agreement, Amgen: (i) shall immediately and, for a period of [***] after Hyseq's acceptance, provide reasonable assistance (including providing reasonable access to and assistance from those of Amgen's Collaboration Product marketing personnel selected by Amgen) to transition such marketing and sales force training knowledge and materials to Hyseq to enable it to assume the responsibilities of Commercial Lead pursuant to
Section 5.2, provided however, that Amgen shall retain its rights and obligations of Commercialization during such [***] transition period; and (ii) shall assign Amgen's entire right, title and interest in and to all Drug Approval Applications and, to the extent applicable, Regulatory Approvals for Collaboration Products in the Territory to Hyseq and, within such [***] period shall notify Regulatory Authorities in the Territory of (and as soon as is reasonably practicable thereafter, take all actions reasonably necessary to effect or evidence) the transfer of such Drug Approval Applications and Regulatory Approvals to Hyseq; provided however, that Amgen's obligation to provide Hyseq with Amgen Material and Manufacturing Information is limited to circumstances where Hyseq is required by law, rule, regulation or a Regulatory Authority having jurisdiction in the Territory or to the extent reasonably required to have access in order to carry out its responsibilities as Regulatory Lead and/or Commercial Lead. Hyseq shall only be entitled to use such information to the extent required by such law, rule, regulation or Regulatory Authority or to the extent reasonably required to carry out its responsibilities as Development, Regulatory and/or Commercial Lead. After such [***] period Hyseq shall be the designated Commercial Lead and shall assume all rights and obligations associated therewith as set forth in this Article 5, Amgen shall be the Co-Detailer and shall assume all rights and obligations associated therewith as set forth in this Article 5, and Hyseq shall be designated the Regulatory Lead for the indications for which Amgen (as the Commercial Lead) had been the Regulatory Lead and Hyseq shall assume all rights and obligations associated therewith as set forth in Article 4.


                                    ARTICLE 6
                             MANUFACTURE AND SUPPLY

        6.1 MANUFACTURING LEAD. Reference to "Manufacturing Lead" shall mean Amgen, unless Amgen elects to exercise its right pursuant to Section 6.7 below. If Hyseq or a Third Party shall manufacture Collaboration Products then the Manufacturing Lead shall be Hyseq.

        6.2 RESPONSIBILITIES AND RIGHTS OF MANUFACTURING LEAD. The Manufacturing Lead shall be responsible for preparing and submitting the Process Development/Manufacturing Plan section of the Program Plan to the Steering Committee (within [***] after receiving annual forecasts from the Development Lead and/or Commercial Lead, as applicable) for its approval, as well as updating the Process Development/Manufacturing Plan [***]; provided however, it is acknowledged and agreed that the Process Development/Manufacturing Plan may need to be modified from time-to-time, between annual updates, upon the occurrence of unanticipated events. The Manufacturing Lead shall have the first right to manufacture and supply Collaboration Products for Development and Commercialization in the Territory, in accordance with the Process Development/Manufacturing Plan. The Process Development/Manufacturing Plan shall set forth the activities necessary or useful to obtain the authorization to manufacture,


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formulate, fill and ship Collaboration Products in the Territory including, without limitation, bulk manufacture, finish and fill, labeling and packaging, lot release and process development work to support quality assurance, improving manufacturing/cost efficiency and commercial scale-up manufacturing. [***]. The Manufacturing Lead shall have responsibility for all aspects of manufacturing Collaboration Products(s) in the Territory (excluding product specifications and product forecasts), including making all strategic and tactical decisions with respect thereto in accordance with the Process Development/Manufacturing Plan, establishing the methods and means by which it performs such services and fulfilling its regulatory responsibilities over all steps of the manufacturing process (including the management of permitted subcontractors, pursuant to Section 18.7).

        6.3 MANUFACTURE OF COLLABORATION PRODUCTS FOR DEVELOPMENT. With respect to each Collaboration Product selected to be advanced to IND-enabling toxicology studies and/or clinical studies, prior to the first Transition Date with respect to such Collaboration Product the Manufacturing Lead shall use Commercially Reasonable Efforts to develop and initiate scale-up of the manufacturing process, to develop a manufacturing process(es) suitable for commercial production, and to supply (in accordance with Section 6.5) clinical grade, filled and finished, selected Collaboration Products and placebo for use in all pre-clinical trials and clinical trials in the Territory, in quantities (as reasonably forecast by Hyseq) and with specifications (to the extent consistent with Section 6.5) as set forth in the Process Development/Manufacturing Plan section of the Program Plan. The Development Lead shall determine its good faith projected Collaboration Product supply needs, taking into consideration inventory levels, and will deliver an annual forecast, updated quarterly.

        6.4 MANUFACTURE OF COLLABORATION PRODUCT(S) FOR COMMERCIALIZATION. With respect to each Collaboration Product, after the first Transition Date of each such Collaboration Product the Manufacturing Lead shall use Commercially Reasonable Efforts to supply (in accordance with Section 6.5) filled and finished Collaboration Products approved by each applicable Regulatory Authority for commercial use in the Territory, in quantities (as reasonably forecast by the Commercial Lead) and with specifications (to the extent consistent with
Section 6.5) as set forth in the Process Development/Manufacturing Plan section of the Program Plan for such approved Collaboration Product. The Commercial Lead shall determine its good faith projected Collaboration Product supply needs, taking into consideration inventory levels, and will deliver an annual rolling forecast, updated quarterly.

        6.5 STANDARDS OF SUPPLY. Collaboration Products shall be manufactured by the Manufacturing Lead (pursuant to Section 6.3 and 6.4) in accordance with current GMP in a manufacturing process and facility as described in the applicable Regulatory Filings filed with the Regulatory Authority. The Manufacturing Lead shall be responsible for the labeling, packaging and lot release of such Collaboration Products. The Manufacturing Lead shall be responsible for the quality assurance/quality control (QA/QC) of all manufactured Collaboration Products and shall provide a certification that all supplied Collaboration Products shall conform to the product specifications.


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        6.6 STANDARD COST AND BUDGET. The Manufacturing Lead shall have the right to charge to the Operating Profit or Loss account the cost of developing manufacturing processes, manufacturing and supplying Collaboration Products in accordance with Sections 6.3 and 6.4, at the Manufacturing Lead's Standard Cost plus [***]. Standard Cost for a Calendar Year shall be estimated or established on a reasonable basis by the Manufacturing Lead. Within [***] following the end of the Manufacturing Lead's fiscal year, the Manufacturing Lead shall calculate an annual adjustment by comparing its actual annual manufacturing costs (including [***], if any) to total costs calculated using the [***] amount (vials manufactured multiplied by Standard Cost per vial, excluding any annual adjustment related to the previous year, but including any interim adjustment charged to the Commercial Lead as described below). The Manufacturing Lead shall use this annual adjustment to increase/decrease the Standard Cost for the then-current Calendar Year in order to recover/refund this difference from/to the Parties. The per unit annual adjustment to the Standard Cost shall be based upon the forecasted annual requirements (as included in the rolling forecast to be supplied by the Development Lead and/or Commercial Lead on a quarterly basis) for such following year. Until the annual adjustment is calculated, the Manufacturing Lead shall estimate the annual adjustment to be included in the following year's Standard Cost in good faith. In addition, if the rolling forecast volume over the next [***] to be supplied to the Development Lead and/or Commercial Lead decreases by more than [***] compared to the previously submitted rolling forecast, [***] for the year will be recalculated. If, based upon such recalculation, the Manufacturing Lead determines that [***] has increased, an interim adjustment shall be made to [***] and such interim adjustment will apply to all Collaboration Products and placebos supplied for the remainder of the year. The Manufacturing Lead will give the other Party [***] written notice prior to applying the [***] in Standard Cost. [***] per year, the other Party shall have the right, at its own cost, to cause its independent certified public accountant to audit the Manufacturing Lead's books and records, upon reasonable notice and during normal business hours, to determine the accuracy of such Standard Cost calculation and any adjustments thereto. In the event the manufacturing rights are transferred to a Third Party manufacturer as per Section 6.7, the actual cost of purchasing the Collaboration Product will be charged to the Operating Profit or Loss account in lieu of charging the Manufacturing Lead's Standard Cost plus [***], as outlined above.

        6.7 ALTERNATIVE MANUFACTURING SOURCE. In the event Amgen, at any time and in its sole discretion, decides not to manufacture Collaboration Products and not to act as the Manufacturing Lead as set forth in Section 6.3 or 6.4, then Amgen shall provide written notice thereof to Hyseq. Within [***] after receipt of such notice together with access to such Amgen Material and Manufacturing Information reasonably necessary to make a decision on manufacturing, Hyseq shall notify Amgen whether Hyseq shall manufacture Collaboration Products itself or, if Hyseq does not elect to so manufacture, the name of a proposed Third Party manufacturer for Amgen's approval, such approval not to be unreasonably withheld; provided however, if Hyseq does not provide such notice within such [***] period or if Amgen does not approve of a Third Party manufacturer in such [***] period, Amgen [***] may, at any time thereafter, [***] select a Third Party manufacturer which must have [***] (within a reasonable period of time thereafter) to make Collaboration Products in a suitable quality and [***], such selection to be [***] Hyseq. Once Amgen has approved ([***]) a Third Party manufacturer, Hyseq, in consultation with Amgen, shall be responsible for promptly negotiating the terms of



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the agreement pursuant to which such Third Party manufacturer will manufacture and supply Collaboration Products, which agreement Amgen shall have the right to approve, such approval not to be unreasonably withheld or delayed. For the avoidance of doubt, Amgen may withhold the right of Hyseq or a designated Third Party manufacturer to use Amgen Material and Manufacturing Information to manufacture Collaboration Products unless and until Hyseq or such Third Party manufacturer satisfies Amgen that all necessary Third Party intellectual property licenses shall have been obtained; provided however that Amgen shall not delay transfer of Amgen Material and Manufacturing Information to Hyseq or such Third Party manufacturer during any time period that Hyseq or such Third Party manufacturer is seeking to obtain any such Third Party intellectual property licenses. The Parties acknowledge that Amgen has a license from [***] for licensing of certain [***] technology. Amgen agrees to contact [***] promptly after the Effective Date to request a right of sublicense to Hyseq of Amgen's rights under such license with respect to Collaboration Products; provided however, Hyseq shall have the right to approve of any such sublicense and agrees that (i) any consideration required for such sublicense shall be paid directly by Hyseq and not charged to the Operating Profit or Loss account and
(ii) nothing contained hereunder shall be construed as a representation that any such sublicense will be available or as a commitment by Amgen that Hyseq may obtain such sublicense as a result of Amgen's effort. Thereafter, Hyseq shall be designated as the "Manufacturing Lead" (whether it manufactures Collaboration Products itself or via an approved Third Party manufacturer) and shall assume all rights and obligations therewith as set forth in this Article 6. Promptly after receiving notice from Hyseq that it shall manufacture Collaboration Products or after Amgen's approval of a Third Party manufacturer under this
Section 6.7, Amgen shall transfer to Hyseq (or an approved Third Party manufacturer as designated in such notice) the Amgen Material and Manufacturing Information and shall provide all associated technical assistance so as to permit the transferee to implement the manufacturing process and shall grant to such transferee a license under Amgen Technology to make (and in the case of Hyseq, to make and have made) the Collaboration Products. All transfer of such Information and Materials to Hyseq and associated assistance shall be charged as Other Allowable Expenditures to the Operating Profit or Loss account. For the avoidance of doubt, Amgen shall not be required to transfer any capital equipment; provided however, capital equipment useful for the manufacture of Collaboration Products will be transferred (with title and risk of loss passing to Hyseq immediately after leaving Amgen's facility) to the extent Amgen elects to offer such equipment to Hyseq and Hyseq agrees to accept and reimburse Amgen for such equipment. For a period of up to [***] after Hyseq provides Amgen with notice that Hyseq shall manufacture Collaboration Products or after Amgen's approval of a Third Party manufacturer under this Section 6.7, Amgen will continue to provide clinical and commercial manufacturing of then-manufactured Collaboration Products (or will provide an equivalent supply to satisfy the then-current forecasts). The transfer of Amgen Material and Manufacturing Information and continued supply of Collaboration Products by Amgen pursuant to this Section 6.7 shall be conducted in accordance with a transition plan which shall be approved by [***] decision of the Steering Committee and which sets forth responsibilities and schedules for transferring the Amgen Material and Manufacturing Information as expeditiously as possible to meet the foregoing [***] time limit with the goal of providing for an uninterrupted supply of Collaboration Product of suitable quality and quantity required for the Development and/or Commercialization to proceed. Once Amgen has transferred the Amgen Materials and



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Manufacturing Information and otherwise fulfilled its obligations under this
Section 6.7, Amgen shall no longer be responsible for manufacturing Collaboration Products under this Agreement.

        6.8 THIRD PARTY LICENSES. [***] deems necessary for a license or other rights or to incur an obligation for any Third Party payments for a license to any Third Party of Patent Rights and other intellectual property rights necessary or useful to make or have made a Collaboration Product in a country in the Territory, for subsequent use, sale or other exploitation or transfer of physical possession of or title in a Collaboration Product in the Territory. The Manufacturing Lead shall have the right to incorporate Third Party payments made to any Third Party within the Cost of Goods, as set forth in Schedule I.


                                    ARTICLE 7
                           COLLABORATION CONSIDERATION

        7.1 LICENSE FEE. In lieu of the payment of up-front cash consideration and subject to the terms and conditions set forth below and in that certain warrant agreement executed on the same date herewith ("Warrant Purchase Agreement"), Hyseq shall issue to Amgen an irrevocable warrant to purchase one million four hundred ninety-one thousand five hundred forty-four (1,491,544) fully paid and nonassessable shares of Hyseq's Common Stock, par value $ 0.001 per share, all as more fully described in the Warrant Purchase Agreement. A copy of the Warrant Purchase Agreement, in the form to be executed and delivered by each of Amgen and Hyseq on the Effective Date, is attached hereto as Schedule III.

        7.2 REGULATORY APPROVAL MILESTONE. Hyseq shall pay to Amgen a one-time milestone payment of Ten Million Dollars ($10,000,000.00) within thirty (30) days after the first Regulatory Approval for a first Collaboration Product in a first Major Market Country. Such Milestone Payment shall not be payable more than once, no matter how many times achieved by one or more Collaboration Product(s). Such Milestone Payments shall be nonrefundable and noncreditable against any other fees or other payments due Amgen with respect to Collaboration Products under this Agreement.

                                    ARTICLE 8
                     PROGRAM PLAN; OPERATING PROFIT OR LOSS

        8.1 PROGRAM PLAN.

        (a) No later than [***] after the Effective Date, the Steering Committee shall review and approve the Program Plan (and associated budget) to cover the first twelve (12) months after the Effective Date. Any disputes with respect to the Program Plan shall be handled in accordance with Section 2.4(b). Once approved, the Parties will be authorized to undertake their respective activities for such initial twelve (12) month period under the Program Plan and to charge the Operating Profit or Loss account for approved Collaboration Expenditures. Schedule II provides a format for the Program Plan budget, which format the Steering Committee shall have the right to modify from time-to-time.


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        (b) Within [***] of the Effective Date and thereafter no later than
[***] before each anniversary of such [***] date of the Effective Date, the Steering Committee shall review and approve the Program Plan (and associated budget) covering the following Calendar Year. The Steering Committee shall determine the timing of the annual budget cycles to meet the business objectives of both Parties (e.g., to coincide with each Party's fiscal year) and will alter the schedule accordingly. Once approved, the Parties will be authorized to undertake their respective activities for such Calendar Year under the Program Plan and to charge the Operating Profit or Loss account for approved Collaboration Expenditures.

        (c) On a [***] basis the Steering Committee shall review the Collaboration Expenditures actually incurred against the budget of the Program Plan for such expenses in the applicable Calendar Year and consider for approval any appropriate changes to such budget. In preparing the reports contemplated by Sections 8.3- below, costs and expenses shall be submitted as part of Collaboration Expenditures only to the extent made or incurred in conjunction with an approved budget line item as approved and revised from time-to-time by the Steering Committee. Any expenditure(s) not included in an approved Program Plan and/or any acceptable cost overruns to the budget (as pre-determined by the Steering Committee) shall need written approval by the Steering Committee prior to being charged as Collaboration Expenditures to the Operating Profit or Loss account. Any expenditures not otherwise approved by the Steering Committee shall not be deemed Collaboration Expenditures and shall be completely assumed by the Party assuming such expenditure. Any disputes regarding such expenditures shall be handled in accordance with Section 2.4(b).

        8.2 OPERATING PROFIT OR LOSS SHARING. Amgen and Hyseq shall each share on a fifty:fifty (50:50) basis the Operating Profit or Loss for all Collaboration Products, except as set forth below:

        (a) As of the Effective Date, Hyseq shall be responsible for [***] of all approved Collaboration Expenditures up to and including the first [***] incurred after the Effective Date.

        (b) The Parties shall share on a fifty:fifty (50:50) basis all Collaboration Expenditures in excess of [***] incurred after the Effective Date.

        8.3 ACCOUNTING AND REPORTING OF COLLABORATION PROFITS AND LOSSES.

        (a) On a quarterly basis during the Term of this Agreement, the Parties shall each submit to the other Party a written report (including supporting documentation) setting forth in reasonable detail an accounting of any approved Collaboration Expenditures that have been incurred. These expenses will be submitted in a timely manner to maintain accurate accounting of Operating Profit or Loss.

        (b) Prior to the Transition Date of the first Collaboration Product, Hyseq shall establish and maintain an accounting of the approved Collaboration Expenditures in the Operating Profit or Loss account. The format of the reporting shall be initially as proposed in Schedule II, which may be changed from time-to-time by the Steering Committee to meet the business objectives of both Parties (e.g., to coincide with each Party's fiscal year).


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                (i) Prior to the Operating Profit or Loss account reaching or equaling a cumulative amount of [***] in Collaboration Expenditures from the Effective Date, Hyseq shall provide a [***] reporting of those Collaboration Expenditures to the Parties setting forth in reasonable detail (and including supporting documentation) an accounting of all items credited or charged to the Operating Profit or Loss account.

                (ii) After the Operating Profit or Loss account balance exceeds a cumulative amount of [***] in Collaboration Expenditures from the Effective Date, Hyseq shall provide a [***] reporting of those Collaboration Expenditures to the Parties. Within [***] following the end of each Calendar Quarter, Hyseq shall submit to Amgen a written report (including supporting documentation) setting forth in reasonable detail (and including supporting documentation) an accounting of all items credited or charged to the Operating Profit or Loss account and the calculation of any net amount owed by Hyseq to Amgen or by Amgen to Hyseq, as the case may be, in order to ensure the appropriate fifty-fifty (50:50) sharing of Operating Profit or Loss. The net amount payable shall be paid by Amgen or Hyseq, as the case may be, within [***] after receipt of such written report, without regard to any dispute as to the amounts under this Section 8.3(b)(ii), but subject to
        Section 18.17.

        (c) After the Transition Date of the first Collaboration Product, the Commercial Lead shall establish and maintain an accounting of the approved Collaboration Expenditures in the Operating Profit or Loss account. The format of the reporting shall be initially as proposed in Schedule II, which may be changed from time-to-time by the Steering Committee to meet the business objectives of both Parties (e.g.,, to coincide with each Party's fiscal year). Within [***] following the end of each Calendar Quarter, the Commercial Lead shall submit to the other Party a written report setting forth in reasonable detail (and including supporting documentation) an accounting of all items credited or charged to the Operating Profit or Loss account and the calculation of any net amount owed by Hyseq to Amgen or by Amgen to Hyseq, as the case may be, in order to ensure the appropriate fifty-fifty (50:50) sharing of Operating Profit or Loss. The net amount payable shall be paid by Amgen or Hyseq, as the case may be, within [***] after receipt of such written report, without regard to any dispute as to the amounts under this Section 8.3(c), but subject to
Section 18.17.

        (d) In the event of a dispute with respect to any amounts under Sections 8.3(b) or 8.3(c), the disputing Party shall provide written notice within [***] after receipt of the written report in question, specifying such dispute and explaining the basis of the dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within [***] after notice by the disputing Party, the matter shall be resolved in a manner consistent with the procedures set forth in Article 17 and shall not be subject to either Party's casting vote. Notwithstanding the above, such dispute resolution shall not prejudice a Party's right to audit the records of the other Party in accordance with Section 10.2.



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        (e) Hyseq and Amgen shall work in good faith to realize the benefits of the orphan drug credits pursuant to IRC Section 41 and Section 45C for the activities or expenditures of either Party under this Agreement or any legal entity formed pursuant to Section 13.3(d).

        (f) Upon termination of this Agreement, the Parties shall immediately (but in no event any later than [***] from such termination) conduct a final accounting to reconcile, settle and close the Profit or Loss account; provided however, that after such final accounting, with respect to surviving sections that reference the charging or crediting of the Profit or Loss account (e.g., Section 14.3, Section 16.9(a)(i) as it applies to Section 9.7(c) and Section 16.9(b)(i) as it applies to Sections 9.6(d) and Section 9.7(c)), such charges or credits shall be made directly between the Parties and shall proportionally borne by the Parties in the same manner as if such Profit or Loss account was still open].


                                    ARTICLE 9
                              INTELLECTUAL PROPERTY

        9.1 TECHNOLOGY OWNERSHIP. Ownership of inventions shall be determined in accordance with the rules of inventorship under United States patent laws. Subject to the licenses granted in Section 9.2(a) below, as between the Parties, Amgen shall own all right, title and interest in and to Amgen Technology, and any Confidential Information contained therein shall be considered the Confidential Information of Amgen. Subject to the licenses granted in Section 9.2(b) below, as between the Parties, Hyseq shall own all right, title and interest in and to Hyseq Technology, and any Confidential Information contained therein shall be considered the Confidential Information of Hyseq. All right, title and interest in and to Joint Know-How (which shall be considered the joint Confidential Information of the Parties) and Joint Patent Rights shall be owned, as between the Parties, jointly by Hyseq and Amgen. Other than with respect to the rights and licenses granted under this Agreement to Joint Know-How, each Party shall have the unrestricted, royalty-free, worldwide right to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise exploit, or transfer physical possession of or title in Joint Know-How, without accounting. All right and interest in and to Product Trademarks shall be owned, as between the Parties, jointly by Hyseq and Amgen, and any Confidential Information related thereto shall be considered the joint Confidential Information of the Parties; provided however, if for any reason the Parties are prohibited by law, rule or regulation in any country from jointly owning Product Trademarks (or if the mutually acceptable outside counsel retained pursuant to Section 9.4(d) so advises) the Commercial Lead shall own all such Product Trademarks.

        9.2 PATENT LICENSES.

        (a) Amgen hereby grants to Hyseq a sole royalty-free license (co-exclusive with only Amgen), with a qualified right to sublicense pursuant to this Section 9.2(a), under the Amgen Technology to use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in Collaboration Products in the Field of Use in the Territory, solely in compliance with the terms and conditions of this Agreement. For the avoidance of doubt, as


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                                      25.
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used in this Agreement a "sole" license which is "co-exclusive" with only the licensor means that only the licensor and the licensee shall enjoy the rights to the technology so licensed, to the exclusion of all others. Pursuant to Sections
18.6 and 18.7 below, Hyseq may grant sublicenses (or covenants not to sue) under Hyseq Technology, Joint Know-How, Joint Patent Rights and, to the extent licensed under this Section 9.2(a), Amgen Technology.

        (b) Hyseq hereby grants to Amgen a sole royalty-free license (co-exclusive with only Hyseq), with a qualified right to sublicense pursuant to this Section 9.2(b), under the Hyseq Technology to make, have made, use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in Collaboration Products in the Field of Use in the Territory, solely in compliance with the terms and conditions of this Agreement. Pursuant to Sections 18.6 and 18.7 below, Amgen may grant sublicenses (or covenants not to sue) under Amgen Technology, Joint Know-How, Joint Patent Rights and, to the extent licensed under this Section 9.2(b), Hyseq Technology.

        (c) Pursuant to Section 6.7 and subject to this Section 9.2(c) and
Section 9.2(e) below, Amgen shall grant to Hyseq an exclusive license (with a limited sublicense right to Third Party manufacturers approved by Amgen) under Amgen Technology and Amgen Material and Manufacturing Information to make, have made and use Collaboration Products solely in compliance with the terms and conditions of this Agreement. Amgen expressly reserves for itself and its Affiliates a non-transferable, non-sublicensable license under the Amgen Technology and the Amgen Material and Manufacturing Information to make and use (but not to transfer, sell, lease, offer to sell or lease, or otherwise transfer title to or interest in) Collaboration Products for its (and its Affiliates') own internal non-commercial purposes only. Amgen shall further retain all rights in Amgen Technology and Amgen Material and Information not expressly licensed hereunder (e.g., to make, have made, use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in products, other than Collaboration Products, in the Field of Use in the Territory).

        (d) Other than as expressly set forth in this Section 9.2, neither Party shall grant any sublicense without the prior written consent of the other Party.

        (e) Certain license rights granted to a Party under this Section 9.2 may include a sublicense of Patent Rights and know-how of Third Parties under Third Party licenses. Notwithstanding anything to the contrary in this Agreement, the Party receiving a sublicense of such Third Party licenses shall, in exercising such sublicense rights, comply with, perform in accordance with, and be subject to the provisions of such Third Party licenses relating to Collaboration Products if the granting Party has provided a copy of such Third Party license to the Party receiving a sublicense of such Third Party licenses. Each Party shall promptly provide to the other Party a copy of any notice of breach received by it under any such Third Party license.

        9.3 TRADEMARK; COPYRIGHT LICENSES.

        (a) Amgen hereby grants to Hyseq a sole royalty-free license (co-exclusive with only Amgen), without the right to grant sublicenses (except as set forth in Sections 18.6 and 18.7), under Amgen Trademarks and Amgen's entire right, title and interest in and to Product



                                      26.

Trademarks to use and display the Amgen Trademarks and Product Trademarks in connection with Collaboration Products in the Territory solely in compliance with the terms and conditions of this Agreement (including Section 5.5); provided however, that Hyseq agrees to comply with Amgen's then-current trademark policy. Amgen shall have the right to audit and inspect, upon advance written notice and during regular business hours, Hyseq's use of Trademarks licensed hereunder.

        (b) Hyseq hereby grants to Amgen a sole royalty-free license (co-exclusive with only Hyseq), without the right to grant sublicenses (except as set forth in Sections 18.6 and 18.7), under Hyseq Trademarks and Hyseq's entire right, title and interest in and to Product Trademarks to use and display the Hyseq Trademarks and Product Trademarks in connection with Collaboration Products in the Territory solely in compliance with the terms and conditions of this Agreement (including Section 5.5); provided however, that Amgen agrees to comply with Hyseq's then-current trademark policy. Hyseq shall have the right to audit and inspect, upon advance written notice and during regular business hours, Amgen's use of Trademarks licensed hereunder.

        (c) Each Party hereby grants to the other Party a sole license (co-exclusive with only the other Party) under the Party's entire right, title and interest in any copyrights in Promotional Materials, without the right to grant sublicenses (except as set forth in Sections 18.6 and 18.7), to reproduce, distribute copies of, prepare derivative works of and publicly perform and display such Promotional Materials in connection with Collaboration Products in the Territory solely in compliance with the terms and conditions of this Agreement (including Section 5.5).

        9.4 PROSECUTION.

        (a) (i) Amgen shall be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance of the Amgen Patent Rights and Joint Patent Rights before all patent authorities in the Territory.

                (ii) Hyseq shall have the right to review and comment on such filing, prosecution and defense by Amgen of the Amgen Patent Rights and Joint Patent Rights and if such outside counsel concludes that taking any specific action(s) may likely have an adverse effect on the scope or validity of any such Amgen Patent Rights or Joint Patent Rights, then Amgen shall not take such specific action(s) without the prior express written consent of Hyseq and Amgen shall propose an alternative strategy for Hyseq's consideration. To that end, Amgen shall instruct such outside counsel to furnish Hyseq with a reasonably complete draft of each submission to a patent authority regarding Amgen Patent Rights and Joint Patent Rights no later than twenty (20) days prior to the date such submission is proposed to be made, or if given less than twenty
        (20) days to respond as soon as practicable, and Amgen will reasonably consider any of Hyseq's reasonably timely comments thereon. Additionally, Amgen shall instruct such outside counsel to provide Hyseq with a copy of each submission made to and document received from a patent authority regarding any Amgen Patent Rights and Joint Patent Rights reasonably promptly after making such filing or receiving such document. If Amgen




                                      27.

        determines in its sole discretion to not file, prosecute, defend or maintain any claim or patent application or patent within Amgen Patent Rights and Joint Patent Rights in any country, then Amgen shall provide Hyseq with thirty (30) days prior written notice of such determination and shall provide Hyseq with the right and opportunity to file, prosecute, defend and maintain such claim or patent application or patent on behalf of Amgen.

        (b) (i) Hyseq shall be responsible (using mutually acceptable outside counsel which, unless there is a conflict of interest, shall be the mutually acceptable outside counsel handling Amgen Patent Rights and Joint Patent Rights pursuant to Section 9.4(a)) for the filing, prosecution, defense and maintenance of Hyseq Patent Rights before all patent authorities in the Territory.

                (ii) Amgen shall have the right to review and comment on such filing, prosecution and defense by Hyseq of the Hyseq Patent Rights and if such outside counsel concludes that taking any specific action(s) may likely have an adverse effect on the scope or validity of any such Hyseq Patent Rights, then Hyseq shall not take such specific action(s) without the prior express written consent of Amgen, and Hyseq shall propose an alternative strategy for Amgen's consideration. To that end, Hyseq shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each submission to a patent authority regarding Hyseq Patent Rights no later than twenty (20) days prior to the date such submission is proposed to be made, or if given less than twenty (20) days to respond as soon as practicable, and Hyseq will reasonably consider any of Amgen's reasonably timely comments thereon. Additionally, Hyseq shall instruct such outside counsel to provide Amgen with a copy of each submission made to and document received from a patent authority regarding any Hyseq Patent Rights reasonably promptly after making such filing or receiving such document. If Hyseq determines in its sole discretion to not file, prosecute, defend or maintain any claim or patent application or patent within the Hyseq Patent Rights in any country, then Hyseq shall provide Amgen with thirty (30) days prior written notice of such determination and shall provide Amgen with the right and opportunity to file, prosecute, defend and maintain such claim or patent application or patent on behalf of Hyseq.

        (c) Amgen and Hyseq shall each provide to the other any invention disclosures submitted to its respective outside or in-house patent counsel in the normal course of its business which disclose an invention within Amgen Know-How, Hyseq Know-How or Joint Know-How, respectively. Amgen and Hyseq shall cooperate with each other and render all reasonable assistance in prosecuting and maintaining all intellectual property licensed under this Agreement. Both Parties shall meet regularly, but not less than on a quarterly basis, to discuss the prosecution (and other related proceedings, such as interferences and oppositions) of all intellectual property licensed under this Agreement. Amgen and Hyseq shall cooperate with each other in any such matters, and shall sign any necessary legal papers and provide the Party responsible for such prosecution with data or other information in support thereof (and use their best efforts to ensure the cooperation of any of their respective personnel, Affiliates and licensee(s) as might reasonably be requested).


                                      28.

        (d) The Commercial Lead shall be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance of the Product Trademarks before all trademark authorities in the Territory. The other Party shall have the right to review and comment on such filing, prosecution and defense of the Product Trademarks by the Commercial Lead and if such outside counsel concludes that taking any specific action(s) may likely have an adverse effect on the scope or validity of any such Product Trademarks, then the Commercial Lead shall not take such specific action(s) without the prior express written consent of the other Party, and the Commercial Lead shall propose an alternative strategy for the other Party's consideration. To that end, the Commercial Lead shall instruct such outside counsel to furnish the other Party with a reasonably complete draft of each submission to a trademark authority regarding the Product Trademarks no later than twenty (20) days prior to the date such submission is proposed to be made, or if given less than twenty (20) days to respond as soon as practicable, and the Commercial Lead will consider any of the other Party's reasonably timely comments thereon. Additionally, the Commercial Lead shall instruct such outside counsel to provide the other Party with a copy of each submission made to or document received from a trademark authority regarding any Product Trademarks reasonably promptly after making such filing or receiving such document. If the Commercial Lead determines in its sole discretion to not file, prosecute, defend or maintain a Product Trademark in any country, then the Commercial Lead shall provide the other Party with thirty (30) days prior written notice of such determination and shall provide the other Party with the right and opportunity to file, prosecute, defend and maintain such Product Trademark on behalf of the Commercial Lead.

        9.5 PATENT AND TRADEMARK EXPENSES.

        (a) With respect to carrying out its responsibilities under Section 9.4, Amgen shall have the right to charge the Operating Profit or Loss account for all of Amgen's external costs, expenses and fees (as documented by written invoices for legal services and receipts for filing, maintenance and other fees paid) to have outside counsel prepare, file, ex parte prosecute and maintain and/or defend Amgen Patent Rights, Joint Patent Rights and, if applicable, Product Trademarks before all patent and trademark offices in the Territory during the Term. Amgen shall obtain advance written consent from Hyseq (such consent not to be unreasonably withheld) in the event any such ex parte expenses collectively exceed [***] in any given Calendar Year; provided however, that the costs, expenses and fees to defend such Patent Rights in any inter partes actions before any such patent offices (including, without limitation, interferences and oppositions) shall be excluded from such [***]. In the event Hyseq does not consent to reimburse Amgen for such costs, expenses or fees in excess of such [***] in a Calendar Year for any aspect related to preparing, filing, ex parte prosecuting, maintaining or defending any of the Amgen Patent Rights, Joint Patent Rights and Product Trademarks in the Territory during the Term, Amgen shall not be obligated to continue any of its activities or to incur any further costs or expenses related to such aspect.

        (b) With respect to carrying out its responsibilities under Section 9.4, Hyseq shall have the right to charge the Operating Profit or Loss account for all of Hyseq's external costs, expenses and fees (as documented by written invoices for legal services and receipts for filing, maintenance and other fees paid) to have outside counsel prepare, file, ex parte prosecute and



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maintain, and/or defend Hyseq Patent Rights, any Amgen Patent Rights and Joint
Patent Rights (to the extent not pursued by Amgen) and, if applicable, Product Trademarks before all patent and trademark offices in the Territory during the Term. Hyseq shall obtain advance written consent from Amgen (such consent not to be unreasonably withheld) in the event any such ex parte costs, expenses and fees collectively exceed [***] in any given Calendar Year; provided however, that the costs, expenses and fees to defend such Patent Rights in any inter partes actions before any such patent offices (including, without limitation, interferences and oppositions) shall be excluded from such [***]. In the event Amgen does not consent to reimburse Hyseq for such costs, expenses or fees in excess of such [***] in a Calendar Year for any aspect related to preparing, filing, ex parte prosecuting, maintaining or defending any of the Hyseq Patent Rights, any Amgen Patent Rights and Joint Patent Rights (to the extent not pursued by Amgen), and Product Trademarks in the Territory during the Term, Hyseq shall not be obligated to continue any of its activities or to incur any further costs or expenses related to such aspect.

        9.6 INFRINGEMENT OF COLLABORATION PATENT RIGHTS AND PRODUCT TRADEMARKS.

        (a) Amgen Patent Rights and Joint Patent Rights.

                (i) Amgen may, but shall not be obligated to, elect to enforce Amgen Patent Rights and/or Joint Patent Rights and to enforce its rights in Amgen Know-How and the Parties' rights in Joint Know-How against any actual, alleged or threatened infringement by Third Parties and to defend Amgen Patent Rights and/or Joint Patent Rights Amgen Know-How and the Parties' rights in Joint Know-How against any challenges in the Territory. In the event Amgen shall so elect to enforce Amgen Patent Rights against a Third Party infringement which may in any way affect the rights conferred pursuant to this Agreement to Hyseq to Develop, manufacture and Commercialize Licensed Products and/or to enforce Joint Patent Rights, Amgen shall seek and reasonably consider Hyseq's comments before determining the strategy and Hyseq shall reasonably assist and cooperate in any such enforcement or defense.

                (ii) In the event Amgen does not commence an enforcement and/or defense action pursuant to this Section 9.6(a) within [***] after Hyseq notifies or is notified by Amgen in writing of an infringement of Amgen Patent Rights which may in any way affect the rights conferred pursuant to this Agreement to Hyseq to Develop, manufacture and Commercialize Licensed Products and/or Joint Patent Rights in the Territory (or of the filing of a declaratory judgment action), Hyseq shall be entitled to bring and prosecute such an action. If Hyseq elects to bring and prosecute such an action, then Hyseq shall

        (b) Hyseq Patent Rights.

                (i) Hyseq may, but shall not be obligated to, elect to enforce Hyseq Patent Rights and its rights in Hyseq Know-How against any actual, alleged or threatened infringement by Third Parties and to defend Hyseq Patent Rights and Hyseq Know-How against any challenges in the Territory. In the event Hyseq shall so elect, Hyseq shall


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        seek and reasonably consider Amgen's comments before determining the strategy and Amgen shall reasonably assist and cooperate in any such enforcement or defense.

                (ii) In the event Hyseq does not commence an enforcement and/or defense action pursuant to this Section 9.6(b) within [***] after Amgen notifies or is notified by Hyseq in writing of an infringement of Hyseq Patent Rights in the Territory (or of the filing of a declaratory judgment action), Amgen shall be entitled to bring and prosecute such an action. If Amgen elects to bring and prosecute such an action, then Amgen shall seek and reasonably consider Hyseq's comments on strategy.

        (c) Product Trademarks.

                (i) The Commercial Lead may, but shall not be obligated to, enforce the Product Trademarks against any actual, alleged or threatened infringement by Third Parties or from any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses. In the event the Commercial Lead shall so elect, the Commercial Lead shall seek and reasonably consider the other Party's comments before determining the strategy and the other Party shall reasonably assist and cooperate in any such enforcement or defense.

                (ii) In the event the Commercial Lead does not commence an enforcement and/or defense action pursuant to this Section 9.6(c) within [***] after the other Party notifies or is notified by the Commercial Lead in writing of any actual, alleged or threatened infringement of the Product Trademarks in the Territory (or of the filing of a declaratory judgment action) or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses, the other Party shall be entitled to bring and prosecute such an action. If the other Party elects to bring and prosecute such an action, then the other Party shall seek and reasonably consider the Commercial Lead's comments on strategy.

        (d) The Party bringing suit under this Section 9.6 shall [***] for all external costs, fees and expenses (including attorneys' fees of outside counsel) incurred by such Party to carry out the activities described in this Section 9.6; and each Party shall [***] in carrying out the activities described in this
Section 9.6. Recoveries in any actions under this Section 9.6 [***].

        9.7 INFRINGEMENT OF THIRD PARTY RIGHTS.

        (a) The Commercial Lead shall have the first right to defend any actual, alleged or threatened claim or action which names the Commercial Lead and/or both Parties and which claims the infringement of (i) Third Party Patent Rights or other intellectual property rights through the making, having made, using, selling, offering to sell, importing exporting or otherwise transferring physical possession of or otherwise transferring title in a Collaboration Product or (ii) any Third Party trade name, service mark, logo or trademark (other than as set forth in Sections 14.1(d) or 14.2(d)). If necessary, the other Party will assist and cooperate with the Commercial Lead in any such defense.


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        (b) The other Party shall have the right to defend any actual, alleged or threatened claim or action which names the other Party but does not name the Commercial Lead or, in the event the Commercial Lead elects not to defend, any action naming both Parties and which claims the infringement of (i) Third Party Patent Rights or other intellectual property rights through the making, having made, using, selling, offering to sell, importing exporting or otherwise transferring physical possession of or otherwise transferring title in a Collaboration Product or (ii) any Third Party trade name, service mark, logo or trademark (other than as set forth in Sections 14.1(d) or 14.2(d)). If necessary, the Commercial Lead will assist and cooperate with the other Party in any such defense.

        (c) A Party defending a suit pursuant to this Section 9.7 [***] for all external costs and expenses (including attorneys' fees of outside counsel) incurred in carrying out the activities described in this Section 9.7; and each Party shall [***] incurred in carrying out the activities described in this
Section 9.7. Pursuant to Section 14.3, Losses in any actions under this Section
9.7 [***].

        9.8 COOPERATION.

        (a) Each Party shall promptly notify the other upon becoming aware of
(i) any actual, alleged or threatened Third Party claim or action against Hyseq and/or Amgen for infringement of any Third Party trade name, service mark, logo or trademark through the Development, manufacturing or Commercialization of a Collaboration Product; or Third Party Patent Rights or other intellectual property rights through the making, having made, use, selling, offering to sell, importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products in the Territory; or (ii) any Third Party infringement of the Amgen Trademarks, Hyseq Trademarks, Product Trademarks, Collaboration Patent Rights, Amgen Know-How, Hyseq Know-How or Joint Know-How.

        (b) The Parties shall confer with each other regarding the bringing or defense of any suit under Section 9.6 and/or 9.7 including, if necessary [***]. If the Party bringing or defending such suit finds it necessary or desirable to [***].

        (c) Neither Party shall enter into any settlement of any suit brought or defended under Section 9.6 and/or 9.7 that affects the other Party's rights or interests [***].

        (d) A Party bringing or defending suit under Section 9.6 and/or 9.7 shall notify the other Party of all substantive developments with respect to such enforcement or defensive actions including, but not limited to, all material filings, court papers and other related documents, substantive settlement negotiations and offer of settlement.

        9.9 WAIVER.

        (a) Hyseq, on behalf of itself and its directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity, of any kind it or they may have against Amgen, its directors, employees, officers, shareholders, agents, successors and assigns which may arise in


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any way, except as a result of Amgen's gross negligence, recklessness or willful misconduct in the performance of its rights or obligations under Sections 9.4, 9.6, 9.7, 9.10 and 9.11.

        (b) Amgen, on behalf of itself and its directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity, of any kind it or they may have against Hyseq, its directors, employees, officers, shareholders, agents, successors and assigns which may arise in any way, except as a result of Hyseq's gross negligence, recklessness or willful misconduct in the performance of its rights or obligations under Sections 9.4, 9.6, 9.7, 9.10 and 9.11.

        9.10 TECHNICAL ASSISTANCE. In addition to other assistance explicitly set forth in this Agreement, during the period of the Term, Amgen and Hyseq shall each provide the other Party with reasonable technical assistance relating to the use of such Amgen Know-How and Hyseq Know-How, respectively, and Joint Know-How solely to the extent permitted under the license(s) granted to the other Party in this Agreement. In addition, during the Term each Party shall make its employees, consultants and agents reasonably available upon reasonable notice during normal business hours at their respective places of employment to consult with the other Party on issues relating to any aspect of the subject matter of this Agreement and in connection with any request from any Regulatory Authority, including those relating to regulatory, scientific and technical issues.

        9.11 EMPLOYEE OBLIGATIONS. Prior to beginning work relating to any aspect of the subject matter of this Agreement and/or being given access to Hyseq Know-How, Amgen Know-How or Joint Know-How or the Confidential Information of the other Party, each employee, consultant or agent of Hyseq and Amgen shall have signed or shall be required to sign a non-disclosure and invention assignment agreement pursuant to which each such person shall agree to comply with all of the obligations of Hyseq or Amgen, as appropriate, substantially including: (a) promptly reporting any invention, discovery, process, software program or other intellectual property right, as appropriate within Hyseq Know-How, Amgen Know-How or Joint Know-How; (b) assigning to Hyseq or Amgen, as appropriate, all of his or her right, title and interest in and to any such invention, discovery, process, software program or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance, enforcement and defense of any Collaboration Patent Rights and the enforcement and defense of Amgen Know-How, Hyseq Know-How and Joint Know-How; (d) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this Agreement and (e) abiding by the obligations of confidentiality and non-use set forth in this Agreement. It is understood and agreed that any such non-disclosure and invention assignment agreement need not be specific to this Agreement.

        9.12 PATENT MARKING. Collaboration Products marketed and sold by the Commercial Lead hereunder shall be marked with appropriate patent numbers or indicia of Collaboration Patent Rights, to the extent permitted by law in those countries of the Territory in which such markings have notice value as against infringers of patents.



                                      33.
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        9.13 THIRD PARTY RESEARCH AGREEMENTS. The Parties shall, through the
Steering Committee, agree upon and coordinate Third Party material transfer agreements and collaboration agreements with academic or governmental research institutions related to the Development of Collaboration Products or involving the use of Collaboration Products, in a manner so as to conserve the available quantities of the Parties' research materials and to avoid compromise of the Parties' abilities to fulfill their responsibilities under the Program Plan and so as to maintain access to relevant intellectual property rights. The form of any such Third Party material transfer agreement or collaboration agreement shall be agreed upon by the Parties. Notwithstanding the above, other than with respect to Collaboration Products, neither Party may transfer the other Party's Materials to any such academic or governmental research institution, without the express written consent of the other Party. In the event any invention or know-how resulting from such material transfer agreement or collaboration agreement has applicability outside the scope of this Agreement, and both Parties desire to have access to such invention or know-how for uses outside the scope of this Agreement, the Parties shall ensure that they each have the opportunity to separately license the rights to such invention or know-how.

                                   ARTICLE 10
                            PAYMENTS; RECORDS; AUDIT

        10.1 PAYMENTS.

        (a) U.S. Dollars. All payments to be made under this Agreement shall be made in U.S. Dollars by bank wire transfer in immediately available funds to a bank account designated from time-to-time by the Party receiving the funds.

        (b) Foreign Exchange. Currencies other than United States Dollars shall be converted into the United States Dollar equivalent at the average rate of exchange for the Calendar Quarter to which such payments relate (as reported in Bloomberg Professional, a service of Bloomberg L.P.) or in the event Bloomberg Professional is not available then The Wall Street Journal, for the currency of the country in which the sale is made.

        (c) Late Payments. Any amounts not paid by a Party when due under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which such Party has made a wire transfer of immediately available funds into an account designated by the other Party of such payment at a rate equal to the lesser of (i) the sum of [ ] plus the annual prime rate or successive annual prime rates of interest quoted in the Money Rates section of the on-line edition of the Wall Street Journal (at http://www.interactive.wsj.com) calculated daily on the basis of a 365-day year or (ii) the highest rate permitted by applicable law.

        (d) Blocked Currency. With respect to receipt of a foreign currency for sales of Collaboration Products, if the Commercial Lead and its Affiliates are unable to convert such foreign currency into United States Dollars for reasons beyond their respective control, or are restricted by law or regulation from remitting funds from any country of sale, the Commercial Lead shall cause such
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their respective nominee(s)) in any commercial bank designated by the Commercial
Lead in the applicable country. The Commercial Lead shall deliver to the other Party proper evidence of such deposit.

        (e) Withholding Taxes. Any taxes, assessments and fees to be withheld by the Commercial Lead under the laws, rules or regulations of any foreign country for the account of the other Party shall be promptly paid by the Commercial Lead for and on behalf of the other Party to the appropriate governmental authority, and the Commercial Lead shall furnish the other Party with an original copy of the official receipt for the payment of such tax within [***] of payment. Any such tax, assessment and fee actually paid on the other Party's behalf shall be deducted from any payments due to the other Party. The Commercial Lead agrees to make all lawful and reasonable efforts to minimize such taxes, assessments and fees to the other Party.

        10.2 RECORDS; AUDIT. The Parties shall keep or cause to be kept such records as are required in sufficient detail to track and determine, in a manner consistent with GAAP, the accuracy of calculations of all sums or credits due under this Agreement to accurately account for all items within the Operating Profit or Loss account. Such records shall be retained for a period of the later of: (i) a [***] period following the year in which any payments were made hereunder, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or such longer period as may be required by law. Once per Calendar Year each Party shall have the option to engage, at its own expense, an independent certified public accountant, appointed by the auditing Party and reasonably acceptable to the audited Party, to examine in confidence the books and records of the Party being audited as may be necessary to determine, with respect to any Calendar Year, the correctness or completeness of any report or payment required to be made under this Agreement; provided however, that the books and records for any particular Calendar Year shall only be subject to one audit. The report of such accountant shall be limited to a certificate verifying any report made or payment submitted by the audited Party during such period but may include, in the event the accountant shall be unable to verify the correctness of any such payment, information relating to why such payment is unverifiable. All information contained in any such certificate shall be deemed the Confidential Information of the audited Party hereunder. If any audit performed under this Section 10.2 (showing the calculation of a reimbursement or payment amount) discloses a variance of more than [***] from the amount of the original report, the audited Party shall bear the full cost of the performance of such audit. Upon the expiration of [***] following the end of any particular Calendar Year, the calculation of any such amounts payable with respect to such particular Calendar Year shall be binding and conclusive upon a Party entitled to such audit and the other Party or its Affiliates shall be released from any liability or accountability with respect to such amounts for such Calendar Year.

                                   ARTICLE 11
                                  PUBLICATIONS

        11.1 PROCEDURE. The Steering Committee shall determine the overall strategy for publication and presentation of results of pre-clinical and clinical studies of Collaboration Products. [***]. Each Party to this Agreement recognizes that the publication of papers


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                                      35.
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regarding results of and other information regarding the activities under this
Agreement, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any patent application until such patent application has been published. Accordingly, each Party will have the right to review and approve any paper proposed for publication by the other Party, including oral presentations and abstracts, which utilizes data generated under this Agreement and/or includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the Party publishing or presenting will deliver a complete copy of the paper or materials and abstracts for oral presentation to the other Party at least [***] prior to submitting the paper to a publisher or making the presentation. The other Party will review any such paper and give its comments to the publishing Party within [***] after the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party will make reasonable efforts to expedite review of such materials and abstracts, and will return such items as soon as practicable to the presenting Party with appropriate comments, if any, but in no event later than [***] after the date of delivery to the other Party. The publishing Party will comply with the other Party's request to delete references to the other Party's Confidential Information in any such paper, materials and abstracts and agrees to withhold publication of same for an additional [***] in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this Agreement.

        11.2 CREDIT. Any such publication or presentation will include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgment, as may be appropriate.

                                   ARTICLE 12
                                 CONFIDENTIALITY

        12.1 TREATMENT OF CONFIDENTIAL INFORMATION. The Parties agree that during the Term, and for a period of [***] after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall
(a) maintain in confidence such Confidential Information to the same extent such Party maintains its own confidential or proprietary information or trade secrets of similar kind and value (but at a minimum each Party shall use reasonable best efforts to maintain such Confidential Information in confidence); (b) not disclose such Confidential Information to any Third Party without the prior written consent of the disclosing Party, except for disclosures to its Affiliates and, pursuant to Section 18.7, to authorized subcontractors who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 12; and (c) not use such Confidential Information for any purpose except those purposes permitted by this Agreement. Neither Party shall knowingly disclose to the other Party any Third Party information or know-how that such Party does not have the legal right to disclose to the other Party and/or has a contractual obligation not to disclose to the other Party.



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        12.2 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this
Agreement, a Party may disclose Confidential Information of the other Party:

        (a) to the extent and to the persons and entities as required by an applicable law, rule, regulation, legal process, court order or the rules of the National Association of Securities Dealers or of a Regulatory Authority;

        (b) as necessary to file, prosecute or defend those patent applications or patents for which either Party has the right to assume filing, prosecution, defense or maintenance, pursuant to Section 9.4 of this Agreement;

        (c) to prosecute or defend litigation or otherwise establish rights or enforce obligations pursuant to this Agreement, but only to the extent that any such disclosure is necessary; or

        (d) in the event of a Recall, by the Party responsible for such Recall pursuant to Section 4.9.

The Party required or intending to disclose the other Party's Confidential Information under Sections 12.2(a) or (c) shall first have given prompt notice to such other Party to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party.

        12.3 TRANSFER OF MATERIALS. For purposes of this Agreement, the Parties anticipate that each Party may transfer certain of its Materials to the other Party. Each Party agrees that it will use such Materials of the other Party only in accordance with the terms and conditions of this Agreement and will not transfer such Materials to any Third Party without the consent of the other Party, except as expressly permitted under this Agreement.

        12.4 PUBLICITY; TERMS OF AGREEMENT. The Parties agree that the existence of and the material terms of this Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 12.4 (in lieu of the authorized disclosure provisions set forth in Section 12.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information. The Parties will mutually agree on the text of a press release announcing the execution of this Agreement. Thereafter, if either Party desires to make a public announcement concerning this Agreement or the terms hereof, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld or delayed. A Party shall not be required to seek the permission of the other Party to repeat any information as to the terms of this Agreement that has already been publicly disclosed by such Party in accordance with the foregoing or by the other Party. Either Party may disclose the terms of this Agreement to potential investors who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 12. The Parties acknowledge that Amgen and/or Hyseq may be obligated to file a copy of this Agreement with the U.S. Securities and Exchange Commission with its next quarterly report on Form 10-Q, an annual report on Form 10-K or a current report on Form 8-K or with any


                                      37.
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registration statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and each such Party shall be entitled to make such filing, provided however, that it requests confidential treatment of the more sensitive terms hereof to the extent such confidential treatment is reasonably available to the filing Party under the circumstances then prevailing. In the event of any such filing, the filing Party will provide the non-filing Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment, and the filing Party shall reasonably consider the non-filing Party's timely comments thereon.

                                   ARTICLE 13
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        13.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party that as of the Effective Date:

        (a) Power and Authority. It has the corporate power, authority and legal right to enter into this Agreement and perform its obligations hereunder and has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, including without limitation the right to grant the licenses hereunder.

        (b) Binding Agreement. This Agreement has been duly executed and delivered on behalf of Hyseq and constitutes a legal, valid and binding obligation of Hyseq that is enforceable against it in accordance with its terms.

        (c) No Conflict. The execution, delivery and performance of this Agreement does not conflict with, and would not result in a breach of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

        (d) Validity. It is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity of this Agreement.

        (e) Business Condition. It is not in violation of its charter, bylaws, or any other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to it, which violation, individually or in the aggregate, would reasonably likely have a materially adverse effect on its business or financial condition. Except as may be set forth in any documents filed with the Securities and Exchange Commission, as required to be filed by it under the Securities Act or Exchange Act, as the case may be, it is not aware of any facts or circumstances, individually or in the aggregate, which would reasonably likely have a materially adverse effect on its business or financial condition.






                                      38.
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        13.2 MUTUAL COVENANTS. Each Party hereby covenants to the other Party as follows:

        (a) No Misappropriation. It shall not knowingly misappropriate the trade secret of a Third Party in its activities to Develop, manufacture or Commercialize Collaboration Products.

        (b) No Debarment. In the course of the Development, manufacture and Commercialization of Collaboration Products and during the Term, such Party shall not knowingly use and shall not have knowingly used any employee or consultant who is or has been debarred by a Regulatory Authority or, to the best of such Party's knowledge, is or has been the subject of debarment proceedings by a Regulatory Authority.

        (c) No Conflict. It shall not during the term of this Agreement grant any right, license, consent or privilege to any Third Party(ies) in the Territory which would conflict with the rights granted to the other Party under this Agreement, and shall not take any action that would in any way prevent it from assuming its obligations or granting the rights granted to the other Party under this Agreement or that would otherwise materially conflict with or adversely affect its obligations or its assumption of the rights granted to the other Party under this Agreement.

        (d) Exclusivity. It shall work exclusively with the other Party with respect to Collaboration Products. It shall not, directly or indirectly, make, have made, use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in (for purposes of Developing, manufacturing or Commercializing) a [***] in the Territory, nor license or otherwise enable a Third Party to take such actions during the Term. [***].

        (e) Compliance. Each Party shall comply with all applicable statutes, regulations and guidance of Regulatory Authorities in carrying out its respective activities regarding the Development, manufacture and Commercialization of Collaboration Products in the Territory.

        (f) Regulatory Data. It shall store and provide the other Party access to source data supporting all Regulatory Filings and Regulatory Approvals for the longer of (i) [***] or (ii) the time period required by any applicable Regulatory Authority in the Territory. Prior to initiation of the first Phase II Clinical Trial of the first Collaboration Product, it shall also make its employees, consultants and agents reasonably available upon reasonable notice from the other Party to consult with the other Party on issues relating to the Collaboration Product or relating to requests from any Regulatory Authority in the Territory.

        (g) Formation of Legal Entity. In the event either Party determines that the formation of a partnership or other legal entity co-owned by the Parties to further the Development, manufacture and Commercialization of the Collaboration Products would be beneficial for legal, tax or other reasons, the other Party covenants that it shall cooperate and take all reasonable steps necessary to form such entity.

        13.3 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF HYSEQ.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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                                      39.

        (a) Corporate Existence. Hyseq hereby represents and warrants to Amgen that as of the Effective Date of this Agreement it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

        (b) Expertise. In entering into this Agreement, Hyseq hereby represents and warrants to Amgen that as of the Effective Date of this Agreement it has [***].

        (c) Diligence. Hyseq covenants that it shall use Commercially Reasonable Efforts to carry out its obligations in accordance with the terms of this Agreement including, as applicable, the Development, manufacture and Commercialization of Collaboration Products in the Territory in accordance with the terms of this Agreement. Without limiting the generality of the foregoing obligation, Hyseq covenants that:

                (i) Hyseq shall use Commercially Reasonable Efforts to administer a Collaboration Product to a patient in a government-approved clinical trial within [***] after the Effective Date. In the event Hyseq fails to administer a Collaboration Product in such time period then, within [***] after the Effective Date, Hyseq shall either pay Amgen a [***] maintenance fee or Amgen may terminate this Agreement in accordance with Section 16.3.

                (ii) Hyseq shall use Commercially Reasonable Efforts to administer a Collaboration Product to a patient in a government-approved clinical trial within [***] after the Effective Date. In the event Hyseq fails to administer a Collaboration Product in such time period then, in addition to any payment that may have been due under subsection (i) above and within [***] after the Effective Date, in addition to the payment in subsection (i) above, Hyseq will either pay Amgen a [***] maintenance fee or Amgen may terminate this Agreement in accordance with
        Section 16.3.

                (iii) Hyseq shall use Commercially Reasonable Efforts to administer a Collaboration Product to a patient in a government-approved clinical trial within [***] after the Effective Date. In the event Hyseq fails to administer such Collaboration Product in such time period, then Amgen shall have the right to terminate this Agreement in accordance with Section 16.3.

        13.4 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF AMGEN.

        (a) Corporate Existence. Amgen hereby represents and warrants to Hyseq that as of the Effective Date of this Agreement it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.



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                                      40.
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        (b) Diligence. Amgen covenants that it shall use Commercially Reasonable
Efforts to carry out its obligations under the terms of this Agreement including, as applicable, the Development, manufacture and Commercialization of Collaboration Products.

        13.5 DISCLAIMERS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE mATERIALS AND iNFORMATION PROVIDED HEREUNDER ARE BEING PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE WHATSOEVER REGARDING THE mATERIALS AND iNFORMATION. EACH PARTY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OF NONINFRINGEMENT.

                                   ARTICLE 14
                                 INDEMNIFICATION

        14.1 INDEMNIFICATION BY AMGEN. Amgen hereby agrees to defend, hold harmless and indemnify (collectively "Indemnify" or "Indemnified") Hyseq and its Affiliates, agents, directors, officers and employees (the "Hyseq Indemnitees") from and against any and all Losses resulting directly or indirectly from any Third Party claims, suits, actions or demands, whether brought during or after the Term, arising out of (a) any of Amgen's representations and warranties set forth in this Agreement being untrue in any material respect when made; (b) any material breach or material default by Amgen of its covenants and obligations under this Agreement; (c) Amgen's carrying out of activities outside the Program Plan during the Term or Amgen's [***] of any Third Party engaged by Amgen) in carrying out its activities set forth in the Program Plan including, without limitation, manufacturing and Commercialization activities of Amgen; and/or (d) resulting solely from Hyseq's proper use of Amgen's Trademarks in connection with a Collaboration Product in accordance with the terms of this Agreement. To be eligible to be so Indemnified as described in this Section 14.1, the Hyseq Indemnitees shall provide Amgen with prompt notice of any claims, suits, actions or demands (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to this
Section 14.1 and the exclusive ability to defend such claims, suits, actions or demands (with the reasonable cooperation of Hyseq Indemnitees); provided however, that Amgen shall be relieved of its obligations only if any failure by the Hyseq Indemnitee to deliver prompt notice shall have been prejudicial to its ability to defend such claims, suits, actions or demands. Hyseq shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Amgen would be inappropriate due to actual or potential differing interests between the Parties. Neither Party shall settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought, [***]. Amgen's obligation to Indemnify the Hyseq Indemnitees pursuant to this Section 14.1 shall not apply to the extent of any Losses (i) that arise from the [***] of any Hyseq Indemnitee (including but not limited to that arising from the Development or Commercialization of a Collaboration Product by Hyseq); (ii) that arise from Hyseq's breach of any representation, warranty, covenant or obligation under this Agreement; or (iii) for which Hyseq is obligated to Indemnify the Amgen Indemnitees pursuant to
Section 14.2 of this Agreement.



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                                      41.
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        14.2 INDEMNIFICATION BY HYSEQ. Hyseq hereby agrees to Indemnify Amgen and its Affiliates, agents, directors, officers and employees (the "Amgen Indemnitees") from and against any and all Losses resulting directly or indirectly from any Third Party claims, suits, actions or demands, whether brought during or after the Term, arising out of (a) any of Hyseq's representations and warranties set forth in this Agreement being untrue in any material respect when made; (b) any material breach or material default by Hyseq of its covenants and obligations under this Agreement; (c) Hyseq's carrying out of activities outside the Program Plan during the Term or Hyseq's [***] of any Third Party engaged by Hyseq) in carrying out its activities set forth in the Program Plan including, without limitation, Development activities of Hyseq; and/or (d) resulting solely from Amgen's proper use of Hyseq's Trademarks in connection with a Collaboration Product in accordance with the terms of this Agreement. To be eligible to be Indemnified as described above in this Section 14.2, the Amgen Indemnitees shall provide Hyseq with prompt notice of any claims, suits, actions or demands (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to this Section 14.2 and the exclusive ability to defend such claims, suits, actions or demands (with the reasonable cooperation of Amgen Indemnitees); provided however, that Hyseq shall be relieved of its obligations only if any failure by the Amgen Indemnitee to deliver prompt notice shall have been prejudicial to its ability to defend such claims, suits, actions or demands. Amgen shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Hyseq would be inappropriate due to actual or potential differing interests between the Parties. Neither Party shall settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought, [***]. Hyseq's obligation to Indemnify the Amgen Indemnitees pursuant to this Section 14.2 shall not apply to the extent of any Losses (i) that arise from the [***] of any Amgen Indemnitee (including but not limited to that arising from the manufacture or Commercialization of Collaboration Product by Amgen); (ii) that arise from Amgen's breach of any representation, warranty, covenant or obligation under this Agreement; or (iii) for which Amgen is obligated to Indemnify the Hyseq Indemnitees pursuant to Section 14.1 of this Agreement.

        14.3 JOINT LIABILITY. Other than as set forth in Section 14.1 or 14.2 and after exhausting the minimum insurance coverage as listed in the table in
Section 14.4, any and all Losses arising from Third Party claims, suits, actions or demands, whether brought during or after the Term, resulting directly or indirectly out of the making, having made, using, selling, having sold, offering for sale or resale, and/or otherwise Developing, manufacturing, or Commercializing Collaboration Products (including a claim that a Collaboration Product caused death or personal injury of any kind) during the Term [***] at the time such claim is finally determined, whether by judgment, award, decree or settlement. For avoidance of doubt, prior to Hyseq [***]. In the event a Party becomes aware of a claim which, if resulting in a Loss, it intends to [***], such Party shall inform the other Party of such claim [***] after it receives notice thereof. Subject to Section 9.7, Hyseq shall have the right to assume direction and control of the defense of any claim alleging a date of injury (or in the event of a continuing injury alleging the then-most recent date of injury) to be prior to the Transition Date of the first Collaboration Product, and Amgen shall have the right to assume direction and control of the defense of any claim alleging a date of injury (or in the event of a continuing injury alleging the then-most recent date of injury) to be upon or after the Transition Date of the first Collaboration

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                                      42.
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Product. The Party not in control of such defense shall [***] in the defense of the claim and if the Party in control of such defense finds it necessary or desirable to [***]; provided however, that the other Party shall have the right to retain its own counsel, at its own expense, if representation by the counsel of the Party in control would be inappropriate due to actual or potential differing interests between the Parties. Neither Party shall settle or consent to the entry of any judgment with respect to any claim for Losses associated with such claim [***].

        14.4 INSURANCE. Within thirty (30) days after the Effective Date, each Party shall at its own expense procure and maintain during the Term and for a period of [***] thereafter an insurance policy/policies, including product liability insurance (but excluding clinical trial insurance policies which shall be required only while trials are ongoing), adequate to cover its obligations hereunder and which is/are consistent with normal business practices of prudent companies similarly situated. Amgen may self-insure and Hyseq may self-insure all or part of any such obligation consistent with pharmaceutical industry practices but Hyseq shall at all times maintain the following minimum Third Party insurance coverage:

             TYPE OF COVERAGE                               AMOUNT
             ----------------                               ------
        Commercial General Liability Insurance               [***]

        Product Liability Insurance                          [***]

        Excess Liability Insurance                           [***]

        Clinical Trial Liability Insurance                   [***]

        Workman's Compensation                               [***]

        Each insurance policy required by and procured by a Party under this
Section 14.4 shall name the other Party as an additional insured. Such insurance shall not be construed to create a limit of the insuring Party's liability with respect to its indemnification obligations under this Article 14. Each Party shall provide the other Party with a certificate of insurance or other evidence of such insurance and/or self-insurance, upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or a material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

        14.5 PRE-EFFECTIVE DATE LOSSES. In connection with this Agreement, Hyseq shall not assume or be liable for any Losses resulting from or arising in connection with the use by Amgen (or any Third Party under Amgen's direction) of any Collaboration Product on or prior to the Effective Date.

        14.6 LIMITATION OF LIABILITY. NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE INCURRED BY THE OTHER PARTY



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                                      43.
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IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO DAMAGES
MEASURING LOST PROFITS OR BUSINESS OPPORTUNITIES.

                                   ARTICLE 15
                              COLLABORATION OPT OUT

        15.1 AMGEN'S OPT-OUT RIGHT. Subject to this Article 15, Amgen shall have the right to elect to opt out of this Agreement and to grant Hyseq an exclusive license (even as to Amgen) under the terms and conditions as set forth in that certain License Agreement attached hereto as Schedule IV, at which time this Agreement shall be terminated in accordance with Section 16.8.

        15.2 EXERCISE. Amgen may exercise the opt-out right described in Section
15.1 by providing Hyseq with written notice thereof at any time between [***]. Notwithstanding the foregoing, if Hyseq, after the foregoing [***], Amgen's opt-out right under this Article 15 [***] as provided in this Section 15.2.

        15.3 LICENSE AGREEMENT. In the event Amgen shall have exercised its right pursuant to Section 15.1, Hyseq and Amgen shall execute the License Agreement attached hereto as Schedule IV not less than [***] following Amgen's written notification provided under Section 15.2.

                                   ARTICLE 16
                              TERM AND TERMINATION

        16.1 TERM. This Agreement shall become effective on the Effective Date and shall remain in full force and effect, unless earlier terminated pursuant to this Article 16, for such time as the Collaboration Products are being Developed or Commercialized by the Parties.

        16.2 TERMINATION FOR CONVENIENCE. Hyseq may terminate this Agreement at any time by providing ninety (90) days prior written notice of termination to Amgen. The effects of such termination will occur in accordance with Section 16.9(a).

        16.3 TERMINATION BY AMGEN. In the event Hyseq shall not timely pay any maintenance fees due pursuant to either Section 13.3(c)(i) or 13.3(c)(ii) or shall not timely administer a Collaboration Product to a patient pursuant to
Section 13.3(c)(iii), Amgen shall have the right, in its sole discretion, to terminate this Agreement by providing thirty (30) days prior written notification of termination to Hyseq. The effects of such termination will occur in accordance with Section 16.9(a).

        16.4 TERMINATION FOR MATERIALLY ADVERSE CLINICAL DEVELOPMENT. If, in the good faith opinion of Amgen, the results of any clinical trial or of any decision by a Regulatory Authority regarding a Collaboration Product constitutes a materially adverse change in the commercial prospects or prospects for approval of any Collaboration Product, then Amgen may terminate this Agreement by providing thirty (30) days prior written notification of termination to Hyseq. The effects of such termination will occur in accordance with Section 16.9(c).


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                                      44.
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        16.5 MUTUAL CONSENT. This Agreement shall terminate upon the mutual written consent of the Parties and, unless otherwise specified in such written consent, shall be effective thirty (30) days after the date of last signature of the Parties to such mutual written consent. The effects of such termination will occur in accordance with Section 16.9(b).

        16.6 TERMINATION FOR DEFAULT.

        (a) In the event any material representation or warranty made hereunder or under the Warrant Purchase Agreement by either Party shall have been untrue in any material respect ("Representation Default"), or upon any material breach or material default of a material obligation of this Agreement or the Warrant Purchase Agreement by a Party ("Performance Default"), the Party not in default ("Non-Defaulting Party") must first give the other Party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and must request the Defaulting Party cure such Representation Default or Performance Default within sixty (60) days. During any such 60-day period after receipt or delivery of a Notice of Default under this Section 16.6(a) for which termination of this Agreement, in whole or in part, is a remedy, all of the Party's respective rights and obligations under the affected parts of this Agreement, including but not limited to Development, manufacture and Commercialization, shall (to the extent applicable) remain in force and effect. If the Defaulting Party shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the Parties shall use good faith efforts to resolve the dispute.

        (b) Hyseq Default. In the event of a Representation Default or a Performance Default by Hyseq that shall not have been cured within the period set forth in Section 16.6(a) above after receipt of a Notice of Default, Amgen, at its option, may terminate this Agreement upon sixty (60) days prior written notice, unless such Representation Default is an unintentional Representation Default of the Warranty Agreement and Amgen did not provide Notice of Default within one (1) year after the Effective Date. The effects of such termination will occur in accordance with Section 16.9(a). In addition, in the event of termination pursuant to such uncured Representation Default as provided in the foregoing sentence, Amgen will be entitled to receive a refund of all money paid.

        (c) Amgen Default. In the event of a Representation Default or a Performance Default by Amgen that shall not have been cured within the period set forth in Section 16.6(a) after receipt of a Notice of Default, Hyseq, at its option, may terminate this Agreement upon sixty (60) days prior written notice. The effects of such termination will occur in accordance with Section 16.9(c). In addition, in the event of termination pursuant to such uncured Representation Default as provided in the foregoing sentence, Hyseq will be entitled to receive a refund of all money paid.




                                      45.

        16.7 BANKRUPTCY.

        (a) Amgen may terminate the Agreement if Hyseq shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Hyseq or of its assets, or if Hyseq proposes a written agreement of composition or extension of its debts, or if Hyseq shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if Hyseq shall propose or be a party to any dissolution or liquidation, or if Hyseq shall make an assignment for the benefit of creditors. The effects of such termination will occur in accordance with Section 16.9(a).

        (b) All rights and licenses granted under or pursuant to this Agreement by Amgen or Hyseq are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a bankrupt Party under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property and all embodiments of such intellectual property, and same, if not already in the other Party's possession, shall be promptly delivered to the other Party (a) upon any such commencement of a bankruptcy proceeding, upon the other Party's written request therefor, unless the non-bankrupt Party (or a trustee on behalf of the non-bankrupt Party) elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the non-bankrupt Party, upon written request therefor by the other Party.

        16.8 OPT OUT BY AMGEN. In the event Amgen shall provide notice of its election to opt out of this Agreement pursuant to Section 15.2, this Agreement shall automatically terminate within thirty (30) days after Hyseq's receipt of such opt-out notice. The effects of such termination will occur in accordance with Section 16.9(c).

        16.9 EFFECTS OF TERMINATION. In addition to any other remedies which may be available at law or equity, upon termination of this Agreement the rights and obligations of the Parties shall be as set forth in this Section 16.9.

        (a) Upon termination of this Agreement in accordance with either Sections 16.2, 16.3, 16.6(b) or 16.7(a), the following rights and obligations shall apply:

                (i) The following provisions shall remain in full force and effect after the expiration or termination of this Agreement: Article 1,
        Section 7.1, Subsection 8.3(f), Section 9.1, Subsection 9.2(b), Subsection 9.2(e) (solely to the extent relevant to the




                                      46.

        license granted to Amgen pursuant to Section 9.2(b)), Subsection 9.3(b), Subsection 9.3(c) (solely to the extent relevant to the license granted to Amgen pursuant to Section 9.2(b)), Subsection 9.4(a)(i) (solely to the extent pertaining to Joint Patent Rights); Subsection 9.4(a)(ii) (with respect to the claims of Joint Patent Rights not relating to Collaboration Products); Subsection 9.4(b), Subsection 9.4(d) (first sentence only, with Amgen having the rights of the Commercial Lead); Subsection 9.6(a)(i) (with Hyseq being included within the definition of a Third Party and Amgen bearing all costs and expenses and being entitled to all recoveries from such actions), Subsection 9.6(a)(ii) (with respect to the claims of Joint Patent Rights not relating to products which may in any way affect the rights conferred to Amgen to Develop, manufacture and Commercialize Collaboration Products, with Hyseq bearing all costs and expenses and being entitled to all recoveries from such actions); Subsection 9.6(b)(i) (with respect to the claims of Hyseq Patent Rights not relating to products which may in any way affect the rights conferred to Amgen to Develop, manufacture and Commercialize Collaboration Products and with Hyseq bearing all costs and expenses and being entitled to all recoveries from such actions), Subsection 9.6(b)(ii) (only with respect to products which may in any way affect the rights conferred to Amgen to Develop, manufacture and Commercialize Collaboration Products) and with Amgen bearing all costs and expenses and being entitled to all recoveries from such actions), Subsection 9.6(c)(i) (with Amgen having the rights of the Commercial
        Lead), Section 9.7 (with Amgen having the rights of the Commercial
        Lead), Section 9.8(b)-(d) (except that a Party bringing a suit under
        Section 9.6 shall reimburse the other Party for its reasonable costs and expenses for assisting therewith), Section 9.9, Section 9.11 (solely with respect to any ongoing possession or exchange of the other Party's Confidential Information), Section 9.12 (with Amgen having the obligations of the Commercial Lead); Article 10 (only with respect to surviving rights and obligations pursuant to this Section 16.9(a) and to accrued rights and obligations pursuant to Section 16.12), Article 11 (with Amgen having the rights of the Commercial Lead), Article 12,
        Section 13.1, Section 13.2(f), Sections 13.3(a)-(b), Section 13.4(a),
        Section 13.5, Article 14, Section 16.1, Section 16.9, Section 16.11,
        Section 16.12, Article 17 and Article 18.

                (ii) Amgen shall have sole and full control, authority and responsibility for conducting, funding and pursuing all aspects of Development, manufacture and Commercialization of Collaboration Products in the Field of Use in the Territory, with no obligation of accounting to Hyseq.

                (iii) Pursuant to Section 4.5, Hyseq shall promptly transfer to Amgen all right, title and interest in (or comparable rights in) all Regulatory Filings and Regulatory Approvals then in its name for all Collaboration Products and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership. Hyseq shall assign to Amgen Hyseq's right, title and interest in the Product Trademarks. At Amgen's request and expense, within seven (7) days after such request Hyseq will provide Amgen with access to any pre-clinical and clinical information (reasonably necessary to the continued Development and Commercialization of a Collaboration Product), and Hyseq will assist Amgen in





                                      47.

        responding to any request or inquiry by a Regulatory Authority regarding such information.

                (iv) Amgen shall have the right to use Hyseq's Trademarks in the selling of any existing inventory of Collaboration Product(s) (and to use Promotional Materials it then has on hand, provided however, that Amgen promptly creates new Promotional Materials which do not use Hyseq's corporate name and/or logo), with no obligation of accounting to Hyseq.

                (v) Hyseq shall within thirty (30) days (other than with respect to Third Party agreements entered into pursuant to Section 6.8, in which case by no later than completion of its obligations, if any, under
        Section 16.9(a)(vii) below), at the request of Amgen, assign (if assignable under its terms) to Amgen all of Hyseq's rights and obligations under any then-existing Third Party agreements limited specifically to Collaboration Products, regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products and shall not (until receiving notice of whether or not Amgen desires such an assignment) terminate or amend any such Third Party agreement. Otherwise, Hyseq shall, at the request of Amgen, sublicense (if sublicenable under its terms) to Amgen all of Hyseq's rights and obligations under any then-existing Third Party agreement regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products and shall not (until receiving notice of whether or not Amgen desires such a sublicense) terminate or amend any such Third Party agreement. Such assignment or sublicense shall be made for no additional consideration and be under the same terms and conditions as the underlying agreement.

                (vi) Hyseq shall within thirty (30) days (other than with respect to Amgen Material and Manufacturing Information, in which case by no later than completion of its obligations, if any, under Section 16.9(a)(vii) below) destroy, or at Amgen's request return, all of Amgen's Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and Materials, and shall provide Amgen with certification by an officer of Hyseq that all such Confidential Information and Materials have been destroyed or returned to Amgen, as appropriate.

                (vii) In the event Hyseq shall have been the Manufacturing Lead at termination and (1) have been using a Third Party contract manufacturer to manufacture Collaboration Products, it shall only be obligated, with respect to the manufacture and supply of Collaboration Products under this Agreement, to assign its agreement with each such Third Party contract manufacturer to Amgen or (2) have been manufacturing Collaboration Products at its own facilities, it shall remain responsible for supplying the amounts of Collaboration Products that it was obligated to supply at the time of such termination (consistent with the clinical and/or commercial forecasts, as applicable, and



                                      48.

        other terms and conditions of the Process Development/Manufacturing Plan section of the Program Plan) for a reasonable period of time to allow Amgen to obtain an alternate source of supply, if necessary, pursuant to a transition plan which shall be approved by [***] decision of the Steering Committee and which shall set forth the responsibilities and schedules for transferring manufacturing responsibilities as expeditiously as possible with the goal of providing for an uninterrupted supply of Collaboration Product of suitable quality and quantity required for the Development and Commercialization to proceed. Hyseq shall have the right to charge Amgen and Amgen shall pay Hyseq's Standard Cost plus [***] for the supply of Collaboration Products pursuant to this Section 16.9(a)(vii) and shall also reimburse Hyseq for all Third Party payments made to any Third Party pursuant to Section 6.8 (to the extent such agreements have not already been transferred pursuant to Section 16.9(a)(v)). Once manufacturing responsibility has been successfully transferred, Hyseq shall no longer be responsible for any obligations pursuant to Article 6. In the event Hyseq is obligated to continue to supply Collaboration Products under this Section 16.9(a)(vii), Amgen shall use Commercially Reasonable Efforts to identify one or more viable Third Party manufacturers in order to transfer manufacturing operations as soon as commercially reasonable.

                (viii) Amgen hereby agrees to Indemnify the Hyseq Indemnitees from and against any and all Losses resulting from any Third Party claims, suits, actions or demands resulting directly or indirectly from the Development, manufacture or Commercialization of Collaboration Products (including a claim that a Collaboration Product caused death or personal injury of any kind). To be eligible to be Indemnified as described above in this Section 16.9(a)(viii), the Hyseq Indemnitees shall provide Amgen with prompt notice of any claim (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to this Section 16.9(a)(viii) and the exclusive ability to defend such claim (with the reasonable cooperation of Hyseq Indemnitees); provided however, that Amgen shall be relieved of its obligations only if any failure by the Hyseq Indemnitee to deliver prompt notice shall have been prejudicial to its ability to defend such action. Hyseq shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Amgen would be inappropriate due to actual or potential differing interests between the Parties. Neither Party shall settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought, without the prior written consent of the other Party (not to be unreasonably withheld). Amgen's obligation to Indemnify the Hyseq Indemnitees pursuant to this Section 16.9(a)(viii) shall not apply to the extent of any Losses (i) that arise from the negligence or intentional misconduct of any Hyseq Indemnitee (including but not limited to that arising from the Development of Collaboration Product by Hyseq); (ii) that arise from Hyseq's breach of any representation, warranty, covenant or obligation under this Agreement; or (iii) for which Hyseq is obligated to Indemnify the Amgen Indemnitees pursuant to Section 14.2 of this Agreement.

                (ix) Except as expressly set forth in this Section 16.9(a), all other rights and obligations shall terminate.



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        (b) Upon termination of this Agreement in accordance with Section 16.5, the following rights and obligations shall apply:

                (i) The following provisions shall remain in full force and effect after the expiration or termination of this Agreement: Article 1,
        Section 7.1, Subsection 8.3(f), Section 9.1, Subsection 9.4(a) (solely to the extent pertaining to Joint Patent Rights), Subsection 9.4(d) (with the Commercial Lead and other Party on the date of termination retaining their respective rights thereunder, unless survival of this Subsection would have a materially adverse effect on either Party), Subsection 9.6(a)(i), Subsection 9.6(a)(ii) (solely to the extent pertaining to Joint Patent Rights), Subsection 9.6(b)(i), Subsection 9.6(c) (with the Commercial Lead and other Party on the date of termination retaining their respective rights thereunder unless survival of this Subsection would have a materially adverse effect on either Party), Subsection 9.6(d) (only with respect to actions pertaining to Joint Patent Rights under surviving Section 9.6 or brought under 9.6(c)), Section 9.7 (with the Commercial Lead and other Party on the date of termination retaining their respective rights thereunder), Subsections 9.8(b)-(d), Section 9.9, Article 10 (only with respect to surviving rights and obligations pursuant to this Section 16.9(b) and accrued rights and obligations pursuant to Section 16.12), Article 11 (with the Commercial Lead and other Party on the date of termination retaining their respective rights thereunder), Article 12, Section 13.1,
        Section 13.2(f), Sections 13.3(a)-(b), Section 13.4(a), Section 13.5,
        Article 14, Section 16.1, Section 16.9, Section 16.11, Section 16.12,
        Article 17 and Article 18.

                (ii) Each Party shall within thirty (30) days destroy, or at the other Party's request return, all of the other Party's Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and Materials, and shall provide the other Party with certification by an officer of such Party that all such Confidential Information and Materials have been destroyed or returned to the other Party, as appropriate.

                (iii) Except as expressly set forth in this Section 16.9(b), all other rights and obligations shall terminate

        (c) Upon termination of this Agreement under Section 16.4, as a consequence of an Amgen Default pursuant to Section 16.6(c) or under Section 16.8, and upon entering into the License Agreement attached in Schedule IV (which, at the request of Hyseq, shall be timely executed by Amgen), in addition to the rights and obligations of the Parties pursuant to such License Agreement the following rights and obligations shall apply (provided however if Hyseq elects not to execute such License Agreement, the rights and obligations of the Parties shall be governed by the terms and conditions of Section 16.9(b)):

                (i) The following provisions shall remain in full force and effect after the expiration or termination of this Agreement: Article 1, Subsection 8.3(f), Article 10 (only with respect to surviving rights and obligations pursuant to this Section 16.9(c)





                                      50.

        and accrued rights and obligations pursuant to Section 16.12), Article 11 (with the Commercial Lead and other Party on the date of termination retaining their respective rights thereunder), Article 12, Section 13.1,
        Section 13.2(f), Sections 13.3(a)-(b), Section 13.4(a) and Section 13.5,
        Article 14, Section 16.1, Section 16.9, Section 16.11, Section 16.12,
        Article 17 and Article 18.

                (ii) Pursuant to Section 4.5, Amgen shall promptly transfer to Hyseq all right, title and interest in (or comparable rights in) all Regulatory Filings and Regulatory Approvals then in its name for all Collaboration Products, and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership. Amgen will also deliver to Hyseq all correspondence between Amgen and Regulatory Authorities relating to all Regulatory Filings and Regulatory Approvals.

                (iii) Hyseq shall have the right to use Amgen's Trademarks in the selling of existing inventory of Collaboration Product(s) (and to use Promotional Materials it then has on hand, provided however, that Hyseq promptly creates new Promotional Materials' which do not use Amgen's corporate name and/or logo).

                (iv) Amgen shall within thirty (30) days (other than with respect to information necessary or useful to complete its obligations under Section 16.9(c)(vi) below, in which case by no later than completion of its obligations, if any, under Section 16.9(c)(vi) below) destroy, or at Hyseq's request return, all of Hyseq's Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and Materials, and shall provide Hyseq with certification by an officer of Amgen that all such Confidential Information and Materials have been destroyed or returned to Hyseq, as appropriate.

                (v) Amgen shall within thirty (30) days (other than with respect to Third Party agreements entered into pursuant to Section 6.8, in which case by no later than completion of its obligations, if any, under
        Section 16.9(c)(vi) below), at the request of Hyseq, assign (if assignable under its terms) to Hyseq all of Amgen's rights and obligations under any then-existing Third Party licenses having a license grant limited specifically to Collaboration Products, regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products and shall not (until receiving notice of whether or not Hyseq desires such an assignment) terminate or amend any such Third Party license. Otherwise, Amgen shall, at the request of Hyseq, sublicense (if sublicensable under its terms) to Hyseq all of Amgen's rights and obligations under any then-existing Third Party licenses regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products and shall not (until receiving notice of whether or not Hyseq desires such a sublicense) terminate or amend any such Third Party license. Such assignment or sublicense shall




                                      51.

        be made for no additional consideration and be under the same terms and conditions as the underlying agreement.

                (vi) In the event Amgen shall have been the Manufacturing Lead at termination and had been manufacturing Collaboration Products at its own facilities, it shall remain responsible for supplying the amounts of Collaboration Products that it was obligated to supply at the time of such termination (consistent with the clinical and/or commercial forecasts, as applicable, and other terms and conditions of the Process Development/Manufacturing Plan section of the Program Plan) for a reasonable period of time to allow Hyseq itself manufacture or to obtain an alternate source of supply, if necessary, pursuant to a transition plan which shall be consistent with Section 6.7 and approved by [***] decision of the Steering Committee and which shall set forth the responsibilities and schedules for transferring manufacturing responsibilities as expeditiously as possible with the goal of providing for an uninterrupted supply of Collaboration Product of suitable quality and quantity required for the Development and Commercialization to proceed. Amgen shall have the right to charge Hyseq and Hyseq shall pay Amgen's Standard Cost plus [***] for the supply of Collaboration Products pursuant to this Section 16.9(c)(vi) and shall also reimburse Amgen for all Third Party payments made to any Third Party pursuant to
        Section 6.8 (to the extent such agreements have not already been transferred pursuant to Section 16.9(c)(v)). Once manufacturing responsibility has been successfully transferred, Amgen shall no longer be responsible for any obligations pursuant to Article 6. In the event Amgen is obligated to continue to supply Collaboration Products under this Section 16.9(c)(vi), Hyseq shall use Commercially Reasonable Efforts to identify one or more viable Third Party manufacturers to which it may transfer manufacturing operations as soon as commercially reasonable.

                (vii) Except as expressly set forth in this Section 16.9(c), all other rights and obligations shall terminate.

        16.10 ACQUISITION. In the event that, during the term of this Agreement, a Third Party shall acquire, directly or indirectly, more than 50% of the shares of a Party's stock entitled to vote for the election of directors of such Party (the "Acquired Party"), the other Party shall have the right, within one hundred twenty (120) days of such acquisition, to assume the rights and responsibilities of, and shall be deemed, the Development Lead, Regulatory Lead, Manufacturing Lead and Commercial Lead (with the Acquired Party being designated as the "Co-Detailer") and the Acquired Party shall take all actions to facilitate such transition to the other Party, including without limitation, those as set forth hereinbelow; provided however, that all other rights and obligations of the Parties shall remain in full force and effect:

        (a) The Acquired Party shall transfer to the other Party ownership of all Regulatory Filings and Regulatory Approvals then in its name for all Collaboration Products and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership. The Acquired Party shall assign to the other Party all of the Acquired Party's right, title and interest in the Product Trademarks.


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        (b) The Acquired Party shall, at the request of the other Party, assign
(if assignable under its terms) to the other Party all of the Acquired Party's rights and obligations under any then-existing Third Party licenses having a license grant limited specifically to Collaboration Products, regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products and shall not (until receiving notice of whether or not the other Party desires such an assignment) terminate or amend any such Third Party license. Otherwise, the Acquired Party shall, at the request of the other Party, sublicense (if sublicensable under its terms) to the other Party all of the Acquired Party's rights and obligations under any then-existing Third Party licenses regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Collaboration Products and shall not (until receiving notice of whether or not the other Party desires such a sublicense) terminate or amend any such Third Party license.

        (c) In the event the Acquired Party shall have been the Manufacturing Lead on the date of acquisition and (1) have been using a Third Party contract manufacturer to manufacture Collaboration Products, it shall only be obligated, with respect to the manufacture and supply of Collaboration Products under this Agreement, to assign its agreement with each such Third Party contract manufacturer to the other Party or (2) have been manufacturing Collaboration Products at its own facilities, it shall remain responsible for supplying the amounts of Collaboration Products that it was obligated to supply at the time of such termination (consistent with the clinical and/or commercial forecasts, as applicable, and other terms and conditions of the Process Development/Manufacturing Plan section of the Program Plan) for a reasonable period of time to allow the other Party to obtain an alternate source of supply, if necessary, pursuant to a transition plan which shall be approved by [***] decision of the Steering Committee and which sets forth responsibilities and schedules for transferring manufacturing responsibilities as expeditiously as possible with the goal of providing for an uninterrupted supply of Collaboration Product of suitable quality and quantity required for the Development and Commercialization to proceed. Once manufacturing responsibility has been successfully transferred, the Acquired Party shall no longer be responsible for the manufacture and supply of Collaboration Products to the other Party for the Development and Commercialization of Collaboration Products in the Territory and making any decision with respect thereto and shall no longer be responsible for any process development work to support quality assurance, improving manufacturing/cost efficiency and commercial scale-up manufacturing. In the event the Acquired Party is obligated to continue to supply Collaboration Products under this Section 16.10(c), the other Party shall use Commercially Reasonable Efforts to identify one or more viable Third Party manufacturers in order to transfer manufacturing operations as soon as commercially reasonable.

        16.11 TRANSITION. After a notice of termination has been delivered pursuant to any one of Sections 16.2 to 16.8, each Party shall, in no event in excess of ninety (90) days after the delivery date of such notice (other than with respect to obligations which explicitly exceed such 90-day period), assist (and, other than Wind Down Costs, be responsible for its own costs and expenses) in the transition of affairs as set forth in this Article 16 in a timely, reasonable and businesslike manner. Such assistance shall include, but not be limited to (i) making its personnel and other resources reasonably available to the other Party, as necessary and (ii) transferring


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                                      53.
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copies of all relevant information, files or data containing Information and all
Materials to the non-terminating Party. Thereafter, unless explicitly set forth in Sections 16.2 through 16.9, as appropriate, the Parties shall have no further obligation to assist in such transition.

        16.12 ACCRUED RIGHTS. Termination, relinquishment or expiration of any licenses under this Agreement or of this Agreement for any reason in accordance with this Article 16 shall be without prejudice to any rights which shall have accrued to the benefit of either Party or any liability incurred by either Party prior to the effective date of such termination, relinquishment or expiration and shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation.

                                   ARTICLE 17
                               DISPUTE RESOLUTION

        17.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder and which are not resolved by the Steering Committee (e.g. disputes pursuant to Section 2.4(b)(v)). It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising from, concerning or in any way relating to this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 17.1 if and when such a dispute arises under this Agreement (other than with respect to disputes to be resolved in accordance with Section 2.4(b)(i)-(iv) or, as set forth in this Agreement, disputes explicitly excluded from being resolved pursuant to this Article 17). The Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve such dispute, either Party may, by written notice to the other Party, have any dispute between the Parties referred to their respective executive officers designated below (or their designees or successors), for attempted resolution by good faith negotiations within fifteen
(15) days after such notice is received. Such designated officers are as follows:

               For Hyseq:           Hyseq's General Counsel

               For Amgen:           Amgen's General Counsel

If the designated officers are not able to resolve such dispute within such fifteen (15) day period, the dispute will be referred to the respective Chief Executive Officers of each Party, or their Senior Vice President designee(s). If the Chief Executive Officers (or their designees) are unable to resolve such dispute within such further 15-day period, either Party may at any time thereafter pursue any legal or equitable remedy available to it. Notwithstanding the above, either Party shall be entitled at all times and without delay to seek equitable relief.

        17.2 GOVERNING LAW; JUDICIAL RESOLUTION. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the




                                      54.
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substantive laws of the State of California, as applied to agreements executed and performed entirely in the State of California by residents of the State of California, without regard to conflicts of law rules. Any dispute arising under this Agreement shall be submitted to a state or federal court of competent jurisdiction in California; provided however, that if Amgen is the initiating Party in a dispute, its shall bring such suit in a state or federal court which has jurisdiction over Sunnyvale, California; and if Hyseq is the initiating Party in a dispute, its shall bring such suit in a state or federal court which has jurisdiction over Thousand Oaks, California.

        17.3 PATENT AND TRADEMARK DISPUTE RESOLUTION. Notwithstanding the above
Section 17.2, as between the Parties, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Collaboration Patent Rights or of any Amgen Trademark, Hyseq Trademark or Product Trademark shall be submitted to a court of competent jurisdiction in the Territory in which such patent or trademark rights were granted or arose. Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any United States patent application or patent within Collaboration Patent Rights shall be submitted to a court of competent jurisdiction in the State of California.

                                   ARTICLE 18
                                     GENERAL

        18.1 CONDITIONS TO CLOSING. The obligations of each Party to the other Party under this Agreement are subject to fulfillment, on or before the Effective Date, of the execution and delivery of the Warrant Purchase Agreement.

        18.2 FORCE MAJEURE. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses reasonable efforts to remove the condition. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

        18.3 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered, or if sent by facsimile, electronic transmission confirmed. Unless otherwise notified in writing, the mailing addresses and fax numbers for notice of the Parties shall be as described below.

             For Hyseq:    Hyseq Pharmaceuticals, Inc.
                           670 Almanor Ave.
                           Sunnyvale, CA 94085-1710
                           Facsimile: (408) 524-8415
                           Attn: General Counsel




                                      55.

                           With a copy to:  Chief Financial Officer

             For Amgen:    Amgen Inc.
                           One Amgen Center Drive
                           Thousand Oaks, CA 91320-1799
                           Fax: (805) 499-6058
                           Attention:  Vice President, Licensing
                           With a copy to:  Corporate Secretary

        18.4 MAINTENANCE OF RECORDS. Each Party shall keep and maintain all records required by law or regulation with respect to Collaboration Products and shall make copies of such records available to the other Party upon request.

        18.5 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

        18.6 PERFORMANCE BY AFFILIATES. Each of Amgen and Hyseq acknowledge that obligations under this Agreement may be performed by Affiliates of Amgen and Hyseq and that each of Amgen and Hyseq may grant its respective Affiliates a license or sublicense to (or covenant not to sue under) Amgen Technology, Hyseq Technology, Joint Know-How, Joint Patent Rights, Amgen Trademarks, Hyseq Trademarks and Product Trademarks, as applicable, only to the extent and only for so long as such license or sublicense or covenant not to sue is necessary for such Affiliate to perform such tasks. Each of Amgen and Hyseq guarantee performance of this Agreement by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Section 18.8 below. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities may neither make decisions inconsistent with this Agreement, amend the terms of this Agreement nor act contrary to its terms in any way. The Party granting a license or sublicense to its Affiliates shall forward to the other Party a copy of each fully executed license or sublicense agreement, within [***] of the execution of each such license or sublicense agreement.

        18.7 SUBCONTRACTING. The Parties acknowledge and agree that the following portions of the work involved in Development, manufacture and Commercialization of Collaboration Products may be subcontracted to a Third Party by the responsible Party, and the Party entering into such subcontract may as part of such subcontract grant to such Third Party a license or sublicense to Amgen Technology, Hyseq Technology, Joint Know-How, Joint Patent Rights, Amgen Trademarks, Hyseq Trademarks and Product Trademarks, as applicable, only to the extent and only for so long as such license or sublicense is necessary for such Third Party to perform such tasks; provided however, that the responsible Party remains responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement and that the subcontractor shall enter into a written agreement binding such subcontractor to the obligations the responsible Party has to the other Party (and containing any other provisions normal and customary for similar types of agreements): (i) the Development Lead may contract with/establish clinical sites, investigators and CROs pursuant to Section 3.2; (ii) the Parties may subcontract to a Third Party manufacturer pursuant to Section 6.7; and (iii)



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the Commercialization Lead may, in its sole discretion, decide to unilaterally enter into agreements with distributors or sublicensees for commercial distribution of Collaboration Products; (provided however, that any proceeds from a sublicense activity shall be credited to the Operating Profit or Loss account). The subcontracting Party shall Commercially Reasonable Efforts to enter into an Agreement with the bidder that is best able to meet the Parties' mutual requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation. The subcontracting Party shall forward to the other Party a copy of each fully executed subcontracting agreement, within [***]of the execution of each such agreement.

        18.8 ASSIGNMENT. Except as set forth in Sections 18.6 and 18.7, neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party's consent to Affiliates or to an entity that acquires all or substantially all of the business of such Party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This Agreement shall be binding on the successors and assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section
18.8 shall be null and void and of no legal effect. The assigning Party shall forward to the other Party a copy of those portions of each fully executed assignment agreement which relate to the assumption of the rights and responsibilities of the assigning Party, within [***] of the execution of such assignment agreement.

        18.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        18.10 SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement, as evidenced by the terms of this Agreement in accordance with
Section 18.19, may be realized.

        18.11 HEADINGS. The headings for each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Exhibit or Schedule shall mean references to such Article, Section, Exhibit or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or


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                                      57.
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supplemented from time-to-time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

        18.12 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

        18.13 INDEPENDENT CONTRACTORS. The relationship between Hyseq and Amgen created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

        18.14 NO BENEFIT OF THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any Third Parties.

        18.15 USE OF NAMES, LOGOS OR SYMBOLS. Subject to Sections 5.5, 12.2(a) and 12.4, no Party hereto shall use, and no rights are granted in or to, the names or trademarks (including the names "Amgen" and "Hyseq"), physical likeness, employee names or owner symbol of any other Party for any purpose (including, without limitation, private or public securities placements) without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statement of fact rather than for endorsement purposes. Neither Party shall use any trademark which either substantially resembles or is confusingly similar to, misleading or deceptive with respect to, or which dilutes any of the other Party's trademarks in connection with the subject matter of this Agreement.

        18.16 NO WAIVER. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

        18.17 OFFSET. Either Party shall be entitled to offset, against any payments due and payable to the other Party hereunder, all such amounts due and payable hereunder but not yet paid by the other Party to the Party seeking such offset. Prior to applying an offset under this Section 18.17, the Party seeking such offset shall first give the other Party written notice of such due and payable amounts and shall request the other Party to pay all such due and payable amounts within [***] from the date of such notice.

        18.18 EXPORT REQUIREMENTS. It is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export



[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                      58.

Administration Regulations of the United States Department of Commerce. Each Party hereby agrees and by entering into this Agreement gives written assurance that it shall comply with all United States laws and regulations controlling the export of commodities and technical data within Information and Materials, that it will be solely responsible for any violation of any such laws and regulations by itself, its Affiliates or its sublicensees, and that it will Indemnify, defend and hold the other Party harmless from any liability in the event of any legal action of any nature occasioned by such violation, pursuant to Section
14.1 (in the case of Amgen) or Section 14.2 (in the case of Hyseq).

        18.19 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including all Exhibits and Schedules, including the Warrant Purchase Agreement) set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties; on the Effective Date of this Agreement, the Confidential Disclosure Agreement dated October 10, 2001 (Amgen Reference No. 20018121) is hereby superseded, provided that all Confidential Information disclosed therein shall be treated as if disclosed under, and shall be subject to the terms of, this Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by an authorized officer of each Party (i.e., it may not be modified by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like); except that the Steering Committee may amend or update the Program Plan as expressly permitted hereby.

        18.20 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referenced herein and attached hereto are incorporated in this Agreement by reference. In case of any discrepancies between the language incorporated from the Exhibits and Schedules and the terms of the Sections, the terms of the Sections shall prevail; provided however, where Sections of the Agreement make explicit reference to a substantive matter contained in an Exhibit or Schedule, or with respect to definitions set forth in the Exhibits or Schedules, the substantive matter or definitions contained in such Exhibit and Schedules shall prevail.




                                      59.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.


AMGEN INC.                                  HYSEQ, INC.

                                            (D.B.A.  HYSEQ PHARMACEUTICALS)


By:                                         By:
   --------------------------------            --------------------------------

Print Name:                                 Print Name:
           ------------------------                    ------------------------

Title:                                      Title:
      -----------------------------               -----------------------------




                                      60.

                                    EXHIBIT A

                                  DEFINED TERMS


        A.1 "AFFILIATE" shall mean, except as provided below, an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, a government or any department or agency thereof, or any other entity or any combination of the aforementioned entities that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Amgen or Hyseq. For purposes of this definition, "control" shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Party, whether through ownership of more than fifty percent (50%) of the voting securities of such Party, by contract or otherwise.

        A.2 "ALFIMEPRASE" shall mean the polypeptide having the amino acid sequence which is set forth in Exhibit B.

        A.3 "AMGEN KNOW-HOW" shall mean all Information and Material Controlled by Amgen on or following the Effective Date necessary to Develop, manufacture or Commercialize Collaboration Products, including but not limited to the following information: (1) information disclosed in the IND for Alfimeprase as of the Effective Date; (2) information disclosed as of the Effective Date in any IND supplements for Alfimeprase; (3) all Amgen-sponsored collaborator data and results (subject to any contractual confidentiality obligations of Amgen to Third Parties regarding such results); (4) any regulatory data which Amgen provides to Hyseq; (5) sequence information of other Collaboration Products and information regarding their activity; and (6) such information which Amgen expressly designates in writing it intends to include as Amgen Know-How under this Agreement; provided however, that Amgen Know-How shall exclude Amgen Material and Manufacturing Information.

        A.4 "AMGEN MATERIAL AND MANUFACTURING INFORMATION" shall mean the most current version of (i) the Materials (other than Collaboration Products); (ii) the Information pertaining to the manufacture of Collaboration Products including, without limitation, Information contained in the CMC section of any applicable Regulatory Filings or Information regarding Amgen's manufacturing facility; and (iii) Information regarding the Materials.

        A.5 "AMGEN PATENT RIGHTS" shall mean Amgen's rights in (a) those Patent Rights Controlled by Amgen on the Effective Date with respect to the Collaboration Products and listed in Exhibit D and (b) all Patent Rights Controlled by Amgen prior to or during the Agreement that claim Amgen Know-How.

        A.6 "AMGEN TECHNOLOGY" shall mean all Amgen Patent Rights and Amgen Know-How and Amgen's interest in the Joint Patent Rights and Joint Know-How.

        A.7 "AMGEN TRADEMARKS" shall mean, other than Product Trademarks, any and all corporate names, service marks, logos or trademarks and trademark applications (whether or not registered) together with all good will associated therewith, and any renewals, extensions or modifications thereto either filed or used by Amgen.

        A.8 "CALENDAR QUARTER" shall mean the respective periods of three (3) consecutive calendar months ending on either March 31, June 30, September 30, or December 31 for so long as this License Agreement is in effect.

        A.9 "CALENDAR YEAR" means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

        A.10 "CMC" shall mean the Chemistry Manufacturing Control section of a Regulatory Filing.

        A.11 "COLLABORATION PATENT RIGHTS" shall mean Amgen Patent Rights, Hyseq Patent Rights and Joint Patent Rights.

        A.12 "COLLABORATION PRODUCT(S)" shall mean (a) Alfimeprase or (b) any fibrinolytic metalloproteinase product which is owned or Controlled by Amgen and/or Hyseq and which has, incorporates, or contains the following properties:
(i) is [***], (ii) does not require the involvement of the [***], and (iii) is complexed by [***].

        A.13 "COMMERCIAL EXPENDITURES" shall have the meaning set forth in
Schedule I.

        A.14 "COMMERCIAL PLAN" shall mean the comprehensive plan and overall strategy, and any updates thereto, for the Commercialization of Collaboration Products (in accordance with customary standards for a product of comparable market potential) including, without limitation, regulatory activities after the Transition Date, Promotion, Detailing and other pre-launch and post-launch marketing and sales activities. The Commercial Plan shall include, but not be limited to, a reasonably detailed description of the schedule of work activities, responsibility for the work activities and an associated budget.

        A.15 "COMMERCIALIZE" OR "COMMERCIALIZATION" shall mean all activities after the Transition Date, or prior to the Transition Date upon the approval of both Parties, (including the preparation and filing of Drug Approval Applications) of a Collaboration Product relating to the Promotion, Detailing, and other pre-launch and post-launch marketing and sale activities and shall include, without limitation, Post-Approval Clinical Studies and regulatory affairs related to the foregoing.

        A.16 "COMMERCIALLY REASONABLE EFFORTS" shall mean the level of efforts and resources required to Develop, manufacture or Commercialize a Collaboration Product in a sustained manner consistent with the efforts a similarly situated biopharmaceutical company would typically devote to a product of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing. Commercially Reasonable Efforts shall be determined on a country-by-country (each country including its territories) basis for a particular Collaboration Product, and it is anticipated that the level of effort will change over time reflecting changes in the status of the Collaboration Product and the country (including its territories) involved.



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SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        A.17 "COMPETITIVE PRODUCT" shall mean any pharmaceutical product, other than a Collaboration Product, that contains (a) Alfimeprase or (b) any fibrinolytic metalloproteinase product which has, incorporates, or contains the following properties: (i) is [***], (ii) does not require the involvement of the [***], and (iii) is complexed by [***].

        A.18 "CONFIDENTIAL INFORMATION" shall mean all Information received by either Party from the other Party pursuant to this Agreement, other than that portion of such Information which:

        (a) is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;

        (b) was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party;

        (c) is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential;

        (d) has been publicly disclosed other than by the disclosing Party and without breach of an obligation of confidentiality with respect thereto; or

        (e) has been independently developed by the receiving Party without the aid, application or use of Confidential Information, as demonstrated by competent written proof.

        A.19 "CONTROL" OR "CONTROLLED" shall mean possession of the ability to grant a license or sublicense as provided for herein under such intellectual property right without violating the terms of any agreement or other arrangement with any Third Party.

        A.20 "DETAIL" OR "DETAILING" shall mean, with respect to a Collaboration Product, an interactive face-to-face visit by a Party's sales representative with a physician, designated by the Commercial Lead as a member of the target call audience, at his or her office, at hospitals or at other locations (excluding exhibits, displays and other forms of communication not involving face-to-face contact by such sales representative), during which indicated uses, safety, effectiveness, contraindications, side effects, warnings and/or other relevant characteristics of a Collaboration Product as approved by a Regulatory Authority are described in a fair and balanced manner consistent with the FD&C Act (or equivalent laws in the Territory), as applicable, including, but not limited to, the regulations at 21 CFR Part 202 and using, as necessary or desirable, the Product Labeling (as defined herein) or the Promotional Materials (as defined herein), in an effort to increase physician prescribing preferences of such Collaboration Product for its approved indicated uses.

        A.21 "DEVELOPMENT" OR "DEVELOP" shall mean all research, pre-clinical and clinical activities undertaken for a Collaboration Product required to successfully complete Pivotal Trials in an indication in the Territory. For the avoidance of doubt, these activities shall include



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HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

clinical drug development activities, including among other things: test method development and stability testing, toxicology, formulation, statistical analysis and report writing, product approval and registration, and regulatory affairs related to the foregoing. When used as a verb, "Develop" means to engage in Development.

        A.22 "DEVELOPMENT PLAN" shall mean the comprehensive plan, overall strategy and timelines, and any updates thereto, for the Development of Collaboration Products (in accordance with customary standards for a product of comparable market potential) including, without limitation, the research, preclinical research, clinical studies, development/manufacturing, clinical and regulatory activities required to obtain Regulatory Approval(s) in the Territory. The Development Plan shall include, but not be limited to, a reasonably detailed description of the schedule of work activities, responsibility for the work activities and an associated budget.

        A.23 "DOLLAR" shall mean a United States dollar, and "$" shall be interpreted accordingly.

        A.24 "DRUG APPROVAL APPLICATION" shall mean an application for Regulatory Approval required before commercial sale or use of a Collaboration Product as a drug or to treat a particular indication in a regulatory jurisdiction, including without limitation: (a) (i) a Biologics License Application (BLA) pursuant to 21 C.F.R. 601.2, submitted to the FDA or any successor application or procedure and (ii) any counterpart of a U.S. BLA in another country in the Territory; and (b) all supplements and amendments, including supplemental Biologics License Applications (and any foreign counterparts) that may be filed (e.g., to expand the label) with respect to the foregoing.

        A.25 "FDA" shall mean the United States Food and Drug Administration, or any successor thereto.

        A.26 "FIELD OF USE" shall mean all uses of Collaboration Products including, without limitation, all human therapeutic, prophylactic and diagnostic uses.

        A.27 "FIRST COMMERCIAL SALE" shall mean the initial transfer by a Party of a Collaboration Product to a Third Party in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales, following Regulatory Approval to market such Collaboration Product.

        A.28 "FORCE MAJEURE" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, earthquake, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

        A.29 "GAAP" shall mean United States generally accepted accounting principles.

        A.30 "HYSEQ KNOW-HOW" shall mean all Information and Materials Controlled by Hyseq on or following the Effective Date necessary to Develop, manufacture or Commercialize Collaboration Products and any replication or any part of such Information or Materials.

        A.31 "HYSEQ PATENT RIGHTS" shall mean Hyseq's rights in all Patent Rights that claim Hyseq Know-How and that are Controlled by Hyseq on the Effective Date or during the Agreement.

        A.32 "HYSEQ TECHNOLOGY" shall mean all Hyseq Patent Rights and Hyseq Know-How and Hyseq's interest in the Joint Patent Rights and Joint Know-How.

        A.33 "HYSEQ TRADEMARKS" shall mean, other than Product Trademarks, any and all corporate names, service marks, logos or trademarks and trademark applications (whether or not registered) together with all good will associated therewith, and any renewals, extensions or modifications thereto either filed or used by Hyseq.

        A.34 "IND" shall mean an Investigational New Drug application.

        A.35 "INFORMATION" shall mean all tangible and intangible techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, conclusions, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms.

        A.36 "JOINT KNOW-HOW" shall mean Information and Materials characterized, conceived, developed, derived, generated or identified jointly by employees of or consultants to Hyseq and employees of or consultants to Amgen from the Effective Date through the Term.

        A.37 "JOINT PATENT RIGHTS" shall mean all Patent Rights that claim or disclose Joint Know-How.

        A.38 "LOSSES" shall liabilities, costs, fees, expenses and/or losses, including without limitation reasonable legal costs, expenses and attorneys' fees for outside counsel.

        A.39 "MAJOR MARKET COUNTRY" shall mean the United States, United Kingdom, Italy, Germany, France or Japan.

        A.40 "MATERIALS" shall mean certain biological materials including, but not limited to, Collaboration Products, screens, animal models, cell lines, cells, nucleic acids, receptors and reagents.

        A.41 "NET SALES" shall mean all revenues recognized in accordance with GAAP from the sale or other disposition of Collaboration Products by Amgen, Hyseq or their respective Affiliates to a Third Party after deducting returns and allowances (actually paid or allowed) including, but not limited to, prompt payment and volume discounts, price reductions, including Medicaid and similar types of rebates, chargebacks from wholesalers of Collaboration Products (whether in cash or trade), freight, shipping, packing, insurance, rebates, and sales and other taxes based on sales prices when included in gross sales, but not including taxes when assessed on income derived from such sales. Amounts received by Hyseq or its Affiliates for the sale of Collaboration Products among Hyseq or its Affiliates for resale shall not be included in the computation of Net Sales hereunder.

        A.42 "OPERATING PROFIT OR LOSS" shall mean, for any period, the total Net Sales of Collaboration Products less the sum of Collaboration Expenditures.

        A.43 "PATENT RIGHTS" shall mean (i) a pending application for a patent, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof; or (ii) an issued, unexpired patent (with the term "patent" being deemed to encompass, without limitation, an inventor's certificate) which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof.

        A.44 "PHASE II CLINICAL TRIAL(S)" shall mean those clinical trials on sufficient numbers of patients that are designed to establish the safety and preliminary efficacy of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed and that satisfy the requirements of 21 CFR 312.21(b) (or its successor regulation), or an equivalent foreign clinical trial.

        A.45 "PHASE IV CLINICAL TRIAL(S)" shall mean those clinical trials, including safety surveillance studies, conducted under an IND which are agreed upon by the Commercial Lead and a Regulatory Authority as a condition of approval or maintenance of approval of a Drug Approval Application for a Collaboration Product, as the case may be, other than patient registries of other than a passive, non-interventional nature.

        A.46 "PIVOTAL TRIAL(S)" shall mean those clinical trials on sufficient numbers of patients that, if the defined end-points are met, are designed (and agreed to by the FDA, or other Regulatory Authorities in the Territory) based upon existing data in the same patient population as of the start of the trial to definitively establish that a drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed, and which provide pivotal data supporting

Regulatory Approval of such drug or label expansion of such drug and that satisfy the requirements of 21 CFR 321.21(c), or its successor regulation, or an equivalent foreign clinical trial.

        A.47 "POST-APPROVAL CLINICAL STUDIES" shall mean those clinical studies, after Regulatory Approval of a Collaboration Product, approved by the Steering Committee including, but not limited to, Phase IV Clinical Trials, pharmacoeconomic studies, pharmacoepidemiology studies, and investigator sponsored clinical studies and, to the extent requested or modified from time to time, safety surveillance studies.

        A.48 "PROCESS DEVELOPMENT/MANUFACTURING PLAN" shall mean the comprehensive plan and overall strategy, and any updates thereto, for process development/manufacturing scale-up, manufacture, formulation, filling and/or shipping of selected Collaboration Products (in accordance with customary standards for a product of comparable market potential). The Process Development/Manufacturing Plan shall include, but not be limited to, (i) a reasonably detailed description of the schedule of work activities, responsibility for the work activities and an associated budget of Collaboration Products prior to completion of any Pivotal Trial therewith and (ii) a reasonably detailed description of the schedule of work activities, responsibility for the work activities and an associated budget of Collaboration Products upon or after completion of any Pivotal Trial therewith.

        A.49 "PRODUCT LABELING" shall mean (a) the Regulatory Authority-approved full prescribing information of a Collaboration Product, including any required patient information and (b) all labels and other written, printed or graphic matter upon any container, wrapper or any package insert or outsert utilized with or for a Collaboration Product.

        A.50 "PRODUCT TRADEMARK" shall mean any trademarks and trade names (and trademark applications (whether or not registered) together with all goodwill associated therewith, and any renewals, extensions or modifications thereto in the Territory), trade dress and packaging which (a) are owned by or Controlled by either Party and (b) are applied to or used with Collaboration Products or any Promotional Materials.

        A.51 "PROGRAM PLAN" shall mean the comprehensive plan and overall strategy, and any updates thereto, for the Development, manufacture and Commercialization of Collaboration Products. The Program Plan shall be comprised of the Development Plan, Process Development/Manufacturing Plan, Regulatory Plan, Commercial Plan and other allowable activities (and Other Allowable Expenditures) and an associated budget for the foregoing.

        A.52 "PROMOTE" OR "PROMOTION" OR "PROMOTING" OR "PROMOTIONAL" shall mean, with respect to a Collaboration Product, those activities and obligations other than Detailing undertaken by a Party to encourage sales of such Collaboration Product including, but not limited to, journal advertising, direct mail programs, direct-to-consumer advertising, education, convention exhibits, and other forms of advertising, promotion and any other communication specified in any Commercial Plan.

        A.53 "PROMOTIONAL MATERIALS" shall mean all sales representative training materials and all written, printed, graphic, electronic, audio or video matter including, but not limited to, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party in connection with any Promotion (as defined herein) or Detailing of a Collaboration Product, except Product Labeling.

        A.54 "RECALL" OR "RECALLING" shall mean an event, incident or circumstance which may result in the need for a "recall" or "market withdrawal" (as such terms are defined in U.S. regulations in 21 CFR 7.3 or other similar national, state or local law or regulations) or field alert or field correction of a Collaboration Product or any lots thereof.

        A.55 "REGULATORY APPROVAL" shall mean any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations (including designations of a Collaboration Product as an "Orphan Product" under the Orphan Drug Act), howsoever called, of any Regulatory Authority, which are necessary for the distribution, importation, exportation, manufacture, production, use, storage, transport or clinical testing and/or sale of a Collaboration Product in a regulatory jurisdiction. Regulatory Approval shall not include any site license for an Amgen manufacturing facility.

        A.56 "REGULATORY AUTHORITY" shall mean the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport or clinical testing and/or sale of a Collaboration Product.

        A.57 "REGULATORY FILINGS" shall mean, collectively, INDs, BLAs, establishment license applications (ELAs) and drug master files (DMFs), applications for designation of a Collaboration Product as an "Orphan Product(s)" under the Orphan Drug Act or any other similar filings (including any foreign equivalents and further including any related correspondence and discussions), and all data contained therein, as may be required by the FDA or equivalent foreign Regulatory Authorities for the Development, manufacture or Commercialization of a Collaboration Product.

        A.58 "REGULATORY PLAN" shall mean the comprehensive plan or plans and overall strategy, and any updates thereto, for preparing and filing any and all Regulatory Filings regarding Collaboration Products (in accordance with customary standards for a product of comparable market potential) and for communications with Regulatory Authorities, including all interactions with respect to such Regulatory Filings. The Regulatory Plan shall include, but not be limited to, a reasonably detailed description of the schedule of the work activities, responsibility for the work activities and an associated budget.

        A.59 "TERRITORY" shall mean the world.

        A.60 "THIRD PARTY" shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any other entity other than Amgen or Hyseq or an Affiliate of either of them.

        A.61 "TRANSITION DATE" shall mean the date that the Steering Committee shall have decided to [***].

        A.62 Each of the following definitions are found in the body of this Agreement as indicated below:

                               DEFINED TERM                                   LOCATION
            ----------------------------------------------                 --------------
            "ACCME"                                                          Section 5.6
            "ACQUIRED PARTY"                                                Section 16.10
            "AMA"                                                            Section 5.6
            "AMGEN"                                                            Page 1
            "AMGEN INDEMNITEES"                                             Section 14.2
            "CO-DETAILER"                                                    Section 5.1
            "COLLABORATION EXPENDITURES"                                     Schedule I
            "COMMERCIAL LEAD"                                                Section 5.1
            "DEFAULTING PARTY"                                             Section 16.6(a)
            "DEVELOPMENT EXPENDITURES"                                       Schedule I
            "DEVELOPMENT LEAD"                                             Section 3.2(a)
            "EFFECTIVE DATE"                                                   Page 1
            "FTE"                                                            Schedule I
            "FTE COSTS"                                                      Schedule I
            "GENERAL AND ADMINISTRATIVE EXPENDITURES"                        Schedule I
            "HYSEQ"                                                            Page 1
            "HYSEQ INDEMNITEES"                                             Section 14.1
            "INDEMNIFY" OR "INDEMNIFIED"                                    Section 14.1
            "INTERNAL FTE"                                                   Schedule I
            "MANUFACTURING LEAD"                                             Section 6.1
            "NON-DEFAULTING PARTY"                                         Section 16.6(a)
            "NOTICE OF DEFAULT"                                            Section 16.6(a)
            "OTHER ALLOWABLE EXPENDITURES"                                   Schedule I
            "PARTY" OR "PARTIES"                                               Page 1
            "PERFORMANCE DEFAULT"                                          Section 16.6(a)
            "PHRMA"                                                          Section 5.6
            "PROCESS DEVELOPMENT/MANUFACTURING EXPENDITURES"                 Schedule I



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HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               DEFINED TERM                                   LOCATION
            ----------------------------------------------                 --------------
            "REGULATORY EXPENDITURES"                                        Schedule I
            "REGULATORY LEAD"                                                Section 4.1
            "REPRESENTATION DEFAULT"                                       Section 16.6(a)
            "RCT"                                                            Section 6.7
            "SOPS"                                                         Section 4.9(a)
            "STEERING COMMITTEE"                                             Section 2.2
            "TERM"                                                          Section 16.1
            "WARRANT PURCHASE AGREEMENT"                                     Section 7.1
            "WIND DOWN COSTS"                                                Schedule I

                                    EXHIBIT B

                         PROTEIN SEQUENCE OF ALFIMEPRASE



RN   259074-76-5  ZREGISTRY
CN   3-203-Fibrolase [3-serine] (Agkistrodon contortrix contortrix recombinant)
     (9CI)  (CA INDEX NAME)
FS   PROTEIN SEQUENCE
SQL  201
NTE

----------------------------------------------------------------------
 type            ------ location ------         description
----------------------------------------------------------------------
bridge           Cys-116     - Cys-196     disulfide bridge
bridge           Cys-156     - Cys-180     disulfide bridge
bridge           Cys-158     - Cys-163     disulfide bridge
----------------------------------------------------------------------


SEQ      1 SFPQRYVQLV IVADHRMNTK YNGDSDKIRQ WVHQIVNTIN EIYRPLNIQF
        51 TLVGLEIWSN QDLITVTSVS HDTLASFGNW RETDLLRRQR HDNAQLLTAI 101 DFDGDTVGLA YVGGMCQLKH STGVIQDHSA INLLVALTMA HELGHNLGMN 151 HDGNQCHCGA NSCVMAAMLS DQPSKLFSDC SKKDYQTFLT VNNPQCILNK 201 P

SEQ3     1 Ser-Phe-Pro-Gln-Arg-Tyr-Val-Gln-Leu-Val-
        11 Ile-Val-Ala-Asp-His-Arg-Met-Asn-Thr-Lys-
        21 Tyr-Asn-Gly-Asp-Ser-Asp-Lys-Ile-Arg-Gln-
        31 Trp-Val-His-Gln-Ile-Val-Asn-Thr-Ile-Asn-
        41 Glu-Ile-Tyr-Arg-Pro-Leu-Asn-Ile-Gln-Phe-
        51 Thr-Leu-Val-Gly-Leu-Glu-Ile-Trp-Ser-Asn-
        61 Gln-Asp-Leu-Ile-Thr-Val-Thr-Ser-Val-Ser-
        71 His-Asp-Thr-Leu-Ala-Ser-Phe-Gly-Asn-Trp-
        81 Arg-Glu-Thr-Asp-Leu-Leu-Arg-Arg-Gln-Arg-
        91 His-Asp-Asn-Ala-Gln-Leu-Leu-Thr-Ala-Ile-
       101 Asp-Phe-Asp-Gly-Asp-Thr-Val-Gly-Leu-Ala-
       111 Tyr-Val-Gly-Gly-Met-Cys-Gln-Leu-Lys-His-
       121 Ser-Thr-Gly-Val-Ile-Gln-Asp-His-Ser-Ala-
       131 Ile-Asn-Leu-Leu-Val-Ala-Leu-Thr-Met-Ala-
       141 His-Glu-Leu-Gly-His-Asn-Leu-Gly-Met-Asn-
       151 His-Asp-Gly-Asn-Gln-Cys-His-Cys-Gly-Ala-
       161 Asn-Ser-Cys-Val-Met-Ala-Ala-Met-Leu-Ser-
       171 Asp-Gln-Pro-Ser-Lys-Leu-Phe-Ser-Asp-Cys-
       181 Ser-Lys-Lys-Asp-Tyr-Gln-Thr-Phe-Leu-Thr-
       191 Val-Asn-Asn-Pro-Gln-Cys-Ile-Leu-Asn-Lys-
       201 Pro

                                    EXHIBIT C

                       AMGEN IND AS OF THE EFFECTIVE DATE



                                FDA FILE # [***]




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                                      C-1

                                    EXHIBIT D

                  AMGEN PATENT RIGHTS AS OF THE EFFECTIVE DATE




         PATENT/PATENT APPLICATION                       COUNTRY                 OUR REF.:
-------------------------------------------------------------------------------------------------
  Size Enhanced Fibrinolytic Enzymes:         US - Granted 6,214,594          [***]
  Limitations of Plasma Inactivation
                                              CA - [***]                      [***] CA
                                              Appln # not yet available.
                                              EP - Appln #99922877.8          [***] (EP)
                                              PCT - Appln #99/10108           [***] (PCT)
                                              US - Provisional 60/084,833     [***]
-------------------------------------------------------------------------------------------------
  Pharmaceutical Compositions of              US - Appln #09/411,335          [***]
  Fibrinolytic Agent
                                              PCT - Appln #00/27022           [***] (PCT)
-------------------------------------------------------------------------------------------------
  Fibrinolytically Active Polypeptide         US - Granted 6,261,820          [***]
                                              PCT - Appln #00/27029           [***] (PCT)
-------------------------------------------------------------------------------------------------
  DNA Molecules Encoding                      US - Appln #09/846,729          [***]
  Fibrinolytically Active Polypeptide
-------------------------------------------------------------------------------------------------
  Method for Localized  Administration of     US - Appln #09/466,276          [***]
  Fibrinolytic Metalloproteinases
                                              PCT - Appln #00/34143           [***] (PCT)
-------------------------------------------------------------------------------------------------



                                      D-1


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

                                   SCHEDULE I

                      ALLOWABLE COLLABORATION EXPENDITURES
                    TO THE OPERATING PROFIT AND LOSS ACCOUNT


The Parties have agreed to pursue a collaboration with respect to Collaboration Products and jointly share certain costs and expenditures related to these activities. This Schedule I outlines the understanding of the Parties as to which activities and associated expenditures can be submitted for consideration in a Program Plan and budget (See Collaboration Program Plan Budget, Schedule
II) for Development, manufacturing and Commercialization of Collaboration Products; [***].

        [***]






                                      I-1

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

                                   SCHEDULE II


                                      [***]




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                                      II-1

                                  SCHEDULE III

                           WARRANT PURCHASE AGREEMENT
                                 BY AND BETWEEN
                                    AMGEN INC
                                       AND
                    HYSEQ, INC (D.B.A. HYSEQ PHARMACEUTICALS)






                                     III-1

                                   SCHEDULE IV

                                LICENSE AGREEMENT
                                 BY AND BETWEEN
                                    AMGEN INC
                                       AND
                    HYSEQ, INC (D.B.A. HYSEQ PHARMACEUTICALS)





                                      IV-1


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



                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                                   AMGEN INC.

                                       AND

                                   HYSEQ, INC.

                         (D.B.A. HYSEQ PHARMACEUTICALS)

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (the "License Agreement") is made effective as of _______________, ______ (the "Effective Date") by and between AMGEN INC., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799 ("Amgen") and HYSEQ, INC., D.B.A. HYSEQ PHARMACEUTICALS, INC., a Nevada corporation having its principal place of business at 670 Almanor Avenue, Sunnyvale, California 94085-1710 ("Hyseq"). Amgen and Hyseq are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

      WHEREAS, Amgen and Hyseq have been collaborating in the joint development and commercialization of a protein known as Alfimeprase (and other variants of Alfimeprase) under the terms and conditions of that certain Collaboration Agreement between the Parties, dated January 8, 2002 ("Collaboration Agreement");

      WHEREAS, pursuant to Article 15 of the Collaboration Agreement, Amgen has elected to exercise its right to convert its right to jointly develop and commercialize Alfimeprase (and other variants of Alfimeprase) into the grant to Hyseq of an exclusive license under certain Amgen rights to Develop, manufacture and Commercialize Alfimeprase (and other variants of Alfimeprase);

      WHEREAS, Hyseq wishes to exclusively license such Amgen rights from Amgen in connection with the Development, manufacture and Commercialization of the Licensed Product(s) (as hereinafter defined), on the terms and conditions herein;

      NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      Capitalized terms used but not otherwise defined herein have the meanings provided in EXHIBIT A hereto.

                                    ARTICLE 2

                       GRANT OF LICENSES AND OTHER RIGHTS

      2.1 PATENT LICENSES. Amgen hereby grants to Hyseq an exclusive license (even as to Amgen) under Amgen Technology to make, have made, use, sell, lease, offer to sell or lease, have sold, import, export or otherwise exploit, transfer physical possession of and transfer title or interest in and to Licensed Products in the Territory.

      2.2   TRADEMARK; COPYRIGHT LICENSES.

      (a) Amgen hereby grants to Hyseq an exclusive royalty-free license, with the right to grant sublicenses (subject to Hyseq's compliance with Section 2.3), under Amgen's entire right, title and interest in and to the Product Trademarks, to use and display the Product Trademarks in connection with Licensed Products in the Territory. For the avoidance of doubt, Hyseq shall have the right to select for and use and display with Licensed Products such Trademarks as it desires.

      (b) Amgen hereby grants to Hyseq an exclusive royalty-free license under Amgen's entire right, title and interest in any copyrights in and to Promotional Materials, with the right to grant sublicenses subject to Hyseq's compliance with Section 2.3 of this License Agreement), to reproduce, distribute copies of, prepare derivative works of and publicly perform and display such Promotional Materials in connection with Licensed Products in the Territory solely in compliance with the terms and conditions of this License Agreement.

      (c) Other than with respect to the rights and licenses granted to Joint Know-How under this License Agreement, each Party shall have the unrestricted, royalty-free, worldwide right to make, have made, use, sell, lease, offer to sell or lease, have sold, import, export or otherwise exploit, or transfer physical possession of or title in, Joint Know-How, without accounting.

      2.3   SUBLICENSING.

      (a) Hyseq will have the sole right to determine whether to sublicense any of its rights under Section 2.1 or 2.2. Any such sublicense shall require the Sublicensee to comply with the obligations of Hyseq as contained herein (specifically including, without limitation, obligations under Section 6.6, Article 7 and Section 14.15), and including an obligation of the Sublicensee to account for and report its sales of Licensed Products on the same basis as if such sales were Net Sales by Hyseq. Any such sublicense shall provide for the termination of the sublicense, or the conversion to a license directly between such Sublicensee and Amgen, at the option of Amgen, upon termination of this License Agreement pursuant to Article 12. Hyseq shall forward to Amgen a copy of each fully executed sublicense agreement within sixty (60) days of the execution of such agreement.

      (b) Notwithstanding the sublicensing of all or part of Hyseq's rights and obligations hereunder, Hyseq shall remain responsible for the full and complete performance of all of Hyseq's obligations and duties under this License Agreement. For the avoidance of doubt, Hyseq shall forward to Amgen and acknowledges that Amgen shall be entitled to receive

Royalties on Net Sales of Licensed Product(s) sold by Sublicensees hereunder and that Hyseq shall be responsible to Amgen for paying Royalties due on Net Sales of Product(s) sold by Sublicensees.

      2.4 ASSIGNMENT TO HYSEQ. Pursuant to Section 16.9(c)(ii) of the Collaboration Agreement, Amgen shall have transferred or is in the process of transferring to Hyseq all right, title and interest in all Regulatory Filings and Regulatory Approvals owned in each case by Amgen and shall have delivered or is in the process of delivering to Hyseq all correspondence between Amgen and Regulatory Authorities relating to all Regulatory Filings and Regulatory Approvals. At Hyseq's request and expense, within [***] after such request Amgen will provide Hyseq with access to any pre-clinical and clinical information (reasonably necessary to the continued Development, manufacturing and Commercialization of a Collaboration Product), and Amgen will assist Hyseq in responding to any request or inquiry regarding such information by a Regulatory Authority.

      2.5 MANUFACTURING LICENSE TO HYSEQ. Pursuant to Section 4.1, Amgen shall grant to Hyseq an exclusive license, with a limited right to sublicense (to Third Party manufacturers pursuant to Section 4.2), to make, have made and use Amgen Material and Manufacturing Information solely for the purposes set forth in Section 3.1 below.

      2.6   RETAINED RIGHTS. With respect to the licenses granted under this
Article 2, Amgen expressly reserves for itself and its Affiliates a non-transferable, non-sublicensable right to make, have made and use (but not to transfer, sell, have sold, offer to sell or lease, import, export or otherwise exploit or transfer possession of, title to or interest in) Licensed Products under Amgen Technology and Amgen Material and Manufacturing Information which are solely for internal research purposes unrelated to Licensed Products. For the avoidance of doubt, Amgen shall further retain all rights in Amgen Technology and the Amgen Material and Manufacturing Information not expressly licensed hereunder, including the right to make, have made, use, sell, lease, offer to sell or lease, have sold, import, export or otherwise exploit, transfer physical possession of and transfer title or interest in and to products, other than Licensed Products, for any purpose in the Territory.

                                    ARTICLE 3

                        DEVELOPMENT AND COMMERCIALIZATION

      3.1 DEVELOPMENT AND COMMERCIALIZATION. At its discretion Hyseq shall have sole and full control, authority and responsibility for conducting, funding and pursuing all aspects of Development and Commercialization of each said Licensed Product in the Territory.

      3.2 REGULATORY FILINGS AND REGULATORY APPROVALS. With respect to each Licensed Product, at its discretion Hyseq will prepare, file and own all right, title and interest in Regulatory Filings and Regulatory Approvals relating to each said Licensed Product in the Territory.

      3.3 ANNUAL REPORTS. Hyseq will provide Amgen with detailed written annual reports concerning their efforts regarding Development and Commercialization (pursuant to Article 3)


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                                       3
and regarding manufacturing (pursuant to Article 4) of the Licensed Products. At Amgen's request, Hyseq shall promptly discuss such annual report and any progress regarding Development, manufacturing and Commercialization with Amgen.

                                    ARTICLE 4

                             MANUFACTURE AND SUPPLY

      4.1 MANUFACTURING RIGHT. Hyseq shall be responsible for manufacturing and supplying Licensed Products for Development and Commercialization in the Territory and for making all decisions with respect thereto in its sole discretion, including without limitation, decisions relating to process development work to support quality assurance, improving manufacturing/cost efficiency and commercial scale-up manufacturing. For the avoidance of doubt, Hyseq shall have final decision making authority to fulfill its regulatory responsibilities over all steps of the manufacturing process (including bulk, finish and fill, labeling and packaging, lot release and management of subcontractors).

      4.2 TRANSFER OF MANUFACTURING RESPONSIBILITIES. Transfer of manufacturing responsibilities from Amgen to Hyseq or to a Third Party manufacturer approved by Amgen pursuant to Section 6.7 of the Collaboration Agreement will take place according to Section 16.9(c) of the Collaboration Agreement.

                                    ARTICLE 5

                                  CONSIDERATION

      5.1   CLINICAL MILESTONES.

      (a) Within [***] days following the first achievement or occurrence with the first Licensed Product(s) of each of the following milestone events by performance of Hyseq or an Affiliate or Sublicensee of Hyseq ("Milestone Event(s)"), Hyseq shall pay to Amgen the corresponding one-time, non-creditable, non-refundable milestone payments set forth herein ("Milestone Payment(s)"):

            MILESTONE EVENT                     MILESTONE PAYMENT
            ---------------                     -----------------
               (i)  [***]                             [***]

              (ii)  [***]                             [***]

             (iii)  [***]                             [***]

              (iv)  [***]                             [***]

               (v)  [***]                             [***]


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SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            MILESTONE EVENT                     MILESTONE PAYMENT
            ---------------                     -----------------
                 TOTAL                            $40,000,000.00

      (b) For purposes of clarification, [***]. No Milestone Payment shall be payable more than once, no matter how many times achieved by one or more Licensed Product(s). Each such Milestone Payment shall be nonrefundable and noncreditable against Royalties payable pursuant to Section 5.2 and any other fees, other Milestone Payments or other payments due Amgen with respect to Licensed Product(s) under this License Agreement.

      (c) In the event [***] shall be the [***] by Hyseq, and the Milestone Event(s) set forth in Sections 5.1(a)(i) or 5.1(a)(ii) is/are first achieved with respect to the [***], Hyseq shall pay to Amgen [***] of the corresponding Milestone Payment for any such achieved Milestone Event, with the balance of any such corresponding Milestone Payment being due and payable upon the achievement of such Milestone Event with respect to [***]. In the event that Hyseq shall not have obtained Regulatory Approval for the [***] in the United States, [***] gross sales in the United States for the [***] are or exceed [***], (based on data provided by IMS International, or if such data shall not be available, based on such other data mutually agreed to by Amgen and Hyseq), then Hyseq shall immediately pay the balance of any partially paid Milestone Payment under this Section 5.3(c).

      (d) If the Effective Date of this License Agreement is after the date of achievement of any Milestone Event(s) set forth in Sections 5.1(a)(i) and 5.1(a)(ii), then the corresponding Milestone Payment of such previously achieved Milestone Event shall be deemed waived and not payable to Amgen.

      (e) If the Effective Date of this License Agreement is after the date of achievement of any Milestone Event(s) set forth in Sections 5.1(a)(iii), (iv) or
(v), the corresponding Milestone Payment shall be due within [***] after the Effective Date of this License Agreement. Notwithstanding the above sentence, the Ten Million Dollar ($10,000,000.00) Regulatory Approval Milestone incurred by Hyseq under Section 7.2 of the Collaboration Agreement as a consequence of the achievement of any such Milestone Event shall be creditable against any Milestone Payments due for the achievement of any Milestone Event(s) set forth in Sections 5.1(a)(iii), (iv) or (v) prior to or during the Term of this License Agreement.

      5.2 ROYALTIES. Subject to Sections 5.3 and 5.4, below, Hyseq shall pay to Amgen a Royalty, based on the following Royalty rates, for annual Net Sales of each Licensed Product (on a Licensed Product-by-Licensed Product basis) by Hyseq, its Affiliates, or its Sublicensees in the Territory:

      (a) a Royalty rate of [***] of that portion of annual Net Sales in the Territory of each such Licensed Product that is less than or equal to [***];


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                                       5

      (b) a Royalty rate of [***] of that portion of annual Net Sales in the Territory of each such Licensed Product that is greater than [***] and less than or equal to [***]; and

      (c) a Royalty rate of [***] of that portion of annual Net Sales in the Territory of each such Licensed Product that is greater than [***].

      5.3 [***] Hyseq acknowledges that Hyseq may be obligated to pay Third Party Payments to [***] for licensing of [***] technology with respect to Licensed Products, in addition to the Milestone Payments set forth in Section
5.1 and the Royalties set forth in Section 5.2 above. Such payments shall be non-creditable against any payments due to Amgen under this License Agreement.

      5.4 THIRD PARTY ROYALTY REDUCTION. Hyseq shall be responsible for obtaining any licenses, and for making any Third Party Payments thereunder, or making any then-due Third Party Payments to Amgen (for forwarding to the licensing Third Party) under any sublicenses granted by Amgen hereunder, for rights to any Third Party intellectual property required to make, have made, use, sell, lease, offer to sell or lease, have sold, import, export or otherwise exploit, or transfer physical possession of or title in, a Licensed Product in one or more countries in the Territory. [***] if, and for so long as Hyseq is required to pay such Third Party royalties for such license, [***] of the royalties which are payable by Hyseq shall be creditable by Hyseq against any Royalties due to Amgen under Section 5.2 above for the Net Sales of such Licensed Product in such country, provided however, that, on a Licensed Product-by-Licensed Product basis, Hyseq's Royalty rate set forth in Section 5.2 in any given year will not be reduced in excess of [***] as a consequence of any royalties being creditable against the Royalties to be paid to Amgen by Hyseq. Hyseq shall have sole discretion, authority and right with respect to determining whether to enter into an agreement for a license or other rights and to incur an obligation for any Third Party Payments.

      5.5 COMPETITION REDUCTION. If, and for so long as one or more Competitive Product(s) shall be commercially available in a country in the Territory and shall have in the aggregate a share of more than [***] of the total market of all Licensed Product(s) in that country as measured by sales units (based on data provided by IMS International, or if such data shall not be available, based on such other data mutually agreed to by Amgen and Hyseq), Hyseq shall have the immediate right to reduce the Royalty rates on Net Sales of each such Licensed Product(s) in such country by [***] of those set forth in
Section 5.2.

      5.6   TERM OF ROYALTIES. Amgen's right to receive Royalties under Section
5.2 shall expire, on a Licensed Product-by-Licensed Product basis and country-by-country basis, upon the later of: (a) [***] after the date of First Commercial Sale of each such Licensed Product; or (b) the expiration of the last-to-expire of the Amgen Patent Rights and (subject to the following sentence) Joint Patent Rights containing an issued Valid Claim that, but for the license granted by Amgen to Hyseq, would be infringed by the use or sale by Hyseq, its Affiliates and Sublicensees of such Licensed Product in such country. Where the Joint Patent Rights described in subparagraph (b) subsist after expiry of the Amgen Patent Rights, then upon such expiry the Royalties payable pursuant to Section 5.2 (as reduced by Sections 5.4 and 5.5, as applicable) [***], and shall continue to be payable by Hyseq if:


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                                       6

      (i) a mutually acceptable [***] has provided a [***] to both Parties to the effect that but for a license under such subsisting Joint Patent Rights, the actual or theoretical using (in accordance with a [***] of, or with published, [***] clinical human trial results regarding, a Licensed Product) or selling by a Third Party of a competing pharmaceutical product within the meaning of Competitive Product would infringe an issued Valid Claim under the Joint Patent Rights, or

      (ii) Hyseq has elected to continue to retain its exclusive rights to such subsisting Joint Patent Rights,

but failing which Hyseq's obligation to pay all Royalties shall expire and each Party shall thereafter be free to use and exploit their respective interest in the Joint Patent Rights without the obligation to obtain the consent of, or to account to, the other Party. Notwithstanding any of the foregoing, after expiration of Amgen's right to receive Royalties for at least one Licensed Product (i.e. the first Licensed Product), Amgen's right to receive Royalties for any subsequent Licensed Product shall be determined solely by subparagraph
(b) above and not by subparagraph (a).

      5.7 SUBLICENSING IN ASIAN COUNTRIES. In the event of a sublicensing by Hyseq to a Third Party of the right to Develop and/or Commercialize Licensed Products in Asian Countries, Amgen will waive all of Hyseq's Milestone Payments described in Section 5.1(a)(v) above (and the Milestone Payments due under Section 5.1(a)(i) or Section 5.1(a)(ii) shall only apply upon achievement of the corresponding Milestone Event in a country other than a country within the Asian Countries), and the Royalty payment described in Section 5.2 above with respect to Net Sales of Licensed Products in such Asian Countries, and will instead receive [***] of all consideration received by Hyseq from such Sublicensee. In all other regions, Hyseq shall remain responsible for all other rights and obligations under this License Agreement, including making all payments to Amgen in accordance with Sections 5.1 and 5.2 and in guaranteeing the performance of such Sublicensee for all other obligations to Amgen.

                                    ARTICLE 6
                              INTELLECTUAL PROPERTY

      6.1 TECHNOLOGY OWNERSHIP. Ownership of inventions shall be determined in accordance with the rules of inventorship under United States patent laws. Subject to the licenses granted in Section 2.1, as between the Parties, Amgen shall own all right, title and interest in and to Amgen Technology, and any Confidential Information contained therein shall be considered the Confidential Information of Amgen. As between the Parties, all right and interest in and to Joint Know-How (which shall be considered the joint Confidential Information of the Parties) and Joint Patent Rights shall be owned jointly by Hyseq and Amgen, and shall be subject to the license granted to Hyseq in Section 2.1.

      6.2   PROSECUTION.

      (a) At its own cost and expense, Amgen will be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance of Amgen


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                                       7

Patent Rights before all patent authorities in the Territory. [***] such filing, prosecution and defense of the Amgen Patent Rights by Amgen and [***] Amgen [***]. To that end, Amgen shall instruct such outside counsel to furnish Hyseq with a reasonably complete draft of each potential submission to a patent authority regarding Amgen Patent Rights no later than [***] (or if given less than [***] to respond as soon as practicable) prior to the date such submission is proposed to be made, and shall [***] thereon. Additionally, Amgen shall instruct such outside counsel to provide Hyseq with a copy of each submission made to and document received from a patent authority regarding any Amgen Patent Rights reasonably promptly after making such filing or receiving such document. If Amgen determines in its sole discretion to not file, prosecute, defend or maintain any claim or patent application or patent within Amgen Patent Rights in any country, then Amgen shall provide Hyseq with [***] prior written notice of such determination to provide Hyseq with the right and opportunity to file, prosecute and maintain such claim or patent application or patent on behalf of Amgen (at Hyseq's sole cost and expense).

      (b) At its own cost and expense, Hyseq will be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance of Joint Patent Rights before all patent authorities in the Territory. [***] such filing, prosecution and defense of the Joint Patent Rights by Hyseq and [***], Hyseq shall [***]. To that end, Hyseq shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each potential submission to a patent authority regarding Joint Patent Rights no later than [***] (or if given less than [***] to respond as soon as practicable) prior to the date such submission is proposed to be made, and shall [***] thereon. Additionally, Hyseq shall instruct such outside counsel to provide Amgen with a copy of each submission made to and document received from a patent authority regarding any Joint Patent Rights reasonably promptly after making such filing or receiving such document. If Hyseq determines in its sole discretion to not file, prosecute, defend or maintain or any claim or patent application or patent within Joint Patent Rights in any country, then Hyseq shall provide Amgen with [***] prior written notice of such determination to provide Amgen with the right and opportunity to file, prosecute, defend and maintain such claim or patent application or patent on behalf of both Parties (at Amgen's sole cost and expense).

      (c) Amgen and Hyseq shall each provide to the other any invention disclosures submitted to its respective outside or in-house patent counsel in the normal course of its business which disclose an invention within Amgen Know-How and Joint Know-How, respectively. Amgen and Hyseq shall cooperate with each other and render all reasonable assistance in prosecuting and maintaining all intellectual property licensed under this License Agreement. Both Parties shall meet regularly, but not less than on a quarterly basis, to discuss the prosecution (and other related proceedings, such as interferences and oppositions) of all intellectual property licensed under this License Agreement. Amgen and Hyseq shall cooperate with each other in any such matters, and shall sign any necessary legal papers and provide the Party responsible for such prosecution with data or other information in support thereof (and use their best efforts to ensure the cooperation of any of their respective personnel and, in the case of Hyseq, it's Affiliates and licensee(s) as might reasonably be requested).

      (d) Hyseq shall be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance of the Product Trademarks before all trademark authorities in the Territory. For the Product Trademarks solely or jointly owned by Amgen,


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Amgen shall have the [***] on such filing, prosecution and defense of the
Product Trademarks by Hyseq and [***] and Hyseq shall [***]. To that end, Hyseq shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each submission to a trademark authority regarding the Product Trademarks no later than [***] prior to the date such submission is proposed to be made, or if given less than [***] to respond as soon as practicable, and Hyseq will [***] thereon. Additionally, Hyseq shall instruct such outside counsel to provide Amgen with a copy of each submission made to or document received from a trademark authority regarding any Product Trademarks reasonably promptly after making such filing or receiving of such document. If Hyseq determines in its sole discretion to not file, prosecute, defend or maintain a Product Trademark in any country, then Hyseq shall provide Amgen with [***] prior written notice of such determination and shall provide Amgen with the right and opportunity to file, prosecute, defend and maintain such Product Trademark on behalf of Hyseq.

      6.3   INFRINGEMENT OF PATENTS AND TRADEMARKS BY THIRD PARTIES.

      (a) At its own cost and expense, Amgen may, but shall not be obligated to, elect to enforce Amgen Patent Rights against any actual, alleged or threatened infringement by Third Parties and to defend the Amgen Patent Rights against any challenges in the Territory. In the event Amgen shall so elect to enforce Amgen Patent Rights against a Third Party infringement which may in any way affect the rights conferred to Hyseq pursuant to this License Agreement to Develop, manufacture and Commercialize Licensed Products, Amgen shall [***] and Hyseq, at Amgen's request [***]. If Amgen finds it necessary or desirable to [***], at the expense of Amgen. In the event Amgen does not commence an enforcement and/or defense action pursuant to this Section 6.3(a) within [***] after Hyseq notifies Amgen or is notified by Amgen in writing of an actual, alleged or threatened infringement by a Third Party of the Amgen Patent Rights in the Territory (or of the filing of a declaratory judgment action) which may in any way affect the rights conferred to Hyseq pursuant to this License Agreement to Develop, manufacture and Commercialize Licensed Products, Hyseq shall be entitled to bring and prosecute such an action at its own cost and expense. If Hyseq elects to bring and prosecute such an action, then Hyseq shall [***], and Amgen (at Hyseq's request [***]). If Hyseq finds it necessary or desirable to [***] at Hyseq's expense. Amgen shall, at its own expense, be entitled to participate in and to have counsel selected by it participate in any action in which Amgen is a named party.

      (b) At its own cost and expense, Hyseq may, but shall not be obligated to, elect to enforce Joint Patent Rights against any actual, alleged or threatened infringement by Third Parties and to defend the Joint Patent Rights against any challenges in the Territory. In the event Hyseq shall so elect, Hyseq shall [***], and Amgen (at Hyseq's request [***]). If Hyseq finds it necessary or desirable to [***], at the expense of Hyseq. In the event Hyseq does not commence an enforcement and/or defense action pursuant to this Section 6.3(b) within [***] after Amgen notifies Hyseq or is notified by Hyseq in writing of an actual, alleged or threatened infringement by a Third Party of the Joint Patent Rights in the Territory (or of the filing of a declaratory judgment action), Amgen shall be entitled to bring and prosecute such an action at its own cost and expense. If Amgen elects to bring and prosecute such an action, then Amen shall [***], and Hyseq (at Amgen's request [***]). If Amgen finds it necessary or desirable to [***], at Amgen's expense. Hyseq shall, at its own expense, be entitled to participate in and to have counsel selected by it participate in any action in which Hyseq is a named party.


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      (c)   At its own cost and expense, Hyseq may, but shall not be obligated to, elect to enforce the Product Trademarks against Third Parties and to defend the Product Trademarks against any challenges in the Territory. Hyseq shall [***] determining the strategy and Amgen, at Hyseq's request [***] in any such enforcement or defense. If Hyseq finds it necessary or desirable to [***], at the expense of Hyseq. In the event Hyseq does not commence an enforcement and/or defense action pursuant to this Section 6.3(c) within [***] after Amgen notifies or is notified by Hyseq in writing of an infringement of the Product Trademarks in the Territory (or of the filing of a declaratory judgment action, in the case of defense actions), Amgen shall be entitled to bring and prosecute such an action at its own cost and expense. If Amgen elects to bring and prosecute such an action, then Amen shall [***] and Hyseq, at Amgen's request [***] in any such enforcement or defense. If Amgen finds it necessary or desirable to [***] at Amgen's expense. Hyseq shall, at its own expense, be entitled to participate in and to have counsel selected by it participate in any action in which Hyseq is a named party.

      (d) Any recovery realized as a result of any such litigation described in this Section 6.3 (after reimbursement of the Parties' reasonable attorneys' fees for outside counsel and litigation expenses) shall be allocated [***].

      (e) Neither Party shall enter into any settlement of any suit brought under this Section 6.3 that affects the other Party's rights or interests without the other Party's written consent, which consent shall not be unreasonably withheld or delayed.

      (f) A Party bringing suit under this Section 6.3 shall notify the other Party of all substantive developments with respect to such enforcement or defensive actions including, but not limited to, all material filings, court papers and other related documents, substantive settlement negotiations and offers of settlement.

      (g) Each Party shall promptly notify the other upon becoming aware of any Third Party infringement of the Amgen Patent Rights, Joint Patent Rights, Product Trademarks, Amgen Know-How or Joint Know-How.

      6.4   INFRINGEMENT OF THIRD PARTY RIGHTS.

      (a) At its own cost and expense, Hyseq shall have the first right to defend any action naming Hyseq, or both Parties, and claiming the infringement of (i) any Third Party Patent Rights or other intellectual property rights through the making, having made, using, selling, offering to sell or having sold, importing, exporting or otherwise exploiting, transferring possession of title or interest in, Licensed Product, or (ii) any Third Party Trademark through the Development, manufacturing or Commercialization of a Licensed Product. The Parties shall [***] during the defense of any such action. At Hyseq's cost and expense, Amgen shall [***]. If Hyseq finds it necessary or desirable to [***], at Hyseq's expense. Subject to the foregoing, Amgen shall, at its own expense, be entitled to participate in and to have counsel selected by it participate in any action in which Amgen is a named party.

      (b) Each Party shall promptly notify the other upon becoming aware of any actual, alleged or threatened Third Party claim or action against Hyseq and/or Amgen for infringement of any Third Party Trademark through the Development, manufacturing or Commercialization of


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a Licensed Product; or any Third Party Patent Rights through the making, having made, using, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in and to Licensed Products in the Territory.

      (c) Neither Party shall enter into any settlement of any suit referenced under this Section 6.4 that [***].

      (d) A Party defending suit under this Section 6.4 shall notify the other Party of all substantive developments with respect to such enforcement or defensive actions including, but not limited to, all material filings, court papers and other related documents, substantive settlement negotiations and offers of settlement.

      6.5 EMPLOYEE OBLIGATIONS. Prior to beginning work relating to any aspect of the subject matter of this License Agreement and/or being given access to Amgen Know-How or Joint Know-How or the Confidential Information of the other Party, each employee, consultant or agent of Hyseq and Amgen shall have signed or shall be required to sign a non-disclosure and invention assignment agreement pursuant to which each such person shall agree to comply with all of the obligations of Hyseq or Amgen, as appropriate, substantially including: (a) promptly reporting any invention, discovery, process, software program or other intellectual property right, as appropriate within Amgen Know-How or Joint Know-How; (b) assigning to Hyseq or Amgen, as appropriate, all of his or her right, title and interest in and to any such invention, discovery, process, software program or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any Patent Rights; (d) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this License Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in this License Agreement. It is understood and agreed that any such non-disclosure and invention assignment agreement need not be specific to this License Agreement.

      6.6 PATENT MARKING. Licensed Products marketed and sold by Hyseq hereunder shall be marked with appropriate patent numbers or indicia of Amgen Patent Rights and/or Joint Patent Rights to the extent permitted by law in those countries of the Territory in which such markings have notice value as against infringers of patents.

      6.7   WAIVER.

      (a) Hyseq, on behalf of itself and its directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity, of any kind it or they may have against Amgen, its directors, employees, officers, shareholders, agents, successors and assigns, which may arise in any way, except as a result of Amgen's gross negligence, recklessness or willful misconduct in the performance of its rights or obligations under Sections 6.2, 6.3, 6.4 and 6.5.

      (b) Amgen, on behalf of itself and its directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity, of any kind it or they may have against Hyseq, its directors, employees, officers, shareholders, agents, successors and assigns, which may arise in


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any way, except as a result of Hyseq's gross negligence, recklessness or willful misconduct in the performance of its rights or obligations under Sections 6.2, 6.3, 6.4 and 6.5.

                                    ARTICLE 7
                            PAYMENTS; RECORDS; AUDIT

      7.1   PAYMENTS.

      (a) U.S. Dollars. All payments to be made under this License Agreement shall be made in United States Dollars by bank wire transfer in immediately available funds to a bank account designated from time-to-time by Amgen.

      (b) Royalty Payments. All Royalties payable to Amgen under this License Agreement shall be paid within [***] of the end of each Calendar Quarter except as otherwise specifically provided herein. Each payment of Royalties owing to Amgen shall be accompanied by a statement certified by an executive officer of Hyseq as accurate to the best of its ability consistent with Hyseq's standard practices in performing such computations and in accordance with GAAP, (i) on a country-by-country basis, of the amount of gross sales of Licensed Products, an itemized calculation of Net Sales of each Licensed Product during such Calendar Quarter, (ii) the amount of aggregate worldwide gross sales of Licensed Product and Net Sales during such Calendar Quarter and (iii) on a cumulative basis for the current year and the amount of Royalty due on Net Sales during such Calendar Quarter.

      (c) Foreign Exchange. Net Sales received in currencies other than United States Dollars shall be converted into the United States Dollar equivalent, at the average rate of exchange for the Calendar Quarter to which such payments relate, as reported in Bloomberg Professional, a service of Bloomberg L.P., during the Royalty period of such Net Sales, or in the event Bloomberg Professional is not available then The Wall Street Journal.

      (d) Late Payments. Any amounts not paid by Hyseq when due under this License Agreement shall be subject to interest from and including the date payment is due through and including the date upon which Hyseq has made a wire transfer of immediately available funds into an account designated by Amgen of such payment at a rate equal to the lesser of (i) the sum of [***] plus the annual prime rate or successive annual prime rates of interest quoted in the Money Rates section of the on-line edition of the Wall Street Journal (at http://www.interactive.wsj.com) calculated daily on the basis of a 365-day year or (ii) the highest rate permitted by applicable law.

      (e) Blocked Currency. If Hyseq, its Affiliates and/or Sublicensees are unable to convert a foreign currency into United States Dollars for reasons beyond their respective control, or are restricted by law or regulation from remitting Royalties from any country of sale, Hyseq shall cause such payment to be made by deposit to the credit and account of Amgen or its designated nominee in any commercial bank designated by Amgen in the applicable country. Hyseq shall deliver to Amgen proper evidence of such deposit.


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      (f)   Withholding Taxes. Any taxes, assessments and fees to be withheld by
Hyseq under the laws, rules or regulations of any foreign country for the account of Amgen shall be promptly paid by Hyseq for and on behalf of Amgen to the appropriate governmental authority, and Hyseq shall furnish Amgen with a copy of the original official receipt for the payment of such tax within [***] of payment. Any such tax, assessment and fee actually paid on Amgen's behalf shall be deducted from any Royalty payments due to Amgen. Hyseq agrees to make all lawful and reasonable efforts to minimize such taxes, assessments and fees to Amgen.

      7.2 RECORDS; AUDIT. Hyseq shall keep or cause to be kept such records as are required in sufficient detail to track and determine (in a manner consistent with GAAP) the accuracy of calculations of all sums or credits due under this License Agreement and to accurately account for the calculations of all Royalties due for Licensed Products under this License Agreement. Such records shall be retained for a period of the later of (i) a [***] period following the year in which any payments were made hereunder and/or (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or such longer period as may be required by law. [***] per Calendar Year, Amgen shall have the option to engage (at its own expense) an independent certified public accountant, appointed by Amgen and reasonably acceptable to Hyseq, to examine in confidence the books and records of Hyseq as may be necessary to determine, with respect to any Calendar Year, the correctness or completeness of any report or payment required to be made under this License Agreement; provided however, that the books and records for any particular Calendar Year shall only be subject to one audit. The report of such accountant shall be limited to a certificate verifying any report made or payment submitted by Hyseq during such period but may include, in the event the accountant shall be unable to verify the correctness of any such payment, information relating to why such payment is unverifiable. All information contained in any such certificate shall be deemed the Confidential Information of Hyseq hereunder. If any audit performed under this Section 7.2 discloses a variance of more than [***] from the amount of the original report, showing the calculation of a Royalty under section 5.2 of this License Agreement or calculation of consideration due to Amgen under section 5.7 of this License Agreement, Hyseq shall bear the full cost of the performance of such audit. Upon the expiration of [***] following the end of any Calendar Year, the calculation of any such amounts payable with respect to such Calendar Year shall be binding and conclusive upon Amgen, and Hyseq shall be released from any liability or accountability with respect to such amounts for such Calendar Year.

                                    ARTICLE 8
                                  PUBLICATIONS

      8.1 PROCEDURE. Hyseq shall determine the overall strategy for and have the right of publishing and presenting results of pre-clinical and clinical studies of Licensed Products. However, each Party to this License Agreement recognizes that the publication of papers regarding results of and other information involving the activities under this License Agreement (including oral presentations and abstracts) may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any patent application until such patent application has been published. Accordingly, Amgen will have the right to review and approve any paper proposed for publication by Hyseq


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(including oral presentations and abstracts) which utilizes Confidential
Information of Amgen. Before any such paper is submitted for publication or an oral presentation made, Hyseq will deliver a complete copy of the paper or materials and abstracts for oral presentation to Amgen at least [***] prior to submitting the paper to a publisher or making the presentation. Amgen will review any such paper and give its comments to Hyseq within [***] after the delivery of such paper to Amgen. With respect to oral presentation materials and abstracts, Amgen will make reasonable efforts to expedite review of such materials and abstracts and will return such items as soon as practicable to Hyseq with appropriate comments, if any, but in no event later than [***] from the date of delivery to Amgen. Hyseq will comply with Amgen's request to delete references to Amgen's Confidential Information in any such paper and agrees to withhold publication of same for an additional [***] in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this License Agreement. Hyseq will have the right to review and approve any paper proposed for publication by Amgen (including oral presentations and abstracts) which describes Licensed Products or which includes Confidential Information of Hyseq. Before any such paper is submitted for publication or an oral presentation made, Amgen will deliver a complete copy of the paper or materials and abstracts for oral presentation to Hyseq at least [***] prior to submitting the paper to a publisher or making the presentation. Hyseq will review any such paper, materials and abstracts and give its comments to Amgen within [***] after the delivery of such paper to Hyseq. With respect to oral presentation materials and abstracts, Hyseq will make reasonable efforts to expedite review of such materials and abstracts and will return such items as soon as practicable to Amgen with appropriate comments, if any, but in no event later than [***] from the date of delivery to Hyseq. Amgen will comply with Hyseq's request to delete references to Hyseq's Confidential Information in any such paper and agrees to withhold publication of same for an additional [***] in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this License Agreement.

      8.2 CREDIT. Any such publication or presentation will include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgment as may be appropriate.


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                                    ARTICLE 9
                                 CONFIDENTIALITY

      9.1 TREATMENT OF CONFIDENTIAL INFORMATION. The Parties agree that during the Term, and for a period of [***] after this License Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall
(a) maintain such Confidential Information in confidence to the same extent such Party maintains its own confidential or proprietary information or trade secrets of similar kind and value (but at a minimum each Party shall use to maintain such Confidential Information in confidence); (b) not disclose such Confidential Information to any Third Party without the prior written consent of the disclosing Party, except for disclosures to its Affiliates and Sublicensees who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 9; and (c) not use such Confidential Information for any purpose except those purposes permitted by this License Agreement. Neither Party shall knowingly disclose to the other Party any Third Party information or know-how that such Party does not have the legal right to disclose to the other Party and/or which it has a contractual obligation not to disclose to the other Party.

      9.2 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this License Agreement, each Party may disclose Confidential Information of the other
Party:

      (a) to the extent and to the persons and entities as required by an applicable law, rule, regulation, legal process, court order or the rules of the National Association of Securities Dealers or of a Regulatory Authority; or

      (b) as necessary to file, prosecute or defend those patent applications or patents for which either Party has the right to assume filing, prosecution, defense or maintenance, pursuant to Section 6.2 of this License Agreement; or

      (c) to prosecute or defend litigation or otherwise establish rights or enforce obligations under this License Agreement, but only to the extent that any such disclosure is necessary.

The Party required or intending to disclose the other Party's Confidential Information under Sections 9.2(a) or (c) shall first have given prompt notice to the other Party to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party.

      9.3 MATERIALS. Pursuant to Section 16.9(c) of the Collaboration Agreement, the Parties anticipate that Amgen may transfer certain of its Amgen Know-How and Amgen Material and Manufacturing Information to Hyseq; provided however, that Hyseq agrees and acknowledges that Amgen may, but shall be under no obligation, to transfer any Amgen Know-How and Amgen Material and Manufacturing Information characterized, conceived, developed, derived, generated or identified by Amgen after the Effective Date. Hyseq agrees that it shall use such Amgen Know-How and Amgen Material and Manufacturing Information only in accordance with the terms and conditions of this License Agreement and will transfer such Amgen Know-How and Amgen Material and Manufacturing Information only to a Third Party


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which has agreed in writing to be bound by obligations of confidentiality and non-use at least as restrictive as set forth herein and only to use in accordance with the terms of this License Agreement. Hyseq will promptly thereafter provide notice of such transfer to Amgen.

      9.4 PUBLICITY; TERMS OF AGREEMENT. The Parties agree that the existence of and the material terms of this License Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 9.4 (in lieu of the authorized disclosure provisions set forth in Section 9.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information. The Parties will mutually agree upon the text of a press release announcing the execution of this License Agreement. Thereafter, if either Party desires to make a public announcement concerning this License Agreement or the terms hereof that differs from this mutually agreed upon text, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld or delayed. A Party shall not be required to seek permission from the other Party to repeat any information as to the terms of this License Agreement that have already been publicly disclosed by such Party, in accordance with the foregoing, or by the other Party. Either Party may disclose the terms of this License Agreement to potential investors who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 9. The Parties acknowledge that Amgen and/or Hyseq may be obligated to file a copy of this License Agreement with the U.S. Securities and Exchange Commission (the "SEC") with its next quarterly report on Form 10-Q, annual report on Form 10-K or current report on Form 8-K or with any registration statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and each such Party shall be entitled to make such filing; provided however, that it requests confidential treatment of the more sensitive terms hereof to the extent such confidential treatment is reasonably available to the filing Party under the circumstances then prevailing. In the event of any such filing, the filing Party will provide the non-filing Party with an advance copy of the License Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and shall reasonably consider the non-filing Party's timely comments thereon.

      9.5 USE OF NAMES, LOGOS OR SYMBOLS. Subject to the licenses granted under Section 2.2, and further subject to the authorized disclosure provisions under Sections 9.2(a) and 9.4, no Party hereto shall use the name, Trademarks, physical likeness, employee names or owner symbol of any other party for any purpose (including, without limitation, private or public securities placements) without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statement of fact rather than for endorsement purposes. Hyseq shall not use any Trademark either substantially resembling or which is confusingly similar to any of Amgen's Trademarks in connection with the subject matter of this License Agreement.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

      10.1 REPRESENTATIONS AND WARRANTIES OF HYSEQ. Hyseq hereby represents and warrants to Amgen that as of the Effective Date of the Collaboration Agreement:


                                       16
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      (a)   Corporate Existence, Power and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this License Agreement and to perform its obligations hereunder including, without limitation the right to grant the licenses granted hereunder. It has taken all necessary corporate action on its part required to authorize the execution and delivery of this License Agreement and the performance of its obligations hereunder.

      (b) Binding Agreement. This License Agreement has been duly executed and delivered on behalf of Hyseq and constitutes a legal, valid and binding obligation of Hyseq that is enforceable against it in accordance with its terms.

      (c) No Conflict. The execution, delivery and performance of this License Agreement by Hyseq does not conflict with and would not result in a breach of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      (d) Validity. It is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity of this License Agreement.

      (e) Expertise. In entering into this License Agreement, Hyseq has relied solely on its own scientific and commercial experience and its own analysis and evaluation of both the scientific and commercial value of the Licensed Products.

      (f) Business Condition. It is not in violation of its charter, bylaws, or any other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to it, which violation, individually or in the aggregate, would reasonably likely have a materially adverse effect on its business or financial condition. Except as may be set forth in any documents required to be filed by it under the Securities Act or Exchange Act, as the case may be, it is not aware of any facts or circumstances, individually or in the aggregate, which would reasonably likely have a materially adverse effect on its business or financial condition.

      10.2 REPRESENTATIONS AND WARRANTIES OF AMGEN. Amgen hereby represents and warrants to Hyseq that as of the Effective Date of the Collaboration Agreement:

      (a) Corporate Existence, Power and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this License Agreement and to perform its obligations hereunder including, without limitation, the right to grant the licenses granted hereunder. It has taken all necessary corporate action on its part required to authorize the execution and delivery of this License Agreement and the performance of its obligations hereunder.

      (b) Binding Agreement. This License Agreement has been duly executed and delivered on behalf of Amgen and constitutes a legal, valid and binding obligation of Amgen that is enforceable against it in accordance with its terms.

      (c) No Conflict. The execution, delivery and performance of this License Agreement by Amgen does not conflict with and would not result in a breach of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      (d) Validity. It is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity of this License Agreement.

      (e) Business Condition. It is not in violation of its charter, bylaws, or any other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to it, which violation, individually or in the aggregate, would reasonably likely have a materially adverse effect on its business or financial condition. Except as may be set forth in any documents filed with the Securities and Exchange Commission, as required to be filed by it under the Securities Act or Exchange Act, as the case may be, it is not aware of any facts or circumstances, individually or in the aggregate, which would reasonably likely have a materially adverse effect on its business or financial condition.

      10.3 MUTUAL COVENANTS. Each Party hereby covenants to the other Party as follows:

      (a) No Conflict. It shall not during the term of this License Agreement grant any right, license, consent or privilege to any Third Party(ies) in the Territory which would conflict with the rights granted to the other Party under this License Agreement, and shall not take any action that would in any way prevent it from assuming its obligations or granting the rights granted to the other Party under this License Agreement or that would otherwise materially conflict with or adversely affect its obligations or its assumption of the rights granted to the other Party under this License Agreement.

      (b) Exclusivity. It shall work [***] with the other Party with respect to Licensed Products (subject to Hyseq's rights under Sections 2.3 and 4.1 of this License Agreement to grant sublicenses to Third Parties). It shall not, directly or indirectly, make, have made, use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in (for purposes of Developing, manufacturing or Commercializing) a [***] Product in the Territory, nor license or otherwise enable a Third Party to take such actions during the Term. [***].

      (c) Regulatory Data. It shall store and provide the other Party access to source data supporting all Regulatory Filings and Regulatory Approvals for the longer of (i) [***] or (ii) the time period required by any applicable Regulatory Authority in the Territory. [***] of the first Licensed
Product, it shall also make its employees, consultants and agents reasonably available upon reasonable notice from the other Party to consult with the other Party on issues relating to


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Licensed Products or relating to requests regarding Licensed Products from any
Regulatory Authority in the Territory.

      10.4  COVENANTS OF HYSEQ.

      (a) No Debarment. In the course of the Development, manufacture and Commercialization of Licensed Products and during the Term, Hyseq shall not knowingly use and shall not have knowingly used any employee or consultant who is or has been debarred by a Regulatory Authority or, to the best of Hyseq's knowledge, is or has been the subject of debarment proceedings by a Regulatory Authority.

      (b) Compliance. Hyseq shall comply with all applicable statutes, regulations and guidance of Regulatory Authorities in carrying out its activities regarding the Development, manufacturing and Commercialization of Licensed Products in the Territory.

      (c) Diligence. Hyseq covenants that it shall use Commercially Reasonable Efforts to carry out its obligations in accordance with the terms of this License Agreement including, as applicable, the Development, manufacturing and Commercialization of Licensed Products in the Territory in accordance with the terms of this License Agreement. Without limiting the generality of the foregoing obligation, Hyseq covenants that:

            (i) Hyseq shall use Commercially Reasonable Efforts to administer a Licensed Product to a patient in a government-approved clinical trial within [***] after the Effective Date of the Collaboration Agreement. In the event Hyseq fails to administer such Licensed Product in such time period then, within [***] after the Effective Date, Hyseq shall either pay Amgen a [***] or Amgen may terminate this License Agreement and Hyseq shall immediately return all rights to Amgen.

            (ii) Hyseq shall use Commercially Reasonable Efforts to administer a Licensed Product to a patient in a government-approved clinical trial within [***] after the Effective Date of the Collaboration Agreement. In the event Hyseq fails to administer such Licensed Product in such time period then, in addition to any payment that may have been due under subsection (i) above and within [***] after the Effective Date, in addition to the payment in subsection
(i) above, Hyseq will either pay Amgen a [***] or Amgen may terminate this License Agreement and Hyseq shall immediately return all rights to Amgen.

            (iii) Hyseq shall use Commercially Reasonable Efforts to administer a Licensed Product to a patient in a government-approved clinical trial within [***] after the Effective Date of the Collaboration Agreement. In the event Hyseq fails to administer such Licensed Product in such time period, then Amgen shall have the right to terminate this License Agreement and Hyseq shall immediately return all rights to Amgen.

      (d) No Misappropriation. It shall not knowingly misappropriate the trade secret of a Third Party in its activities to Develop, manufacture or Commercialize Licensed Products.

      10.5 DISCLAIMERS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE MATERIALS AND INFORMATION PROVIDED HEREUNDER ARE BEING PROVIDED "AS IS" AND WITHOUT ANY


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REPRESENTATIONS OR WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR
WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE WHATSOEVER REGARDING THE MATERIALS AND INFORMATION. EACH PARTY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OF NONINFRINGEMENT.

                                   ARTICLE 11
                                 INDEMNIFICATION

      11.1 INDEMNIFICATION BY AMGEN. Amgen hereby agrees to defend, hold harmless and indemnify (collectively "Indemnify" or be "Indemnified") Hyseq and its Affiliates, agents, directors, officers and employees (the "Hyseq Indemnitees") from and against any and all Losses resulting directly or indirectly from any Third Party claims, suits, actions or demands arising directly or indirectly out of (a) any of Amgen's representations and warranties set forth in this License Agreement being untrue in any material respect when made and/or (b) any material breach or material default by Amgen of its covenants and obligations under this License Agreement. To be eligible to be so Indemnified as described in this Section 11.1, the Hyseq Indemnitees shall provide Amgen with prompt notice of any claims, suits, actions or demands (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to this Section 11.1 and the exclusive ability to defend such claims, suits, actions or demands (with the reasonable cooperation of Hyseq Indemnitees); provided however, that Amgen shall be relieved of its obligations only if any failure by the Hyseq Indemnitee to deliver prompt notice shall have been prejudicial to its ability to defend such claims, suits, actions or demands. Hyseq shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Amgen would be inappropriate due to actual or potential differing interests between the Parties. Amgen shall not settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought [***]. Amgen's obligation to Indemnify the Hyseq Indemnitees pursuant to this Section 11.1 shall not apply to the extent of any Losses (i) that arise from the [***] of any Hyseq Indemnitee; (ii) that arise from Hyseq's material breach of any representation, warranty, covenant or obligation under this License Agreement; or (iii) for which Hyseq is obligated to Indemnify the Amgen Indemnitees pursuant to Section 11.2 of this License Agreement.

      11.2 INDEMNIFICATION BY HYSEQ. Hyseq hereby agrees to Indemnify Amgen and its Affiliates, agents, directors, officers and employees (the "Amgen Indemnitees") from and against any and all Losses arising from Third Party claims, suits, actions or demands resulting directly or indirectly from (a) any of Hyseq's representations and warranties set forth in this License Agreement being untrue in any material respect when made; (b) the Development, manufacture and Commercialization of Licensed Products by, on behalf of or under authority of Hyseq, its Affiliates or its Sublicensees; and/or (c) any material breach or material default by Hyseq of its covenants and obligations under this License Agreement. To be eligible to be Indemnified as described above in this Section 11.2, the Amgen Indemnitees shall provide Hyseq with prompt notice of any claims, suits, actions or demands (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to this Section 11.2 and the exclusive ability to defend such claims, suits, actions or demands (with the reasonable cooperation of Amgen Indemnitees); provided however, that Hyseq shall be relieved of its obligations only if any failure by the Amgen Indemnitee to deliver prompt notice shall have


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
been prejudicial to its ability to defend such claims, suits, actions or demands. Amgen shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Hyseq would be inappropriate due to actual or potential differing interests between the Parties. Hyseq shall not settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought [***]. Hyseq's obligation to Indemnify the Amgen Indemnitees pursuant to this Section 11.2 shall not apply to the extent of any Losses (i) that arise from the [***] of any Amgen Indemnitee (including but not limited to that arising from the manufacture of Licensed Product by Amgen), (ii) that arise from any material breach by Amgen of any representation, warranty, covenant or obligation under this License Agreement or
(iii) for which Amgen is obligated to Indemnify the Hyseq Indemnitees pursuant to Section 11.1 of this License Agreement.

      11.3 INSURANCE. Within thirty (30) days of the Effective Date, Hyseq shall at its own expense procure and maintain an insurance policy/policies, including product liability insurance (but excluding clinical trial insurance policies which shall be required only while trials are ongoing), adequate to cover its obligations hereunder and which is/are consistent with normal business practices of prudent companies similarly situated. Hyseq may self-insure all or part of any such obligation consistent with pharmaceutical industry practices but Hyseq shall at all times maintain the following minimum Third Party insurance coverage:

            TYPE OF COVERAGE                           AMOUNT
            ----------------                           ------
      Commercial General Liability Insurance            [***]

      Product Liability Insurance                       [***]

      Excess Liability Insurance                        [***]

      Clinical Trial Liability Insurance                [***]

      Workman's Compensation                            [***]

Each insurance policy required by and procured by Hyseq under this Section 11.3 shall name Amgen as an additional insured. Such insurance shall not be construed to create a limit of Hyseq's liability with respect to its indemnification obligations under this Article 11. Hyseq shall provide Amgen with a copy of the certificate of insurance or other evidence of such insurance and/or self-insurance, upon request. Hyseq shall provide Amgen with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of Amgen hereunder.

      11.4 PRE-EFFECTIVE DATE LOSSES. In accordance with Section 16.12 of the Collaboration Agreement, each Party shall retain its obligations for Losses accrued under the Collaboration Agreement and this License Agreement shall not release, waive, alter or otherwise modify the Parties' respective obligations thereunder. Other than with respect to its obligation for Losses due under and prior to the termination of the Collaboration Agreement, Hyseq shall not assume or be liable for (pursuant to this License Agreement) any Losses for which Amgen is


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

previously responsible, resulting from or arising in connection with the Development, manufacture or Commercialization of Licensed Product on or prior to the Effective Date.

      11.5 LIMITATION OF LIABILITY. NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE INCURRED BY THE OTHER PARTY IN CONNECTION WITH THIS LICENSE AGREEMENT, INCLUDING BUT NOT LIMITED TO DAMAGES MEASURING LOST PROFITS OR BUSINESS OPPORTUNITIES.

                                   ARTICLE 12
                              TERM AND TERMINATION

      12.1 TERM. This License Agreement shall become effective on the Effective Date and shall remain in full force and effect, unless earlier terminated pursuant to this Article 12, on a country-by-country basis until there is no remaining Royalty payment obligation in any country. Upon the expiry of Hyseq's obligation to pay Royalties under this License Argeement for a given Licensed Product in a country, Hyseq shall have a fully paid, royalty free, unrestricted license under the Amgen Technology and the Amgen Material and Manufacturing Information to make, have made, use, sell, offer to sell, have sold, import, export and otherwise exploit, transfer physical possession of and transfer title or interest in or to such given Licensed Product in such country.

      12.2 TERMINATION FOR CONVENIENCE. Hyseq may terminate this License Agreement at any time by providing ninety (90) days prior written notice of termination to Amgen.

      12.3 TERMINATION BY AMGEN. In the event Hyseq shall not timely pay any maintenance fees due pursuant to either Section 10.4(c)(i) or 10.4(c)(ii) or shall not timely administer a Licensed Product to a patient pursuant to Section 10.4(c)(iii), Amgen shall have the sole right to terminate this License Agreement by providing thirty (30) days prior written notification of termination to Hyseq.

      12.4  TERMINATION FOR DEFAULT.

      (a) In the event any material representation or warranty made hereunder or under the Warrant Purchase Agreement by either Party shall have been untrue in any material respect ("Representation Default"), or upon any material breach or material default of a material obligation of this License Agreement or the Warrant Purchase Agreement (as defined in the Collaboration Agreement) by a Party ("Performance Default"), the Party not in default ("Non-Defaulting Party") must first give the other Party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and must request the Defaulting Party cure such Representation Default or Performance Default within sixty (60) days. During any such 60-day period after receipt or delivery of a Notice of Default under this Section 12.4(a) for which termination of this License Agreement, in whole or in part is a remedy, all of the Party's respective rights and obligations under the affected parts of this License Agreement, including but not limited to Development, manufacturing and Commercialization, shall (to the extent applicable) remain in force and effect. If the Defaulting Party shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the Parties shall use good faith efforts to resolve the dispute.

      (b) Hyseq. In the event of a Representation Default or a Performance Default by Hyseq that shall not have been cured within the period set forth in
Section 12.4(a) above after receipt of a Notice of Default (or Hyseq shall not have presented a reasonably achievable plan to cure such Default as promptly as is reasonably practicable under the circumstances), Amgen, at its option, may terminate this License Agreement upon sixty (60) days prior written notice, unless such Representation Default is an unintentional Representation Default of the Warranty Agreement and Amgen did not provide Notice of Default within one
(1) year after the Effective Date. In addition, in the event of termination pursuant to such uncured Representation Default as provided in the foregoing sentence, Amgen will be entitled to receive a refund of all money paid.

      (c) Amgen. In the event of a Representation Default or a Performance Default by Amgen that shall not have been cured within the period set forth in
Section 12.4(a) after receipt of a Notice of Default (or Amgen shall not have presented a reasonably achievable plan to cure such Default as promptly as is reasonably practicable under the circumstances), Hyseq, at its option, may terminate this License Agreement upon sixty (60) days prior written notice. In addition, in the event of termination pursuant to such uncured Representation Default as provided in the foregoing sentence, Hyseq will be entitled to receive a refund of all money paid.

      12.5  BANKRUPTCY.

      (a) Amgen may terminate this License Agreement if, during the term of the Research Program, Hyseq shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Hyseq or of its assets, or if Hyseq proposes a written agreement of composition or extension of its debts, or if Hyseq shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if Hyseq shall propose or be a party to any dissolution or liquidation, or if Hyseq shall make an assignment for the benefit of creditors.

      (b) All rights and licenses granted under or pursuant to this License Agreement by Amgen or Hyseq are and shall otherwise be deemed to be for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a bankrupt Party under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property and all embodiments of such intellectual property, and same, if not already in the other Party's possession, shall be promptly delivered to the other Party (a) upon any such commencement of a bankruptcy proceeding, upon the other Party's written request therefor, unless the non-bankrupt Party (or a trustee on behalf of the non-bankrupt Party) elects to continue to perform all of its obligations under this License Agreement or (b) if not delivered under (a) above, upon the rejection of this License Agreement by or on behalf of the non-bankrupt Party, upon written request therefor by the other Party.

      12.6 EFFECTS OF TERMINATION. In addition to any other remedies which may be available at law or equity upon termination of this License Agreement the rights and obligations of the Parties shall be as set forth in this Section 12.6.

      (a) The following provisions shall remain in full force and effect after the expiration or termination of this License Agreement: Section 6.5 (solely with respect to any ongoing possession or exchange of the other Party's Confidential Information); Section 6.7; Article 7 (only with respect to accrued rights and obligations pursuant to Section 12.7); Article 9 (Confidentiality);
Section 10.3(c), 10.5 (Disclaimers); Article 11 (Indemnification); Article 12 (Term and Termination); and Article 14 (General).

      (b) The Parties shall retain their respective ownership rights as set forth in Section 6.1(a). Amgen shall have the right, mutatis mutandis, to file, prosecute, defend and maintain Joint Patent Rights under Section 6.2(b) (with Hyseq having the right mutatis mutandis to comment with respect to the claims of Joint Patent Rights not relating to products which may in any way affect the rights conferred to Amgen to Develop, manufacture and Commercialize Licensed Products) and Product Trademarks under Section 6.2(d), enforce Joint Patent Rights under Section 6.3(b) (with Hyseq having the right mutatis mutandis to assume any enforcement and/or defense action not taken by Amgen with respect to the claims of Joint Patent Rights not relating to products which may in any way affect the rights conferred to Amgen to Develop, manufacture and Commercialize Licensed Products) and Product Trademarks under Section 6.3(c); and defend any action claiming the infringement of any Third Party Patent Rights or any Third Party Trademark under Section 6.4(a) and to publish under Article 8.

      (c) Hyseq shall within thirty (30) days (other than with respect to Amgen Material and Manufacturing Information, in which case by no later than completion of its obligations, if any, under Section 12.6(g) below) destroy, or at Amgen's request return, all Amgen Confidential Information, Amgen Know-How and Amgen Material and Manufacturing Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations hereunder) and shall provide Amgen with certification by an officer of Hyseq that all such materials have been returned to Amgen.

      (d) Hyseq shall promptly transfer to Amgen ownership of all Regulatory Filings and Regulatory Approvals then in its name for all Licensed Products and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership. Hyseq shall assign to Amgen Hyseq's right, title and interest in the Product Trademarks.

      (e) Amgen shall have the right to use Hyseq's Trademarks in the selling of any existing inventory of Licensed Product(s) and to use Promotional Materials it then has on hand, provided however, that Amgen promptly creates new Promotional Materials (which do not use Hyseq's corporate name and/or logo), with no obligation of accounting to Hyseq.

      (f) Hyseq shall within thirty (30) days (other than with respect to Third Party agreements entered into pursuant to Section 6.8, in which case by no later than completion of its obligations if any under Section 12.6(g) below), at the request of Amgen, assign (if assignable under its terms) to Amgen all of Hyseq's rights and obligations under any then-existing Third Party licenses having a license grant limited specifically to Licensed Products, regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Licensed Products and shall not (until receiving notice of whether or not Amgen desires such an assignment) terminate or amend any such Third Party license. Otherwise, Hyseq shall, at the request of Amgen, sublicense (if sublicensable under its terms) to Amgen all of Hyseq's rights and obligations under any then-existing Third Party licenses regarding the making, having made, use, selling, offering to sell, and importing, exporting or otherwise transferring physical possession of or otherwise transferring title in or to Licensed Products and shall not (until receiving notice of whether or not Amgen desires such a sublicense) terminate or amend any such Third Party license. Such assignment or sublicense shall be made for no additional consideration and be under the same terms and conditions as the underlying agreement.

      (g) In the event Hyseq shall (i) have been using a Third Party contract manufacturer(s) to manufacture Licensed Products, it shall only be obligated with respect to the manufacture and supply of Licensed Products under this License Agreement to assign its agreement with each such Third Party contract manufacturer to Amgen or (ii) have been manufacturing Licensed Products at its own facilities, it shall remain responsible for supplying the reasonable amounts of Licensed Products for such reasonable period of time as to allow Amgen to obtain an alternate source of supply, if necessary, while ensuring an uninterrupted supply of Licensed Product of suitable quality and quantity required for the Development and Commercialization to proceed. Once manufacturing responsibility has been successfully transferred, Hyseq shall no longer be responsible for the manufacture and supply of Licensed Products to Amgen for the Development and Commercialization of Licensed Products in the Territory and for making any decision with respect thereto and shall no longer be responsible for any obligations pursuant to Article 4. In the event Hyseq is obligated to continue to supply Licensed Products under this Section 12.6(g), Amgen shall use Commercially Reasonable Efforts to identify one or more viable Third Party manufacturers in order to transfer manufacturing operations as soon as commercially reasonable.

      (h) Amgen hereby agrees to Indemnify the Hyseq Indemnitees from and against any and all Losses resulting from any Third Party claims, suits, actions or demands resulting directly or indirectly from the Development, manufacture or Commercialization of Licensed Products (including a claim that a Licensed Product caused death or personal injury of any kind). To be eligible to be Indemnified as described above in this Section 12.6(h), the Hyseq Indemnitees shall provide Amgen with prompt notice of any claim (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to this Section 12.6(h) and the exclusive ability to defend such claim (with the reasonable cooperation of Hyseq Indemnitees); provided however, that Amgen shall be relieved of its obligations only if any failure by the Hyseq Indemnitee to deliver prompt notice shall have been prejudicial to its ability to defend such action. Hyseq shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Amgen would be inappropriate due to actual or potential differing interests between the Parties. Neither Party shall settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought, without the prior written consent of the other Party (not to be unreasonably withheld). Amgen's obligation to Indemnify the Hyseq Indemnitees pursuant to this Section 12.6(h) shall not apply to the extent of any Losses (i) that arise from the negligence or intentional misconduct of any Hyseq Indemnitee (including but not limited to that arising from the Development of Collaboration Product by Hyseq); (ii) that arise from Hyseq's breach of any representation, warranty, covenant or obligation under this License Agreement; or (iii) for which Hyseq is obligated to Indemnify the Amgen Indemnitees pursuant to Section 11.2 of this License Agreement.

      (i) In the event that Amgen becomes entitled to terminate this License Agreement at any time after the First Commercial Sale, the Parties will mutually agree upon the text of a press release announcing the termination of this License Agreement. After a notice of termination has been delivered pursuant to any one of Sections 12.2 to 12.4, Hyseq shall, in no event in excess of ninety
(90) days after the delivery date of such notice (other than with respect to obligations which explicitly exceed such 90-day period), conduct an orderly transition of rights and responsibilities from Hyseq to Amgen or to a Third Party, as the case may be. Further, each Party shall cooperate and assist the other Party to effect any such transition of rights and responsibilities in an orderly, reasonable and businesslike manner. Such assistance shall include, but not be limited to (i) making its personnel and other resources reasonably available to Amgen, as necessary and (ii) transferring copies of all relevant information, files or data containing Information and all Materials to Amgen.

      (j) Except as expressly set forth in this Section 12.6, all other rights and obligations shall terminate.

      12.7 ACCRUED RIGHTS. Termination, relinquishment or expiration of any licenses under this License Agreement or of this License Agreement for any reason in accordance with this Article 12 shall be without prejudice to any rights which shall have accrued to the benefit of either Party or any liability incurred by either Party prior to the effective date of such termination, relinquishment or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this License Agreement nor prejudice either Party's right to obtain performance of any obligation.

                                   ARTICLE 13
                               DISPUTE RESOLUTION

      13.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this License Agreement which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising from, concerning or in any way relating to this License Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 13.1 if and when a dispute arises under this License Agreement. The Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve such dispute, either Party may, by written notice to the other Party, have any dispute between the Parties referred to their respective executive officers designated below )or their designees or successors) for attempted resolution by good faith negotiations within fifteen (15) days after such notice is received. Such designated officers are as follows:

            FOR HYSEQ:                  HYSEQ'S GENERAL COUNSEL

            FOR AMGEN:                  AMGEN'S GENERAL COUNSEL

            If the designated officers are not able to resolve such dispute within such fifteen (15) day period, the dispute will be referred to the respective Chief Executive Officers of each Party (or their respective Senior Vice President designee(s)). If the Chief Executive Officers (or their designees) are unable to resolve such dispute within a further fifteen (15) day period, either Party may at any time thereafter pursue any legal or equitable remedy available to it. Notwithstanding the above, either Party shall be entitled at all times and without delay to seek equitable relief.

      13.2 GOVERNING LAW; JUDICIAL RESOLUTION. Resolution of all disputes arising out of or related to this License Agreement, or the performance, enforcement, breach or termination of this License Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of California as applied to agreements executed and performed entirely in the State of California by residents of the State of California, without regard to conflicts of law rules. Any dispute arising under this License Agreement shall be submitted to a state or federal court of competent jurisdiction in California; provided however, that if Amgen is the initiating Party in a dispute, its shall bring such suit in a state or federal court which has jurisdiction over Sunnyvale, California; and if Hyseq is the initiating Party in a dispute, its shall bring such suit in a state or federal court which has jurisdiction over Thousand Oaks, California.

      13.3  PATENT AND TRADEMARK DISPUTE RESOLUTION. Notwithstanding the above
Section 13.2, as between the Parties, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Amgen Patent Rights or Joint Patent Rights or of any Product Trademark shall be submitted to a court of competent jurisdiction in the Territory in which such Patent Rights or Trademark rights were granted or arose. Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any United States patent application or patent within Amgen Patent Rights or Joint Patent Rights shall be submitted to a court of competent jurisdiction in the State of California.

                                   ARTICLE 14
                                     GENERAL

      14.1 FORCE MAJEURE. Both Parties shall be excused from the performance of their obligations under this License Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses reasonable efforts to remove the condition. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this License Agreement may be required in order to arrive at an equitable solution.

      14.2 NOTICES. Any notice required or permitted to be given under this License Agreement shall be in writing, shall specifically refer to this License Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered or, if sent by facsimile, electronic transmission is confirmed. Unless otherwise notified in writing, the mailing addresses and fax numbers for notice of the Parties shall be as described below.

            For Hyseq:          Hyseq, Inc.
                                670 Almanor Ave.
                                Sunnyvale, CA  94085-1710
                                Phone: (408) 524-8100
                                Facsimile: (408) 524-8415
                                Attn:  General Counsel

                                With a copy to: Chief Financial Officer

            For Amgen:          Amgen Inc.
                                One Amgen Center Drive
                                Thousand Oaks, CA 91320-1799

                                Fax: (805) 499-6058
                                Attention: Vice President, Licensing

                                With a copy to: Corporate Secretary

      14.3 MAINTENANCE OF RECORDS. Each Party shall keep and maintain all records required by law or regulation with respect to Licensed Products and shall make copies of such records available to the other Party upon request.

      14.4 NO STRICT CONSTRUCTION. This License Agreement has been prepared jointly and shall not be strictly construed against either Party.

      14.5 ASSIGNMENT. Other than as set forth in Sections 2.3 or 14.6, neither Party may assign or transfer this License Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party's consent to Affiliates or to an entity that acquires all or substantially all of the business of such Party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This License Agreement shall be binding on the successors and assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this License Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.5 shall be null and void and of no legal effect. The assigning Party shall forward to the other Party a copy of those portions of each fully executed assignment agreement which relate to the assumption of the rights and responsibilities of the assigning Party, within sixty (60) days of the execution of such assignment agreement.

      14.6 PERFORMANCE BY AFFILIATES. Each of Amgen and Hyseq acknowledge that obligations under this License Agreement may be performed by Affiliates of Amgen and Hyseq. Each of Amgen and Hyseq guarantee performance of this License Agreement by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Section 14.5 of this License Agreement. Wherever in this License Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such affiliates/entities may not make decisions inconsistent with this License Agreement, nor amend the terms of this License Agreement or act contrary to its terms in any way. Hyseq shall forward to Amgen a copy of each fully executed license or sublicense agreement, within sixty (60) days of the execution of each such license or sublicense agreement.

      14.7 COUNTERPARTS. This License Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      14.8 SEVERABILITY. If any one or more of the provisions of this License Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provisions shall be considered severed from this License Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this License Agreement, as evidenced by the terms of this License Agreement in accordance with Section 14.16, may be realized.

      14.9 HEADINGS. The headings for each Article and Section in this License Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Unless otherwise specified, (a) references in this License Agreement to any Article, Section or Exhibit shall mean references to such Article, Section or Exhibit of this License Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument or other document in this License Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time-to-time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

      14.10 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this License Agreement.

      14.11 INDEPENDENT CONTRACTORS. The relationship between Hyseq and Amgen created by this License Agreement is one of independent contractors. This License Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee (express or implied) on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this License Agreement.

      14.12 NO BENEFIT OF THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this License Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any Third Parties.

      14.13 USE OF NAME. Except as expressly provided in this License Agreement, no Party hereto shall use, and no rights are granted in or to, the names or Trademarks (including the names "Amgen" and "Hyseq"), physical likeness, employee names or owner symbol of the other Party for any purpose (including, without limitation, private or public securities placements) without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to an objective statement of fact rather than for endorsement purposes. Neither Party shall use any Trademark which either substantially resembles or is confusingly similar to, misleading or deceptive with respect to, or which dilutes any of the other Party's Trademarks in connection with the subject matter of this License Agreement.

      14.14 NO WAIVER. Any delay in enforcing a Party's rights under this License Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this License Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

      14.15 EXPORT REQUIREMENTS. It is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. Each Party hereby agrees and by entering into this License Agreement gives written assurance that it shall comply with all United States laws and regulations controlling the export of commodities and technical data within Information and Materials, that it will be solely responsible for any violation of any such laws and regulations by itself, its Affiliates or its Sublicensees, and that it will indemnify, defend and hold the other Party harmless from any liability in the event of any legal action of any nature occasioned by such violation, pursuant to Section 11.1 (in the case of Amgen) or
Section 11.2 (in the case of Hyseq).

      14.16 ENTIRE AGREEMENT; AMENDMENT. This License Agreement (including all Exhibits); that certain Warrant Purchase Agreement, dated January 8, 2002; and any rights and obligations surviving, by its terms, termination of that certain Collaboration Agreement (as defined herein on Page 1) set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings (either oral or written) between the Parties other than as are set forth herein and therein. This License Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by an authorized officer of each Party (i.e., it may not be modified by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like).

      14.17 EXHIBITS. All Exhibits referenced herein and attached hereto are incorporated in this License Agreement by reference.

      IN WITNESS WHEREOF, the Parties have executed this License Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

AMGEN INC.                                HYSEQ, INC.

                                          (D.B.A. HYSEQ PHARMACEUTICALS)


By:___________________________________    By:___________________________________

Print Name:___________________________    Print Name:___________________________

Title:________________________________    Title:________________________________

                                    EXHIBIT A

                                  DEFINED TERMS

      A.1 "AFFILIATE" shall mean, except as provided below, an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, a government or any department or agency thereof, or any other entity or any combination of the aforementioned entities that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Amgen or Hyseq. For purposes of this definition, "control" shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Party, whether through ownership of more than fifty percent (50%) of the voting securities of such Party, by contract or otherwise.

      A.2 "ALFIMEPRASE" shall mean the polypeptide having the amino acid sequence which is set forth in Exhibit B.

      A.3 "AMGEN KNOW-HOW" shall mean all Information and Material Controlled by Amgen prior to or on the Effective Date necessary to Develop, manufacture or Commercialize Licensed Products, including but not limited to the following information: (1) information disclosed in the IND for Alfimeprase as of the Effective Date; (2) information disclosed as of the Effective Date in any IND supplements for Alfimeprase; (3) all Amgen-sponsored collaborator data and results (subject to any contractual confidentiality obligations of Amgen to Third Parties regarding such results); (4) any regulatory data which Amgen provides to Hyseq; (5) sequence information of other Licensed Products and information regarding their activity; and (6) such information which Amgen expressly designates in writing it intends to include as Amgen Know-How under this License Agreement; provided however, that Amgen Know-How shall exclude Amgen Material and Manufacturing Information.

      A.4 "AMGEN MATERIAL AND MANUFACTURING INFORMATION" shall mean the most current version of (i) the Materials (other than Licensed Products); and (ii) the Information pertaining to the manufacture of Licensed Products including, without limitation, Information contained in the CMC section of any applicable Regulatory Filings or Information regarding Amgen's manufacturing facility; and
(iii) Information regarding the Materials.

      A.5 "AMGEN PATENT RIGHTS" shall mean Amgen's rights in (a) those Patent Rights Controlled by Amgen on the Effective Date with respect to the Licensed Products and listed in Exhibit C and (b) all Patent Rights Controlled by Amgen prior to or during the term of the License Agreement that claim Amgen Know-How.

      A.6 "AMGEN TECHNOLOGY" shall mean all Amgen Patent Rights and Amgen Know-How and Amgen's interest in the Joint Patent Rights and Joint Know-How.

      A.7   "ASIAN COUNTRIES" shall mean one or more of the following:
Bangladesh, Cambodia, India, Indonesia, Japan, Laos, Malaysia, Myanmar, Nepal, North Korea, Pakistan, Peoples Republic of China (including Hong Kong and Macao), Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand and Vietnam.

      A.8 "CALENDAR QUARTER" shall mean the respective periods of three (3) consecutive calendar months ending on either March 31, June 30, September 30, or December 31 for so long as this License Agreement is in effect.

      A.9 "CALENDAR YEAR" means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

      A.10 "COMMERCIALIZE" OR "COMMERCIALIZATION" shall mean all activities relating to the manufacturing, promotion, and other pre-launch and post-launch marketing and sale activities of Licensed Products and shall include without limitation, Phase IV clinical trials (as defined in the Collaboration Agreement) or equivalent clinical trials conducted following Regulatory Approval to market such Licensed Product.

      A.11 "COMMERCIALLY REASONABLE EFFORTS" shall mean the level of efforts and resources required to Develop, manufacture or Commercialize a Licensed Product in a sustained manner consistent with the efforts a similarly situated biopharmaceutical company would typically devote to a product of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing. Commercially Reasonable Efforts shall be determined on a country-by-country (each country including its territories) basis for a particular Licensed Product, and it is anticipated that the level of effort will change over time reflecting changes in the status of the Licensed Product and the country (including its territories) involved.

      A.12 "COMPETITIVE PRODUCT" shall mean any pharmaceutical product, other than a Licensed Product, that contains (a) Alfimeprase or (b) any fibrinolytic metalloproteinase product which has, incorporates or contains the following properties: (i) is [***], (ii) does not require the involvement of the [***], and (iii) is complexed by [***].

      A.13 "CONFIDENTIAL INFORMATION" shall mean all Information received by either Party from the other Party pursuant to this License Agreement, other than that portion of such Information which:

            (a) is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;

            (b) was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party;

            (c) is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential;

            (d) has been publicly disclosed other than by the disclosing Party and without breach of an obligation of confidentiality with respect thereto; or


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            (e) has been independently developed by the receiving Party without the aid, application or use of Confidential Information, as demonstrated by competent written proof.

      A.14 "CONTROL" OR "CONTROLLED" shall mean possession of the ability to grant a license or sublicense as provided for herein under such intellectual property right without violating the terms of any agreement or other arrangement with any Third Party.

      A.15 "DEVELOPMENT" OR "DEVELOP" shall mean all research, pre-clinical, process development/manufacturing and clinical activities undertaken for a Licensed Product required to successfully complete Pivotal Trials in the Territory. For the avoidance of doubt, these activities shall include clinical drug development activities, including among other things: test method development and stability testing, toxicology, formulation, statistical analysis and report writing, product approval and registration, and regulatory affairs related to the foregoing. When used as a verb, "Develop" means to engage in Development.

      A.16 "DOLLAR" shall mean a United States dollar, and "$" shall be interpreted accordingly.

      A.17 "DRUG APPROVAL APPLICATION" shall mean an application for Regulatory Approval required before commercial sale or use of a Licensed Product as a drug or to treat a particular indication in a regulatory jurisdiction, including without limitation: (a) (i) a Biologics License Application (BLA) pursuant to 21 C.F.R. 601.2, submitted to the FDA, or any successor application or procedure and (ii) any counterpart of a U.S. BLA in another country in the Territory; and
(b) all supplements and amendments, including supplemental BLAs (and any foreign counterparts), that may be filed (e.g., to expand the label) with respect to the foregoing.

      A.18 "FDA" shall mean the United States Food and Drug Administration, or any successor thereto.

      A.19 "FIRST COMMERCIAL SALE" shall mean the initial transfer by Hyseq or its Affiliates or Sublicensees under this License Agreement of a Licensed Product to a non-Sublicensee Third Party in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales, following Regulatory Approval to market such Licensed Product.

      A.20 "FORCE MAJEURE" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by such Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, earthquake, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

      A.21 "GAAP" shall mean United States generally accepted accounting principles.

      A.22  "IND" shall mean an Investigational New Drug application.

      A.23 "INFORMATION" shall mean all tangible and intangible techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, conclusions, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms.

      A.24 "JOINT KNOW-HOW" shall mean Information and Materials characterized, conceived, developed, derived, generated or identified jointly by employees of or consultants to Hyseq and employees of or consultants to Amgen from the Effective Date through the Term.

      A.25 "JOINT PATENT RIGHTS" shall mean all Patent Rights that claim or disclose Joint Know-How.

      A.26 "LICENSED PRODUCT(s)" shall mean (a) Alfimeprase or (b) any fibrinolytic metalloproteinase product which is owned or Controlled by Amgen and/or Hyseq and which has, incorporates or contains the following properties:
(i) is [***], (ii) does not require the involvement of the [***], and (iii) is complexed by [***].

      A.27 "LOSSES" shall mean liabilities, costs, fees, expenses and/or losses, including without limitation reasonable legal costs and expenses and attorneys' fees for outside counsel.

      A.28 "MATERIALS" shall mean certain biological materials including, but not limited to, Licensed Products, screens, animal models, cell lines, cells, nucleic acids, receptors and reagents.

      A.29 "NET SALES" shall mean all revenues recognized in accordance with GAAP from the sale or other disposition of Licensed Products by Hyseq or its Affiliates or Sublicensees to a non-Sublicensee Third Party after deducting returns and allowances (actually paid or allowed) including, but not limited to, prompt payment and volume discounts, price reductions, including Medicaid and similar types of rebates, chargebacks from wholesalers of Licensed Products (whether in cash or trade), freight, shipping, packing, insurance, rebates, and sales and other taxes based on sales prices when included in gross sales, but not including taxes when assessed on income derived from such sales. Amounts received by Hyseq or its Affiliates for the sale of Licensed Products among Hyseq or its Affiliates for resale or for transfer of Licensed Products to a Sublicensee for resale shall not be included in the computation of Net Sales hereunder.

      A.30 "PATENT RIGHTS" shall mean (i) a pending application for a patent, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof; or (ii) an issued, unexpired patent (with the term "patent" being deemed to encompass, without limitation, an inventor's certificate) which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof.


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      A.31 "PIVOTAL TRIAL(S)" shall mean those clinical trials on sufficient numbers of patients that, if the defined end-points are met, are designed (and agreed to by the FDA, or other Regulatory Authorities in the Territory based upon existing data in the same patient population) as of the start of the trial to definitively establish that a drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed, and provide pivotal data supporting Regulatory Approval of such drug or label expansion of such drug and that satisfy the requirements of 21 CFR 321.21(c) (or its successor regulation), or an equivalent foreign clinical trial.

      A.32 "PRODUCT TRADEMARK" shall mean any trademarks and trade names (and trademark applications (whether or not registered) together with all goodwill associated therewith, and any renewals, extensions or modifications thereto in the Territory), trade dress and packaging which (a) are owned by or Controlled by either Party and (b) are applied to or used with Licensed Products or any Promotional Materials.

      A.33 "PROMOTIONAL MATERIALS" shall mean all sales representative training materials and all written, printed, graphic, electronic, audio or video matter including, but not limited to, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party in connection with any Promotion (as defined herein) or Detailing (as defined in the Collaboration Agreement) of a Licensed Product, except for (i) the Regulatory Authority-approved full prescribing information for a Licensed Product, including any required patient information and (ii) all labels and other written, printed or graphic matter upon any container, wrapper, or any package insert or outsert utilized with or for a Licensed Product.

      A.34 "REGULATORY APPROVAL" shall mean any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations (including designations of a Licensed Product as an "Orphan Product" under the Orphan Drug Act) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the FDA or equivalent foreign Regulatory Authorities, necessary for the distribution, use or sale of a Licensed Product in a regulatory jurisdiction. Regulatory Approval shall not include any site license for an Amgen manufacturing facility.

      A.35 "REGULATORY AUTHORITY" shall mean the FDA or any counterpart of the FDA outside the United States.

      A.36 "REGULATORY FILINGS" shall mean collectively, INDs, BLAs, establishment license applications (ELAs) and drug master files (DMFs), applications for designation of a Licensed Product as an "Orphan Product" under the Orphan Drug Act, or any other similar filings (including any foreign equivalents and further including any related correspondence and discussions), and all data contained therein, as may be required by the FDA or equivalent foreign Regulatory Authorities for the Development, manufacture or Commercialization of a Licensed Product.

      A.37 "ROYALTY" OR "ROYALTIES" shall mean those amounts payable as royalties by Hyseq to Amgen pursuant to Section 5.2 of this License Agreement.

      A.38 "SUBLICENSEE" shall mean a Third Party to whom Hyseq shall have granted a license or sublicense under Hyseq's rights pursuant to Section 2.3 to make, have made, use, sell, offer for sale, or import a Licensed Product in one or more countries in the Territory. Solely for the purpose of any compensation payable to Amgen hereunder, "Sublicensee" shall include a Third Party to whom Hyseq or another Sublicensee shall have granted the right to distribute one or more Licensed Product(s), wherein such distributor pays to Hyseq or such another Sublicensee a royalty based upon the revenues received by the distributor for the sale of such Licensed Product(s), but shall not include (i) any Third Party who receives an implied license to use a unit of Licensed Product(s), arising by operation of law, as a consequence of the purchase of said unit of Licensed Product(s); or (ii) any Third Party where Hyseq or such another Sublicensee merely sells such Licensed Product(s) at a fixed transfer price to such distributor for resale by such distributor and Hyseq is not compensated based on the resale price of such Licensed Product by such distributor.

      A.39  "TERM" shall have the meaning set forth in Section 12.1.

      A.40  "TERRITORY" shall mean the world.

      A.41 "THIRD PARTY" shall mean any individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, a government or any department or agency thereof, or any other than Amgen or Hyseq or an Affiliate of either of them.

      A.42 "THIRD PARTY PAYMENT" shall mean all upfront payments, milestone payments, license fees, royalties or other payments, payable to any Third Party under any Third Party license agreement deemed necessary or useful to make, have made, use, sell, offer to sell, and import, export or otherwise transfer physical possession of or otherwise transfer title in a Licensed Product.

      A.43 "TRADEMARK" shall mean any and all corporate names, trade names, service marks, logos or trademarks and trademark applications (whether or not registered) together with all good will associated therewith, and any renewals, extensions or modifications thereto either filed or used.

      A.44 "VALID CLAIM" shall mean (i) an unexpired claim of an issued patent within the Amgen Patent Rights and Joint Patent Rights that has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the country of the patent, from which decision no appeal is taken or can be taken; or (ii) a claim of a pending application within the Amgen Patent Rights and Joint Patent Rights, wherein such pending application claims a first priority no more than [***] prior to the date upon which pendency is determined.


[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B

                         PROTEIN SEQUENCE OF ALFIMEPRASE

RN   259074-76-5  ZREGISTRY
CN   3-203-Fibrolase [3-serine] (Agkistrodon contortrix contortrix recombinant)
     (9CI)  (CA INDEX NAME)
FS   PROTEIN SEQUENCE
SQL  201
NTE

----------------------------------------------------------------------
 type            ------ location ------         description
----------------------------------------------------------------------
bridge           Cys-116     - Cys-196     disulfide bridge
bridge           Cys-156     - Cys-180     disulfide bridge
bridge           Cys-158     - Cys-163     disulfide bridge
----------------------------------------------------------------------

SEQ      1 SFPQRYVQLV IVADHRMNTK YNGDSDKIRQ WVHQIVNTIN EIYRPLNIQF
        51 TLVGLEIWSN QDLITVTSVS HDTLASFGNW RETDLLRRQR HDNAQLLTAI 101 DFDGDTVGLA YVGGMCQLKH STGVIQDHSA INLLVALTMA HELGHNLGMN 151 HDGNQCHCGA NSCVMAAMLS DQPSKLFSDC SKKDYQTFLT VNNPQCILNK 201 P

SEQ3     1 Ser-Phe-Pro-Gln-Arg-Tyr-Val-Gln-Leu-Val-
        11 Ile-Val-Ala-Asp-His-Arg-Met-Asn-Thr-Lys-
        21 Tyr-Asn-Gly-Asp-Ser-Asp-Lys-Ile-Arg-Gln-
        31 Trp-Val-His-Gln-Ile-Val-Asn-Thr-Ile-Asn-
        41 Glu-Ile-Tyr-Arg-Pro-Leu-Asn-Ile-Gln-Phe-
        51 Thr-Leu-Val-Gly-Leu-Glu-Ile-Trp-Ser-Asn-
        61 Gln-Asp-Leu-Ile-Thr-Val-Thr-Ser-Val-Ser-
        71 His-Asp-Thr-Leu-Ala-Ser-Phe-Gly-Asn-Trp-
        81 Arg-Glu-Thr-Asp-Leu-Leu-Arg-Arg-Gln-Arg-
        91 His-Asp-Asn-Ala-Gln-Leu-Leu-Thr-Ala-Ile-
       101 Asp-Phe-Asp-Gly-Asp-Thr-Val-Gly-Leu-Ala-
       111 Tyr-Val-Gly-Gly-Met-Cys-Gln-Leu-Lys-His-
       121 Ser-Thr-Gly-Val-Ile-Gln-Asp-His-Ser-Ala-
       131 Ile-Asn-Leu-Leu-Val-Ala-Leu-Thr-Met-Ala-
       141 His-Glu-Leu-Gly-His-Asn-Leu-Gly-Met-Asn-
       151 His-Asp-Gly-Asn-Gln-Cys-His-Cys-Gly-Ala-
       161 Asn-Ser-Cys-Val-Met-Ala-Ala-Met-Leu-Ser-
       171 Asp-Gln-Pro-Ser-Lys-Leu-Phe-Ser-Asp-Cys-
       181 Ser-Lys-Lys-Asp-Tyr-Gln-Thr-Phe-Leu-Thr-
       191 Val-Asn-Asn-Pro-Gln-Cys-Ile-Leu-Asn-Lys-
       201 Pro

                                    EXHIBIT C

                  AMGEN PATENT RIGHTS AS OF THE EFFECTIVE DATE





                                       C-1